As filed with the Securities and Exchange Commission on March 12, 2021

Registration No. 333-252121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Transamerica Life Insurance Company

(Exact Name of Registrant as specified in its charter)

Iowa	6311	39-0989781
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4333 Edgewood Road, NE

Cedar Rapids, IA 52499

Telephone Number: (319) 355-8511

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Brian Stallworth, Esq.

Transamerica Life Insurance Company

c/o Office of the General Counsel

4333 Edgewood Road, N.E.

Cedar Rapids, IA 52499-4240

Telephone Number: (319) 355-8511

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

☐  Large Accelerated Filer

☒  Non-Accelerated Filer

☐  Accelerated Filer

☐  Smaller Reporting Company

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price**	Amount of Registration Fee
Individual Flexible Premium Deferred Annuity	N/A	N/A	$1,000,000.00	$109.10***

*

The amount to be registered and the proposed maximum offering price per unit are not applicable because interests are not issued in predetermined amounts or units. Interests are sold on a dollar-for-dollar basis.

**	The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.
***

The initial registration statement (File No. 333-252121) filed on January 15, 2021 registered securities with a maximum aggregate offering price of $1,000,000 and a registration fee of $109.10 was paid at that time.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated [            ], 2021

TRANSAMERICA STRUCTURED INDEX ADVANTAGESM ANNUITY

An Individual Flexible Premium Deferred Index-Linked Annuity Policy

Issued by Transamerica Life Insurance Company

Administrative Office

4333 Edgewood Road NE

Cedar Rapids, Iowa 52499-0001

(800) 525-6205

www.transamerica.com

This prospectus includes important information you should know before you purchase the Transamerica Structured Index AdvantageSM Annuity (the “Policy”), an individual flexible premium deferred index-linked annuity policy that you can use to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis. When you purchase the Policy, it is a contract between you, as the owner or joint owner, and Transamerica Life Insurance Company (“us,” “we,” “our,” or the “Company”).

The Policy allows you to allocate your premium payments and earnings (if any) among the Policy’s investment options, which currently include certain index-linked investment options (“Index Account Options”) and fixed interest options (“Fixed Account Options”).

•

Each Index Account Option is linked to the performance of a specific market index or exchange-traded fund for a defined time period (a “Crediting Period”) and includes limited protection against loss. Various types of “Basic Index Account Options” and “Enhanced Index Account Options” are currently available for investment. This prospectus describes the different features associated with the Index Account Options and how your gains and losses are calculated.

•	Each Fixed Account Option guarantees principal and a rate of interest for a Crediting Period.

The investment options that we are currently offering under the Policy are listed in an appendix to this prospectus. See APPENDIX A – ALLOCATION ACCOUNTS AVAILABLE UNDER THE POLICY.

You should not buy this Policy if you are not willing to assume its investment risks. See PRODUCT RISK FACTORS beginning on page 18.

Index-linked annuity contracts are complicated investments. You may lose money, including a significant amount of your principal investment. Before you purchase the Policy, you should carefully read this prospectus and speak with your financial professional about whether the Policy is appropriate for you based on your personal circumstances and financial goals. You should also consult with a tax professional.

If you are a new investor in the Policy, you may cancel your Policy within 10 days. In some states or circumstances, this cancellation period may be longer. Upon cancellation, you will receive the value of your Policy plus any fees or charges deducted under the Policy on the date of cancellation unless a different amount is required by law. You should review this prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including indexed annuities, has been prepared by the SEC’s staff and is available at Investor.gov.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are not an investment adviser nor are we registered as such with the SEC or any state securities regulatory authority. We are not acting in any fiduciary capacity with respect to your Policy, and nor are we acting in any capacity on behalf of any tax-advantaged retirement plan. This information does not constitute personalized investment advice or financial planning advice. This prospectus is not intended to provide tax, accounting, or legal advice.

Prospective purchasers may obtain an application to purchase the Policy through broker-dealers that have been appointed by us as insurance agents and that have selling agreements with Transamerica Capital, Inc. (“TCI”), the principal underwriter for the Policy. TCI is not required to sell any specific number of Policies. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities, in any state where offers or sales are not permitted.

The minimum initial premium payment is $25,000.

Prospectus Date: [            ]

TABLE OF CONTENTS

[To be added by pre-effective amendment]

Please note this prospectus includes various special terms to describe the Policy. Often, these special terms will be defined as you read this prospectus, typically when first used. We encourage you to cross-reference the section titled GLOSSARY, which contains a list of special terms and their definitions.

SUMMARY

PURPOSE OF THE POLICY

The Transamerica Structured Index AdvantageSM Annuity is an individual flexible premium deferred index-linked annuity policy. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis, and you may choose to convert those accumulated funds into a stream of guaranteed income payments from us. The amount of money that you are able to accumulate under your Policy will depend upon the performance of the investment options you select, the fees and charges deducted from your Policy, and the actions that you take with respect to your Policy, such as whether and when you take withdrawals. The Policy also includes a death benefit to help you financially protect your designated beneficiaries.

This Policy may be appropriate if you have a long investment time horizon. This Policy is not designed for people who expect to take early or frequent withdrawals.

Transamerica Life Insurance Company is the issuer of the Policy. An investment in the Policy is subject to the risks related to us. Any obligations, guarantees, and benefits under the Policy are subject to our financial strength and claims-paying ability. See APPENDIX F – TRANSAMERICA LIFE INSURANCE COMPANY AND FINANCIAL STATEMENTS for detailed information about the Company, including financial information.

BUYING THE POLICY

If you, any joint Owner, and the designated Annuitant are younger than age 86, you may buy the Policy. Here is how:

1.	Request an Application. You may obtain an application to purchase the Policy through a financial intermediary appointed by us as an insurance agent who sells the Policy.

2.

Choose Between Qualified and Non-Qualified. We currently issue Policies that are treated as qualified or non-qualified under the Internal Revenue Code. Earnings accumulate under the Policy on a tax-deferred basis and will be taxed as ordinary income only when withdrawn or otherwise paid out. If you purchase the Policy through an individual retirement account (IRA) or through a tax-qualified plan, you do not get any additional tax benefit under the Policy.

3.

Choose Your Investment Options. During the application process, you decide how your initial premium payment will be invested among one or more of the available investment options. Your allocations must be in whole percentages and total 100%.

4.

Choose Your Optional Benefits (If Desired). You may be able to elect one or more optional benefits during the application process. There may be additional charges for optional benefits. You should note whether an optional benefit can only be elected at the time you purchase the Policy, or whether you are allowed to elect it after you purchase the Policy. We may stop offering an optional benefit to new and existing investors at any time.

5.

Submit the Application and Your Initial Premium Payment. Submit your completed signed and dated application and your initial premium payment to us through your financial intermediary. The minimum initial premium payment is $25,000.

Right to Cancel Period: You may return your Policy for a refund, but only if you return it within the prescribed period, which is generally 10 days after you receive the Policy (or 30 days for replacement Policies) but could vary by state. The refund will generally be the Policy Value on the date of cancellation (plus any fees or charges deducted under the Policy on the date of the cancellation), in which case you bear the risk of any decline in your Policy Value during the right to cancel period. State law may require us to refund the greater of your Policy Value or your premium payment(s). For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period.

PHASES OF THE POLICY

The Policy, like all deferred annuity policies, has two phases: (1) an “accumulation phase” for retirement savings and (2) an “income phase” for a stream of income.

The Accumulation Phase

You should consider the following important features of the accumulation phase:

•

Policy Value. At all times during the accumulation phase, the current value of your investment is reflected as your Policy Value. Your Policy Value generally equals the total value of your investment in the Policy’s investment options, as well as any amounts being held in the Fixed Holding Account.

•

Index-Linked and Fixed Interest Investment Options. To help you accumulate assets during the accumulation phase, you can invest your premium payments in (and at certain times transfer Policy Value among) the Policy’s available investment options. The available investment options may include index-linked investment options (“Index Account Options”) and fixed interest options (“Fixed Account Options”).

We may also refer to the investment options individually as an “Allocation Account” and collectively as “Allocation Accounts.” The performance of your Policy will vary depending on the performance of the Allocation Accounts that you choose. Each Allocation Account has its own unique risks. If you invest in an Index Account, the Index Account may provide only limited protection against loss. Your losses could be significant.

The Allocation Accounts that are currently available for investment under the Policy are listed in an appendix to this prospectus. See APPENDIX A – ALLOCATION ACCOUNTS AVAILABLE UNDER THE POLICY.

We reserve the right to add and remove Allocation Accounts from the list of available investment options, and to change the Allocation Accounts that are available for investment. You should understand that any Allocation Account that is currently available for investment may not be available for investment in the future. We guarantee that we will always offer at least one Basic Index Account Option. We do not guarantee that we will always offer a Fixed Account Option.

•	Crediting Periods. Each Allocation Account has an investment term, expressed in years, representing the duration of an investment in that Allocation Account (a “Crediting Period”).

•

For an Index Account, gain or loss is generally applied to your Policy at the end of the Crediting Period. Gain or loss may also be applied before the end of the Crediting Period when certain transactions are performed under the Policy, but there are additional risks associated with such interim gain or loss calculations that may decrease gains or increase losses.

•	For a Fixed Account Option, interest is credited to your Policy each day until the end of the Crediting Period.

At the end of the Crediting Period for an Allocation Account, you may choose to reinvest in the same Allocation Account for another Crediting Period if it is available for investment at that time. You may also choose to transfer Policy Value in that Allocation Account to any other Allocation Account that is available for investment at that time, as explained further below.

Please note that if you invest in the same Allocation Account at different times, it is possible that you may have multiple ongoing Crediting Periods for the same Allocation Account.

•

Transfers Between Investment Options. You may transfer Policy Value between Allocation Accounts only at certain times. You are permitted to transfer Policy Value from an Allocation Account in which you are currently invested only at the end of that Allocation Account’s Crediting Period. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. This means when you transfer Policy Value between Allocation Accounts, it must be at the start of a new Crediting Period for the Allocation Account receiving the transfer.

•	Access to Your Money. You may take withdrawals from your Policy at any time during the accumulation phase.

•

If you take a full withdrawal from the Policy (a Surrender), you will receive your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable. If your cash value is lower than the Minimum Required Cash Value upon Surrender, you will receive the Minimum Required Cash Value. Your Policy will terminate upon Surrender.

•

If you take a withdrawal from the Policy that is less than a Surrender, the amount withdrawn will be deducted pro-rata from your Allocation Accounts unless you instruct us otherwise. In general, the minimum withdrawal amount is $500. Withdrawals may be subject to surrender charges and may trigger the deduction of other fees and charges.

You should carefully consider the risks and consequences associated with a Surrender or withdrawal under the Policy. Surrender charges that may apply upon Surrender or withdrawal may be significant. In addition, a Surrender or withdrawal prior to the end of a Crediting Period may significantly reduce the value of your investment and result in losses.

•

Additional Premium Payments. You may make additional premium payments during the accumulation phase, subject to certain restrictions. An additional premium payment may be invested in one or more of the Allocation Accounts that are available for investment at that time. The allocation of your additional premium payment among the Allocation Accounts must be in whole percentages and total 100%. The minimum additional premium payment is $50.

•

Death Benefit. The Policy includes a death benefit that will become payable if the Annuitant dies during the accumulation phase (unless the Annuitant is not the Owner). Under the Policy’s standard death benefit, for which there is no additional charge, the death benefit will be no less than the Policy Value but may be greater under certain circumstances. You may elect the optional Guaranteed Minimum Death Benefit (GMDB) rider when you purchase the Policy, which may increase the amount payable compared to the standard death benefit. Under limited circumstances, the GMDB rider may be re-elected after termination. Depending on the Annuitant’s age when you purchase the Policy (or re-elect the rider), there may be an additional fee for this optional death benefit. If your election of the GMDB rider would not subject your Policy to an additional fee, the GMDB rider will be automatically added to your Policy. Currently, all GMDB rider elections and re-elections are subject to an additional fee.

The Income Phase

After your third Policy Anniversary (or earlier if required by state law), you may elect to annuitize your Policy, converting your accumulated assets into a stream of guaranteed income payments from us. This is the Policy’s income phase. The Policy includes multiple fixed income options from which you can select.

If you have not annuitized your Policy by the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law), your Policy will automatically enter the income phase. If you have not elected a fixed income option at that time, the fixed income option “Life with 10 Years Certain” will be selected for you unless we agree to another method of payment.

When your Policy enters the income phase, the accumulation phase ends. You cannot invest in any Allocation Accounts during the income phase, and you cannot withdraw money from your Policy during the income phase. The death benefit from the accumulation phase terminates at the beginning of the income phase (including any optional death benefit rider), although certain fixed income options may provide for an amount payable upon death.

FEES AND CHARGES

Charges for Early Withdrawals (Surrender Charges). If you take a withdrawal from your Policy, or Surrender your Policy, during the first 6 years after you purchase the Policy or make an additional premium payment, you will be assessed a surrender charge of up to 8% (as a percentage of premium payments withdrawn), declining to 0% over that time period. For example, if you were to withdraw $100,000 during the surrender charge period, you could be assessed a charge of up to $8,000 on the amount withdrawn.

Surrender charges do not apply to certain amounts withdrawn during the surrender charge period, regardless of whether such amounts are withdrawn as part of a withdrawal or Surrender.

•	Earnings (if any) may be withdrawn at any time without surrender charges.

•	Each Policy Year, up to 10% of your total premium payments (less any amounts withdrawn in the same Policy Year that were not subject to surrender charges) may be withdrawn without surrender charges.

•

Surrender charges will be waived if you or your spouse become confined to a hospital or nursing facility, terminally ill, or unemployed and otherwise satisfy the conditions of the waiver. Withdrawals taken to satisfy Required Minimum Distribution requirements under the Internal Revenue Code are not subject to surrender charges. See ACCESS TO YOUR MONEY – SURRRENDER CHARGE WAIVERS.

Ongoing Fees and Charges. Listed below are the fees and charges you may pay each year under the Policy. Please refer to your Policy’s specifications page for information about the specific fees and charges that apply to you.

•

Service Charge. We may deduct a service charge from your Policy on each Policy Anniversary prior to the Annuity Commencement Date. If we deduct this annual charge, it will not exceed 2% (as a percentage of your Policy Value) or a maximum of $50, whichever is less, and we will waive the charge if your Policy Value, or if your total premium payments minus prior withdrawals, on a Policy Anniversary is at least equal to the minimum amount specified in your Policy. This charge will be deducted on a pro-rated basis if you Surrender the Policy.

•

Optional Death Benefit Fee. If you elect the optional Guaranteed Minimum Death Benefit (GMDB) rider, you may be subject to an additional fee of up to 2% (as an annualized percentage of the guaranteed minimum death benefit) depending on the Annuitant’s age on the date that you sign the application for the Policy (or, under limited circumstances, apply to re-elect the GMDB rider). This fee will be deducted on a quarterly basis. This fee will be deducted on a pro-rated basis if the rider is terminated.

Transaction Charges. Other than surrender charges, the following transaction charges may apply under the Policy:

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Credit Advantage Fee. If you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type, you will pay an additional fee for the increased upside potential associated with that Index Account Option. The fee percentage is annualized, which generally means that even if two Index Account Options are subject to the same fee percentage but the lengths of their Crediting Periods differ, you will pay more if you select the Index Account Option with the longer Crediting Period. The annualized fee percentage will not exceed 3.0% (as a percentage of your Policy Value allocated to that Index Account Option on the first day of the Crediting Period). The fee (or a portion of the fee) will also be deducted when amounts are withdrawn from the Index Account Option as a result of a Surrender or withdrawal prior to the end of the Crediting Period.

•

Special Service Fees. We may deduct a charge for various special services that may be requested, such as overnight delivery and duplicate policies. The fees charged for any such service will vary, but will not exceed $50. See Special Service Fees, below for more information.

TYPES OF ACCOUNTS

Fixed Holding Account

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

If a premium payment is received on the 1st, 8th, 15th, or 22nd calendar day, it will be allocated on the next 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first.

Amounts held in the Fixed Holding Account are credited compound interest daily based on the fixed annual interest rate in effect at that time. We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to the guaranteed minimum effective annual interest rate described in this prospectus.

Please note that while premium payments are held in the Fixed Holding Account pending their allocation to one or more Allocation Accounts, the Fixed Holding Account is not an investment option that you can select for investment.

Fixed Account Options

If you invest in a Fixed Account Option, we guarantee your principal and a fixed annual interest rate for the length of the applicable Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period. We may offer Crediting Periods for Fixed Account Options ranging from 1 to 6 years in length.

For each available Fixed Account Option, we will declare the annual interest rate for a Crediting Period prior to the beginning of the Crediting Period. We guarantee that the annual interest rate declared for a Crediting Period will not change. However, the annual interest rates we declare for the Fixed Account Options may differ from Crediting Period-to-Crediting Period and may differ based on the lengths of the Crediting Periods.

We determine annual interest rates for the Fixed Account Options at our discretion, subject to the guaranteed minimum effective annual interest rate described in this prospectus.

Index Account Options

Generally. When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable, before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of a specific market index or exchange-traded fund (the “Index”). The Index’s performance is generally measured by calculating the net percentage change in the value of the Index (the “Index Change”) between the first day of the Crediting Period (the “Initial Index Value”) and the last day of the Crediting Period (the “Final Index Value”).

For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., (1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., (900/1000) – 1 = -10%).

As a general matter (excluding the impact of fees and charges):

•

When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s “Growth Opportunity Type.”

•

When the Index Change at the end of the Crediting Period is zero, your Policy will not lose value as a result of the Index performance. Nor will your Policy gain value unless the Growth Opportunity Type for the Index Account Option provides for gain even when the Index Change is zero.

•

When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from that loss. The downside protection provided by an Index Account Option will depend on its “Downside Protection Type.”

Index Account Option Value. The value of your investment in an Index Account Option at the end of a Crediting Period is represented by your Index Account Option Value. Your Index Account Option Value is calculated by applying the “Index Credit Rate” to your “Index Base.”

•

Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (before any fees and charges). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the “Index Credit.”

The Index Credit Rate and the Index Credit may be positive, negative, or zero.

•

Index Base. Your Index Base generally represents your principal investment in the Index Account Option. On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take a withdrawal from that Index Account Option, before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time.

When your Index Base is subject to a negative adjustment, your Index Base will be reduced by a proportion equal to the reduction in your Interim Value (discussed below), which will be reduced dollar-for-dollar based on the amount deducted from the Index Account Option. There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted, before the end of a Crediting Period will trigger a negative adjustment to your Index Base, even fees and charges that are periodically deducted from your Policy. A negative adjustment to your Index Base may be greater than the reduction in your Interim Value. See APPENDIX C: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for examples of how your Index Base could be negatively adjusted as a result of a fee or withdrawal.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base is $10,000. At the end of the Crediting Period, your Index Base is still $10,000, assuming there were no deductions for fees or withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

Interim Values. Please note that we do calculate the value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period (each, an “Interim Value”). The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. The Interim Value is calculated at the end of a Business Day.

Similar to the end of a Crediting Period, we calculate Interim Values by applying a percentage gain or loss to your Index Base. However, we calculate the percentage gain or loss for each Interim Value differently than the percentage gain or loss at the end of the Crediting Period. Our process for calculating Interim Values is explained in detail in APPENDIX B: INTERIM VALUE CALCULATIONS AND EXAMPLES.

Gains and losses for Interim Values are not directly tied to the performance of the Index for the Index Account Option. In general, we calculate gains and losses by using a formula that looks to the values of certain derivative and fixed income instruments, which is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. The estimated fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Credit Rate at the end of the Crediting Period, the length of time remaining in the Crediting Period, and the risk of loss and the possibility of gain at the end of the Crediting Period.

The Interim Value for an Index Account Option may change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact the future performance of that Index Account Option for the remainder of the Crediting Period unless one of the following occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•	An amount is deducted from the Index Account Option as a result of a withdrawal or Surrender;

•	The Policy is annuitized; or

•	The death benefit is paid.

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit.

TYPES OF INDEX ACCOUNT OPTIONS

There are two categories of Index Account Options: “Basic Index Account Options” and “Enhanced Index Account Options.”

•

Basic Index Account Options. We currently offer a variety of different Basic Index Account Options. The Basic Index Account Options that we offer have different combinations of Indexes, Crediting Periods, Growth Opportunity Types, and Downside Protection Types.

•

Enhanced Index Account Options. We currently offer two types of Enhanced Index Account Options: “Best Entry” and “Buffer Auto Reset.” Like each Basic Index Account Option, each Enhanced Index Account Options includes an Index, Crediting Period, Growth Opportunity Type, and Downside Protection Type. We refer to these Index Account Options as “enhanced” because they include additional features that may help increase gains or decrease losses.

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all, or that an Index Account Option with a Credit Advantage Growth Opportunity Type will outperform an Index Account Option without a Credit Advantage Growth Opportunity Type. The additional fee will increase any losses or decrease any gains.

The following two sections, ADDITIONAL INFORMATION ABOUT BASIC INDEX ACCOUNT OPTIONS and ADDITIONAL INFORMATION ABOUT ENHANCED INDEX ACCOUNT OPTIONS, provide additional information about the two categories of Index Account Options, including how gains and losses are calculated at the end of a Crediting Period.

ADDITIONAL INFORMATION ABOUT BASIC INDEX ACCOUNT OPTIONS

Each Basic Index Account Option that we offer for investment combines one Index, one Crediting Period, one Growth Opportunity Type, and one Downside Protection Type from those listed in the tables below. For example, we may offer as a Basic Index Account Option: S&P 500® Index, 1-Year Crediting Period, Cap, and Buffer (with specific rates for the Cap and Buffer). We currently offer a variety of Basic Index Account Options from which you may choose, as set forth in Appendix A. However, you are not permitted to design your own Basic Index Account Options.

Indexes	Crediting Periods	Growth Opportunity Types*	Downside Protection Types

•  S&P 500® Index

•  S&P 500 Market Opportunity Allocator 1.0% Decrement Index

•  Fidelity World Factor Leaders IndexSM 0.5% AR

•  iShares® Russell 2000 ETF

•  iShares® U.S. Technology ETF

•  iShares® MSCI Emerging Markets ETF

•  iShares® MSCI USA ESG Select ETF

	1-10 Years	• Cap • Cap+ Accelerator • Participation • Accelerated Tiered Participation • Value Trigger • Value Trigger+	• Buffer • Floor • Buffer and Floor • Participation

*

The Growth Opportunity Type for a Basic Index Account Option may be designated as “Credit Advantage.” You will pay an additional fee if you select any such Basic Index Account Option for investment. The additional fee is in exchange for the increased upside potential of that Basic Index Account Option based on the rate(s) we declare for its Growth Opportunity Type.

Growth Opportunity Types: Calculating Gain Using the Growth Opportunity Type

At the end of the Crediting Period for a Basic Index Account Option, if the Index Change is positive or zero, we use the applicable Growth Opportunity Type to calculate your gain, if any. Each Basic Index Account Option has only one Growth Opportunity Type.

This section summarizes how we calculate an Index Credit Rate using the different Growth Opportunity Types for the Basic Index Account Options. You should refer to the examples later in this prospectus to further help you understand how an Index Credit Rate for a Basic Index Account Option will be calculated when the Index Change is positive or zero. See ADDITIONAL INFORMATION ABOUT BASIC INDEX ACCOUNT OPTIONS – GROWTH OPPORTUNITY TYPES: CALCULATING GAIN USING THE GROWTH OPPORTUNITY TYPE later in this prospectus.

A Growth Opportunity Type may limit your participation in positive Index performance, limiting the upside potential of your investment.

1.	Cap

For a Basic Index Account Option with a Cap as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using the Cap as follows:

•	If the Index Change is positive and less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change is positive and exceeds the Cap Rate, your Index Credit Rate will equal the Cap Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

Under this Growth Opportunity Type, you will not participate in any Index performance above the Cap Rate. The Cap Rate limits the upside potential of your investment.

2.	Cap+ Accelerator

For a Basic Index Account Option with Cap+ Accelerator as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using Cap+ Accelerator as follows:

•	If the Index Change is less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change exceeds the Cap Rate but does not exceed the Cap+ Accelerator Rate, your Index Credit Rate will equal the Cap Rate.

•

If the Index Change exceeds both the Cap Rate and the Cap+ Accelerator Rate, your Index Credit Rate will equal the Cap Rate plus a percentage equal to the excess Index Change over the Cap+ Accelerator Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

While Cap+ Accelerator potentially presents more upside potential compared to the Cap Growth Opportunity Type by allowing you to potentially participate in Index performance that exceeds the Cap Rate, this Growth Opportunity Type also limits the upside potential of your investment because you will not participate in any Index performance between the Cap Rate and the Cap+ Accelerator Rate.

3.	Participation

For a Basic Index Account Option with Participation as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate by multiplying the Index Change by the Growth Opportunity Participation Rate.

If the Growth Opportunity Participation Rate is less than 100%, you will not fully participate in positive Index performance, limiting the upside potential of your investment. We may offer Growth Opportunity Participation Rates greater than 100%, which would have the effect of increasing your gains relative to the Index Change.

4.	Accelerated Tiered Participation

For a Basic Index Account Option with Accelerated Tiered Participation as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using Accelerated Tiered Participation as follows:

•	If the Index Change does not exceed the first Tier Level, your Index Credit Rate will equal the Index Change multiplied by the Tier Participation Rate for the first Tier Level.

•

If the Index Change exceeds the first Tier Level and there are only two Tier Levels, your Index Credit Rate will equal the sum of (i) the portion of the Index Change within the first Tier Level multiplied by the Tier Participation Rate for that Tier Level and (ii) the portion of the Index Change within the second Tier Level multiplied by the Tier Participation Rate for that Tier Level.

•

If there are more than two Tier Levels, we calculate your Index Credit Rate using the same process, applying the additional Tier Level(s) and Tier Participation Rate(s) as appropriate based on the Index Change.

If the Tier Participation Rate that we declare for any Tier Level is less than 100%, you may not fully participate in the positive Index performance, limiting the upside potential of your investment. We may offer Tier Participation Rates greater than 100%, which could have the effect of increasing your gains relative to the Index Change depending on the other Tier Participation Rates and the Index Change.

5.	Value Trigger

For a Basic Index Account Option with Value Trigger as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive or zero, the value of your investment will increase.

Your Index Credit Rate will equal the Value Trigger Rate.

While Value Trigger will result in an increase in the value of your investment so long as the Index Change at the end of the Crediting Period is positive or zero, you will not participate in any Index performance in excess of the Value Trigger Rate, which limits the upside potential of your investment.

6.	Value Trigger+

For a Basic Index Account Option with Value Trigger+ as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive or zero, the value of your investment will increase.

Your Index Credit Rate will equal the greater of (a) the Value Trigger+ Rate or (b) the Index Change multiplied by the Value Trigger+ Participation Rate.

While Value Trigger+ potentially has increased upside potential compared to the Value Trigger Growth Opportunity Type because Value Trigger+ potentially allows you to participate in positive Index performance in excess of the Value Trigger+ Rate, this Growth Opportunity Type may also limit the upside potential of your investment. This is because you will not fully participate in any positive Index performance in excess of the Value Trigger+ Rate if the Value Trigger+ Participation Rate is less than 100%.

Downside Protection Types: Calculating Loss Using the Downside Protection Type

At the end of the Crediting Period for a Basic Index Account Option, if the Index Change is negative, we use the applicable Downside Protection Type to calculate your loss (if any). Each Basic Index Account Option has only one Downside Protection Type.

This section summarizes how we calculate an Index Credit Rate using the different Downside Protection Types for the Basic Index Account Options. You should refer to the examples later in this prospectus to further help you understand how an Index Credit Rate for a Basic Index Account Option will be calculated when the Index Change is negative. See ADDITIONAL INFORMATION ABOUT BASIC INDEX ACCOUNT OPTIONS – DOWNSIDE PROTECTION TYPES: CALCULATING LOSS USING THE DOWNSIDE PROTECTION TYPE later in this prospectus.

A Downside Protection Type may provide only limited protection against loss. Your losses could be significant.

1.	Buffer

For a Basic Index Account Option with a Buffer as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease only to the extent that the Buffer does not protect you from loss.

We calculate your Index Credit Rate using the Buffer as follows:

•

If the Index Change does not exceed the Buffer Rate, your Index Credit Rate will equal 0%. Under these circumstances, the Buffer would provide complete protection from loss related to the negative Index performance.

•

If the Index Change exceeds the Buffer Rate, your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance.

The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. Unlike with a Floor, however, a Buffer absorbs the impact of negative Index performance before negative Index performance impacts your Policy.

The Buffer’s downside protection is limited. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant.

2.	Floor

For a Basic Index Account Option with a Floor as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease, but it will not decrease beyond the downside protection provided by the Floor.

We calculate your Index Credit Rate using the Floor as follows:

•	If the Index Change does not exceed the Floor based on the Floor Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change exceeds the Floor based on the Floor Rate, your Index Credit Rate will equal the Floor.

The Floor Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Floor Rate of 80%, it is possible that you could lose up to 20% of your investment as a result of negative Index performance, which means the Index Credit Rate could be as low as -20%. Unlike with a Buffer, however, your Policy is impacted by negative Index performance before any negative Index performance is absorbed by the Floor.

If the Floor Rate is 100%, the Floor provides complete protection from loss related to the negative Index performance. The Index Credit Rate cannot be lower than 0% when the Floor Rate equals 100%.

When the Floor Rate is less than 100%, the Floor provides only limited downside protection. You assume the risk of loss for negative Index performance that does not exceed the Floor based on the Floor Rate. Your losses could be significant depending on the Floor Rate. A Floor Rate of 100% would provide complete protection against loss, but is likely to be part of an Index Account Option with significantly limited upside potential.

3.	Buffer and Floor

The Buffer and Floor Downside Protection Type is a combination of the Buffer Downside Protection Type and the Floor Downside Protection Type. If the Index Change at the end of the Crediting Period is negative, the value of your investment may or may not decrease.

For a Basic Index Account with Buffer and Floor as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, we will apply either the Buffer (based on the Buffer Rate) or the Floor (based on the Floor Rate) to calculate your loss (if any), whichever results in less loss (or no loss) for you.

Buffer and Floor does not provide complete downside protection. You may lose any amounts not protected by the Buffer or Floor, whichever ultimately applies. Your losses could be significant.

4.	Participation

For a Basic Index Account Option with Participation as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease, but you will participate in only a portion of the negative Index performance.

Your Index Credit Rate will equal the Index Change multiplied by the Downside Protection Participation Rate.

Participation as a Downside Protection Type does not provide complete downside protection. Participation as a Downside Protection Type provides only limited downside protection by limiting the extent to which you participate in negative Index performance. Your losses could be significant.

ADDITIONAL INFORMATION ABOUT ENHANCED INDEX ACCOUNT OPTIONS

We currently offer two types of Enhanced Index Account Options, as set forth in Appendix A. The first type is called “Best Entry.” The second type is called “Buffer Auto Reset.” Each Enhanced Index Account Option that we currently offer includes the following four components: (1) an Index, (2) a Crediting Period, (3) a Cap for the Growth Opportunity Type, and (4) a Buffer for the Downside Protection Type (with specific rates for the Cap and Buffer), as reflected in the following tables:

Indexes	Crediting Periods	Growth Opportunity Type	Downside Protection Type

•  S&P 500® Index

•  S&P 500 Market Opportunity Allocator 1.0% Decrement Index

•  Fidelity World Factor Leaders IndexSM 0.5% AR

•  iShares® Russell 2000 ETF

•  iShares® U.S. Technology ETF

•  iShares® MSCI Emerging Markets ETF

•  iShares® MSCI USA ESG Select ETF

	1-10 Years	Cap*	Buffer

*

The Cap for an Enhanced Index Account Option may be designated as “Credit Advantage.” You will pay an additional fee if you select any such Enhanced Index Account Option for investment. The additional fee is in exchange for the increased upside potential of that Enhanced Index Account Option based on the Cap Rate we declare for the Cap.

In addition to the Index, Crediting Period, Growth Opportunity Type, and Downside Protection Type, each Enhanced Index Account Option includes a reset feature that may help you increase gains or decrease losses, as explained further below.

Best Entry

Best Entry includes an Initial Index Value reset feature. This feature may help you increase gains or decrease losses because the Initial Index Value used to calculate the Index Change may be lower than the Index Value on the first day of the Crediting Period. As such, at the end of the Crediting Period, this feature may result in a higher Index Change (potentially increasing your gains or decreasing your losses).

At the end of the Crediting Period, we will calculate the Index Credit Rate the same way as a Basic Index Account Option with a Cap or Credit Advantage Cap (if the Index Change is positive or zero) or Buffer (if the Index Change is negative). The only potential difference is that the Initial Index Value used to calculate the Index Change may not equal the Index Value from the first day of the Crediting Period. It may be lower.

How the Initial Index Value reset feature works:

•

During a defined time period starting at the beginning of the Crediting Period (the “Observation Period”), we will observe the Index Value on a periodic basis (daily, weekly, monthly, or quarterly) for the purpose of determining whether the Initial Index Value should be reset to a lower Index Value (the “Observation Frequency”). The days on which we observe the Index Value are called “Observation Days.”

•

Each Observation Day, the Initial Index Value will automatically reset if both (i) the value of the Index has decreased by at least a certain threshold percentage (the “Best Entry Reset Threshold”) compared to the Index Value on the first day of the Crediting Period and (ii) the Index Value on that Observation Day is lower than the current Initial Index Value (taking into account any prior reset that has occurred since the beginning of the Observation Period).

•

By the end of the Observation Period, the reset feature will have automatically reset the Initial Index Value to the lowest observed Index Value during the Observation Period that triggered a reset (if any). The Initial Index Value at the end of the Observation Period will be used to calculate the Index Change at the end of the Crediting Period.

For an example of the Initial Index Value reset feature, see ADDITIONAL INFORMATION ABOUT ENHANCED INDEX ACCOUNT OPTIONS – Best Entry later in this prospectus.

While Best Entry may help you increase your gains or decrease your losses, it is subject to the same risks associated with the Cap Growth Opportunity Type and the Buffer Downside Protection Type.

•

You will not participate in any positive Index performance above the Cap Rate. If your Initial Index Value has reset, you may be more likely to realize gains at the end of the Crediting Period than if the Initial Index Value had not been reset, but the upside potential of your investment continues to be limited by the same Cap Rate.

•

The Buffer provides only limited downside protection. If your Initial Index Value has reset, you may be less likely to realize loss at the end of the Crediting Period than if the Initial Index Value had not been reset, but you still assume the risk of loss for negative Index performance in excess of the same Buffer Rate. Your losses could be significant.

Buffer Auto Reset

This Enhanced Index Account Option includes a Buffer reset feature. This feature utilizes the Buffer in a manner that is different than any other Index Account Option by not only providing limited protection from loss, but also potentially protecting gains.

For all other Index Account Options that have a Buffer as a Downside Protection Type, the Buffer applies only when the Index Change is negative. As a result, the Buffer for any such Index Account Option only provides downside protection. If the Index Change is positive, the Buffer for any such Index Account Option plays no role in calculating gain.

Under Buffer Auto Reset, the Buffer not only applies when the Index Change is negative, but it may also apply when the Index Change is positive. By potentially applying the Buffer when the Index Change is positive, Buffer Auto Reset may protect potential gains from downward fluctuations in the performance of an Index during a Crediting Period.

How the Buffer reset feature works:

•

Under Buffer Auto Reset, the Buffer’s protection is tied to the “Buffer Reference Level.” At the beginning of the Crediting Period, the Buffer Reference Level will be the Initial Index Value (i.e., the Index Value on the first day of the Crediting Period).

•

On a periodic basis throughout the Crediting Period (monthly, quarterly, semi-annually, annually, or bi-annually), we will observe the Index Value for the purpose of determining whether the Buffer Reference Level should be reset to a higher Index Value (the “Buffer Reset Period”). The days on which we observe the Index Value are called “Buffer Reset Days.”

•

On each Buffer Reset Day, if both (i) the Index Value is higher than the current Buffer Reference Level and (ii) the percentage difference is equal to or greater than a certain threshold percentage (the “Buffer Reset Trigger”), the Buffer Reference Level automatically resets to that higher Index Value, subject to the maximum Buffer Reference Level.

The maximum Buffer Reference Level is based on the Initial Index Value and the Cap Rate. For instance, if the Initial Index Value is 1000 and the Cap Rate is 20%, the maximum Buffer Reference Level is 1200 (i.e., 1000 x (1 + 20%) = 1200).

•	The Buffer Reference Level will never reset to a lower value.

•	By the end of the Crediting Period:

•	If the Buffer Reference Level did not reset, the Buffer Reference Level will equal the Initial Index Value.

•

If the Buffer Reference Level has reset at least once, the Buffer Reference Level will equal the last observed Index Value that triggered a reset, unless that Index Value was greater than the maximum Buffer Reference Level, in which case the Buffer Reference Level will equal the maximum Buffer Reference Level.

At the end of the Crediting Period, the Buffer reset feature may impact your Index Credit Rate as follows:

•

If No Reset Occurred. If the Buffer Reference Level did not reset during the Crediting Period, we will calculate your Index Credit Rate the same way as a Basic Index Account Option with a Cap or Credit Advantage Cap (if the Index Change is positive or zero) or Buffer (if the Index Change is negative). The Buffer reset feature will have no role in calculating your gain or loss under these circumstances.

•

If Reset Occurred and the Final Index Value at Least Equals the Buffer Reference Level. If the Buffer Reference Level reset at least once during the Crediting Period, but the Final Index Value is equal to or greater than the Buffer Reference Level, we will calculate your Index Credit Rate the same way as a Basic Index Account Option with a Cap or Credit Advantage Cap (the Index Change will be positive). The Buffer reset feature will have no role in calculating your gain under these circumstances.

•

If Reset Occurred and the Final Index Value is Lower than the Buffer Reference Level. If the Buffer Reference Level reset at least once during the Crediting Period, and the Final Index Value is lower than the Buffer Reference Level, the Buffer reset feature will either increase your gains or decrease your losses because the Buffer will absorb at least some of the downward Index performance that occurred after the Buffer Reference Level last reset. The Buffer will not absorb any of the downward Index performance that exceeds the Buffer Rate.

To calculate your Index Credit Rate at the end of the Crediting Period, we use a mathematical formula described later in this prospectus. This formula is based on the same principles as any other Index Account Option with a Cap or Credit Advantage Cap as its Growth Opportunity Type and Buffer as its Downside Protection Type, except it includes additional components that reflect the potential application of the Buffer when the Index Change is positive or negative.

For examples illustrating how the Buffer Reference Level may reset during a Crediting Period, and an explanation of how we calculate the Index Credit Rate at the end of a Crediting Period, see ADDITIONAL INFORMATION ABOUT ENHANCED INDEX ACCOUNT OPTIONS – Buffer Auto Reset later in this prospectus.

While Buffer Auto Reset may help protect potential gains during the Crediting Period, it is subject to the same risks associated with the Cap Growth Opportunity Type and Buffer Downside Protection Type.

•

Please note that you could lose money even if the Buffer Reference Level has reset during the Crediting Period. If your Buffer Reference Level has reset, you may be more likely to realize gain or less likely to realize loss at the end of the Crediting Period, but there is no guarantee that you will realize any gain or that you will not realize loss.

•

You will not participate in any Index performance above the Cap Rate. Your Index Credit Rate at the end of the Crediting Period will never exceed the Cap Rate, even if your Buffer Reference Level has reset.

•

The Buffer provides only limited protection for your potential gains or from potential losses. You still assume the risk of loss for negative Index performance in excess of the Buffer’s protection even if your Buffer Reference Level has reset. Your losses could be significant.

SUMMARY OF ACTIONS YOU MAY TAKE AT THE END OF A CREDITING PERIOD

On the last day of the Crediting Period for an Allocation Account, you may take any of the actions listed below (in addition to annuitizing your Policy, if applicable). We must receive your instructions no later than one Business Day before the end of the Crediting Period. In the absence of instructions, your Policy Value will be automatically reinvested in the same Allocation Account or transferred to a default Allocation Account. See TRANSFERS AND REINVESTMENTS later in this prospectus for additional information.

•

Reinvest. You may invest some or all of the Policy Value invested in the expiring Allocation Account in the same Allocation Account for another Crediting Period, provided that the same Allocation Account is available for investment at that time. Any new rates that we declare for the new Crediting Period will apply.

•

Transfer. You may transfer some or all of the Policy Value invested in the expiring Allocation Account to one or more of the Allocation Accounts that are available for investment at that time. We must receive your transfer instructions no later than one Business Day before the end of the Crediting Period.

•

Withdraw. You may fully or partially withdraw the Policy Value at the end of the Crediting Period. The withdrawal may be subject to surrender charges. If you wish to take a withdrawal at the end of the Crediting Period, we must receive your withdrawal request at least one Business Day before the end of the Crediting Period.

Please note that you may fully or partially withdraw your Policy Value from any Allocation Account at any time during the accumulation phase, but there are additional risks associated with withdrawals taken prior to the end of a Crediting Period for an Index Account Option.

SUMMARY OF ACTIONS YOU MAY TAKE BEFORE THE END OF A CREDITING PERIOD

Before the last day of the Crediting Period for an Allocation Account, the only action you may take (other than annuitizing your Policy, if applicable) with respect to the Policy Value invested to that Allocation Account is to fully or partially withdraw it from the Policy. However, this Policy is designed for investors who expect to remain invested in an Allocation Account until the end of its Crediting Period. If you expect to take early or frequent withdrawals, this Policy may not be appropriate for you.

While the Policy permits you to take a withdrawal or Surrender at any time during the accumulation phase, including before the end of a Crediting Period, you should carefully consider the special consequences of taking a withdrawal or Surrender before the end of a Crediting Period for an Index Account Option. The following consequences are in addition to the fees and charges (including surrender charges) that may be triggered whenever you take a withdrawal or Surrender:

•

Interim Values May Be Significantly Less Favorable To You. If you take a withdrawal or Surrender before the end of a Crediting Period for an Index Account Option, the amount available for withdrawal will be calculated based on the Interim Value for that Index Account Option. As discussed earlier in this summary section and elsewhere in this prospectus, we calculate Interim Values differently than how we calculate Index Account Option Value at the end of a Crediting Period. Interim Values could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value.

•

Negative Adjustments to Your Index Base May Significantly Impact Gains and Losses. If you take a withdrawal from an Index Account before the end of a Crediting Period for an Index Account Option, your Index Base for that Index Account will be reduced by a proportion equal to the reduction in your Interim Value as a result of the withdrawal (including any fees and charges deducted). The negative adjustment could be greater than the amount withdrawn, and could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period, because the Index Credit Rate at the end of the Crediting Period will be applied to a smaller Index Base. These negative adjustments will also result in lower Interim Values for the remainder of the Crediting Period.

See APPENDIX C: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for examples of how your Index Base could be negatively adjusted as a result of a fee or withdrawal.

SELECTING YOUR INVESTMENT OPTIONS

Appendix A to this prospectus lists the Allocation Accounts that are currently available for investment. See APPENDIX A – ALLOCATION ACCOUNTS AVAILABLE UNDER THE POLICY.

We reserve the right to add and remove Allocation Accounts from the list of available investment options, and to change the Allocation Accounts that are available for investment. As a result, it is possible that an Allocation Account listed in Appendix A will not be available for investment in the future. If we stop making an Allocation Account available for investment, it will be closed such that no new premiums, reallocations, or transfers will be allowed into that Allocation Account. If you are currently invested in an Allocation Account and it is no longer made available, you may remain in that Allocation Account until the end of the Crediting Period.

If you are not comfortable with the risk that we may not offer Allocation Accounts in the future that are attractive to you based on your personal preferences, risk tolerances, or time horizon, this Policy may not be appropriate for you. You may Surrender your Policy if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, and your Policy will terminate.

Appendix A includes the rates we have set for each Allocation Account that is available for investment, except the current rates for the Index Account Options’ Growth Opportunity Types and the current annual interest rates for the Fixed Account Options (together, “current upside rates”). The Allocation Accounts’ current upside rates determine their potential for gain. Therefore, it is important that you obtain and carefully review the Allocation Accounts’ current upside rates when selecting your investment options, either when purchasing the Policy, making an additional premium payment, or deciding how to invest at the end of a Crediting Period.

As described further below, depending on your circumstances, the current upside rates may be provided to you. Otherwise, you may need to request them. You may always obtain the current upside rates online at www.transamerica.com/[ ] or upon request by contacting our Administrative Office or your financial intermediary.

•

Prospective Purchasers Selecting Investment Options. If you are a prospective purchaser of the Policy, your initial premium payment may be allocated to the Allocation Accounts that are available for investment on the date that you sign your Policy application. You will receive the current upside rates for the available Allocation Accounts during the application process. In order to guarantee that the current upside rates that you receive will apply to your investment option selections, you must sign your Policy application while those current upside rates remain in effect. In addition, after you sign your Policy application, we must receive your initial premium payment within 14 calendar days of your signature date (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover). If these conditions are not met, your Policy application will be considered not in good order. If you decide to proceed with the purchase of the Policy after we determine that your Policy application is not in good order, additional paperwork may be required to issue the Policy, and the current upside rates in effect at that time will apply.

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Existing Policy Owners Making Additional Premium Payments. If you are an existing Owner of the Policy submitting an additional premium payment, your additional premium payment may be allocated to the Allocation Accounts that are available for investment on the date we receive your additional premium payment. The current upside rates on that date will apply. Before you select your investment options, you should ensure that you have obtained and carefully reviewed information about the current upside rates. You may obtain that information by visiting www.transamerica.com/[    ] or by contacting our Administrative Office or your financial intermediary.

If your additional premium payment is not accompanied by allocation instructions and your standing allocation instructions are not in good order, your premium payment (or a portion thereof) will be automatically allocated to a default Allocation Account. See PREMIUM PAYMENTS – ALLOCATION OF PREMIUM PAYMENTS later in this prospectus for additional information.

•

Existing Policy Owners at the End of a Crediting Period. If you are an existing Owner of the Policy, at the end of a Crediting Period, your Policy Value that is invested in the expiring Allocation Account may be allocated to the Allocation Accounts that are available for investment on the date that the Crediting Period ends. The current upside rates on that date will apply. At least 21 days before the end of each Crediting Period, you will receive a renewal letter from us. Among other information, your renewal letter will: (i) remind you of your opportunity to decide how your Policy Value in the expiring Allocation Account should be re-invested; (ii) inform you of the Allocation Account(s) that will be available for investment, as set forth in the prospectus for the Policy at that time; (iii) provide the current upside rates for the available Allocation Account(s); and (iv) remind you to submit instructions to us at least one Business Day before the end of the Crediting Period. You may also request your renewal letter, once available, by contacting our Administrative Office or your financial intermediary.

CONTACT US

For more information about the Policy or to submit a request, you should contact us by:

•	Visiting: www.transamerica.com

•	Emailing: [ ]

•	Calling: (800) 525-6205

•	Mailing: 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0001

PRODUCT RISK FACTORS

RISK OF LOSS

An investment in this Policy is subject to the risk of loss. You may lose money, including a significant amount of your principal investment.

LIQUIDITY RISK

We designed the Policy to be a long-term investment. If you are not a long-term investor, this Policy may not be appropriate for you.

•

Transfer Limitations. The Policy restricts transfers between investment options, which will limit your ability to reallocate your Policy Value in response to changes in market conditions or your personal circumstances. You may transfer Policy Value invested in an Allocation Account only at the end of that Allocation Account’s Crediting Period. We must receive your transfer instructions in good order no later than one Business Day before the end of the Crediting Period. Otherwise, you will not be able to transfer that Policy Value until the end of the next Crediting Period. See DEFAULT OPTION RISK.

•

Withdrawal and Surrender Consequences. You may take a withdrawal or a Surrender at any time during the accumulation phase; however, there may be significant risks and negative consequences associated with any such withdrawal or Surrender, including potential surrender charges, tax penalties, and negative impacts to the value of your investment. See WITHDRAWAL AND SURRENDER RISK.

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Delays in Payment. We generally make payment of any amount due from the Policy within seven days from the date we receive in good order all required information. When permitted by law, however, we may defer payment of any withdrawals or Surrender proceeds for up to six months from the date we receive your request.

INDEX PERFORMANCE RISK

The following risks related to Index performance apply when you invest in any Index Account Option.

•

Negative Index Performance Could Result in Loss. The performance of any Index may fluctuate, sometimes rapidly and unpredictably. Both short-term and sustained negative Index performance, over one or multiple Crediting Periods, may cause you to lose principal or previous earnings. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Crediting Period or multiple Crediting Periods.

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Exposure to Investment Risks. When you invest in an Index Account Option, you are indirectly exposed to the investment risks associated with the linked Index. When the Index is a market index, you are indirectly exposed to the investment risks that could cause the stocks or other assets that make-up the Index to decrease in value. When the Index is an ETF, you are indirectly exposed to the investment risks associated with the ETF’s investment objective and strategies, as well as its market trading risks, all of which could cause the market price for the ETF’s shares to decrease in value.

The Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may impact capital markets generally, specific market segments, or specific issuers. The risk levels associated with the Indexes also vary. If you invest in an Index Account Option with an Index that exposes you to higher investment risks, your risk of loss may be higher depending on the Index Account Option’s downside protection.

Among other investment risks, each Index is exposed to market, issuer, and equity risk. Market risk is the risk that an Index could perform negatively over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Issuer risk is the risk that changes in the financial condition or credit rating of an issuer of securities may cause the value of the Index to decline. Equity risk is the risk that changes in the value of equity securities may be more volatile than those of other asset classes, and that equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

See INDEXES for a summary of other important investment risks to which you may be exposed when you invest in an Index Account Option that is linked to a particular Index

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Point-to-Point Index Change Calculations. We generally calculate Index Changes by comparing the value of the Index between two specific points in time, which means the performance of the Index may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Index Account Options with Crediting Periods that are multiple years in length.

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Dividends Excluded From Index Values. Index Values do not include income from any dividends or other distributions paid by a market index’s component companies or by an ETF. The exclusion of dividends and other distributions from Index Values negatively impacts an Index’s performance.

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Index Fees and Costs. The ETFs that serve as Indexes are subject to fees and expenses, including management fees and transaction costs. Also, certain market indexes that serve as an Index include deductions for fees or transaction costs in the calculation of the Index. You are not subject to any such fees and costs, but they will negatively impact an Index’s performance.

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Currency Exchange Rates/Methodologies. An ETF that serves as an Index may invest in non-U.S. currencies and may have non-U.S. dollar denominated investments, the values of which may fluctuate based on currency exchange rates. A market index that serves as an Index may include exchange rate methodologies. Currency exchange rates and methodologies may negatively impact Index performance.

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No Rights in the Index. When the Index is a market index, you are not investing in the Index (which is impossible) and you have no rights with respect to the index, the index provider, or any aspect of the index or any companies whose securities comprise the index. When the Index is an ETF, you are not a shareholder in the ETF and you have no voting, dividend, liquidation, or other rights that belong to shareholders in the ETF.

WITHDRAWAL AND SURRENDER RISK

You should fully understand the risks associated with any withdrawal (including the deduction of any fees or charges) or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you purchase the Policy or take a withdrawal or Surrender.

•	A Surrender will terminate the Policy and all its benefits, including the death benefit.

•	Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant.

•	Any withdrawal you take will reduce the Policy Value and the amount of the death benefit, including the guaranteed minimum death benefit (perhaps significantly) if the GMDB rider has been elected.

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A withdrawal or Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value.

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A withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period. A negative adjustment to your Index Base may be greater than the amount withdrawn.

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Income taxes, federal tax penalties, and certain restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax.

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Automatic withdrawals under the systematic payout option are subject to the same risks as any other withdrawal, including all of the risks listed above. You should carefully consider the potential consequences of taking automatic withdrawals, which may repeatedly expose you to the risks above.

DOWNSIDE PROTECTION TYPE RISK

No Downside Protection Type provides complete protection from loss related to negative Index performance (except the Floor Downside Protection Type when it has a Floor Rate of 100%, if available). Any Policy Value that you invest in an Index Account Option will benefit from the downside protection afforded by that Index Account Option’s Downside Protection Type, but that protection is generally limited. You assume the risk that you will incur losses to the extent that the Downside Protection Type does not protect you from negative Index performance. Your losses could be significant.

In general, depending on applicable rates, an Index Account Option with relatively more downside protection based on its Downside Protection Type is likely to have relatively less upside potential based on its Growth Opportunity Type. Conversely, depending on applicable rates, an Index Account Option with relatively less downside protection based on its Downside Protection Type is likely to have more upside potential based on its Growth Opportunity Type.

We set the rates for Downside Protection Types in our discretion, within the guaranteed limits to which we are subject as described in this prospectus. See GUARANTEED LIMITS ON RATES. You bear the risk that the rates we set for any Downside Protection Type will not be any more or less favorable to you than the guaranteed limits to which we are subject. The rates for the available Allocation Accounts’ Downside Protection Types are set forth in Appendix A.

GROWTH OPPORTUNITY TYPE RISK

When you invest in an Index Account Option, the upside potential of your investment is generally limited by that Index Account Option’s Growth Opportunity Type. The Growth Opportunity Type may limit the upside potential of your investment by limiting your participation in positive Index performance, in which case the Index Credit Rate used to calculate gains will be lower than the Index Change. No Growth Opportunity Type guarantees that your Policy will increase in value.

In general, depending on applicable rates, an Index Account Option with relatively more upside potential based on its Growth Opportunity Type is likely to have relatively less downside protection based on its Downside Protection Type. Conversely, depending on applicable rates, an Index Account Option with relatively less upside potential based on its Growth Opportunity Type is likely to have more downside protection based on its Downside Protection Type.

We set the rates for Growth Opportunity Types in our discretion, within the guaranteed limits to which we are subject as described in this prospectus. See GUARANTEED LIMITS ON RATES. You bear the risk that the rate(s) we declare for any Growth Opportunity Type will not be any more or less favorable to you than the guaranteed limits to which we are subject. The rates for the available Allocation Accounts’ Growth Opportunity Types are not set forth in Appendix A. We declare these rates from time to time, and any new rates that we declare will apply to new Crediting Periods while those rates remain in effect.

RISK OF LOSS RELATED TO FEES AND CHARGES

There is a risk of loss of principal and earnings as a result of the fees and charges under the Policy, including surrender charges, other transaction charges, and periodic charges. The deduction of fees and charges, and negative adjustments to your Policy from the deduction of fees and charges, may result in you realizing losses even when the Index Account Option(s) that you selected have performed positively. Even if you invest in an Index Account Option with the Floor Downside Protection Type and a Floor Rate of 100%, fees and charges under the Policy could cause you to realize losses.

INTERIM VALUE RISK

On each Business Day between the first and last day of a Crediting Period for an Index Account Option, the value of your investment in that Index Account Option is represented by the Interim Value. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. Gains and losses for Interim Values are not directly tied to the performance of the Index for the Index Account Option. In general, we calculate gains and losses by using a formula that looks to the values of certain derivative and fixed income instruments, which is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. The Interim Value for an Index Account Option may change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value).

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. See APPENDIX B: INTERIM VALUE CALCULATIONS AND EXAMPLES for additional information.

INDEX BASE ADJUSTMENT RISK

If you withdraw Policy Value allocated to an Index Account Option prior to the end of its Crediting Period (including an automatic withdrawal), or if a fee or charge is deducted from Policy Value allocated to an Index Account Option prior to the end of its Crediting Period (including a periodic charge), there will be a negative adjustment to your Index Base for that Index Account Option. Your Index Base will be immediately reduced in a proportion equal to the reduction in the Interim Value for that Index Account Option on that Business Day. This proportional reduction could be larger than the dollar amount of your withdrawal or the fee or charge deducted. Reductions to your Index Base will negatively impact your Interim Values for the remainder of the Crediting Period and may result in less gain or contribute to losses at the end of the Crediting Period.

Once your Index Base for an Index Account Option has been negatively adjusted, there is no way to increase your Index Base for the remainder of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION and APPENDIX C: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional information.

ALLOCATION ACCOUNT AVAILABILITY RISK

We reserve the right to add and remove Allocation Accounts from the list of available investment options, and to change the Allocation Accounts that are available for investment. We also reserve the right to make different Allocation Accounts available for investment in connection with new premium payments (i.e., initial or additional premium payments) versus at the end of a Crediting Period. There is no guarantee that any Allocation Account that you select for investment will always be available to you in the future or available with the same rates. Our only guarantee regarding the availability of Allocation Accounts is that we will offer at least one Basic Index Account Option for investment.

If we stop making an Allocation Account available, it will be closed such that no new premiums, reallocations, or transfers will be allowed into that Allocation Account. If you are currently invested in an Allocation Account and it is no longer made available, you may remain in that Allocation Account until the end of the Crediting Period.

If you are not comfortable with the risk that we may not offer Allocation Accounts in the future that are attractive to you based on your personal preferences, risk tolerances, or time horizon, this Policy may not be appropriate for you. You may Surrender your Policy if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, and your Policy will terminate.

CREDIT ADVANTAGE RISK

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.” There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all, or that an Index Account Option with a Credit Advantage Growth Opportunity Type will outperform an Index Account Option without a Credit Advantage Growth Opportunity Type. The additional fee will increase your losses or decrease your gains.

ENHANCED INDEX ACCOUNT OPTION RESET FEATURE RISK

Each Best Entry or Buffer Auto Reset Enhanced Index Account Option that we offer includes a reset feature that may help increase gains or decrease losses. However, the reset features do not guarantee that you will realize gains or avoid losses, and there is no guarantee that a reset feature will ultimately have any impact on your gains or losses.

DEFAULT OPTION RISK

Under certain circumstances, your premium payment or Policy Value will be automatically allocated to a default Allocation Account that we refer to as the Default Option. Currently, the Default Option is the Fixed Account Option with a 1-year Crediting Period, with the annual interest rate that we declare for a new Crediting Period. We reserve the right to change the Default Option in the future. To help avoid automatic allocations to the Default Option, you should always provide us with allocation instructions in good order whenever you have an opportunity to select your investment options. You must provide us with allocation instructions in good order at least one Business Day before the end of any Crediting Period.

Once a premium payment or Policy Value has been allocated to the Default Option, your investment in the Default Option is generally subject to the same terms and conditions as any other investment in an Allocation Account under the Policy. For example, you may not transfer Policy Value invested in the Default Option until the end of the Crediting Period. You may withdraw amounts invested in the Default Option at any time; however, you will be subject to the risks associated with a withdrawal or Surrender.

INTEREST RATE RISK

We declare interest rates for the Fixed Holding Account and any Fixed Account Option in our discretion. There is no guarantee that we will declare any annual interest rate that is higher than the guaranteed minimum effective annual interest rate. See GUARANTEED LIMITS ON RATES.

PREMIUM PAYMENT RISK

Your ability to make additional premium payments is subject to limitations, including annual and lifetime limitations on total premium payments. We will not allow additional premium payments under a Policy after the Owner (or oldest joint Owner) attains the age of 90. We reserve the right to further limit or refuse additional premium payments and to prohibit Owners from making additional premium payments under the Policy in the future on a non-discriminatory basis. You bear the risk that you may not always be permitted to make additional premium payments.

INDEX SUBSTITUTION RISK

During a Crediting Period, if a market index serving as an Index is discontinued or if the calculation of the index is substantially changed by the index provider, or if an ETF that is serving as an Index is liquidated or otherwise no longer exists or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors that include, but are not limited to, asset class, index composition, strategy, and index liquidity.

You will have no right to reject the substitution of an Index. The performance of the new Index may differ significantly from the performance of the old Index. If we substitute the Index for an Index Account Option in which you are invested, your investment in the Policy is subject to the same terms and conditions as any other investment in an Allocation Account under the Policy. For example, you will not be permitted to transfer Policy Value prior to the end of a Crediting Period if a substitution occurs.

RISK OF LOSS DURING CANCELLATION PERIOD

You may return your Policy for a refund, but only if you return it within the prescribed period as described in this prospectus. Unless otherwise required by law, when you cancel the Policy, we will refund the Policy Value on the date of cancellation (plus any fees or charges deducted under the Policy on the date of the cancellation). If you are entitled to a refund equal to the Policy Value, you bear the risk of any decline in your Policy Value during the right to cancel period.

INVOLUNTARY TERMINATION RISK

If your Policy Value is below $2,000, and there have been no premium payments made to the Policy within the last two Policy Years, we reserve the right to terminate the Policy and pay the greater of your Policy Value or the Minimum Required Cash Value.

FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

An investment in the Policy is subject to the risks related to us, Transamerica Life Insurance Company. Any obligations (including under Fixed Account and the Fixed Holding Account), guarantees, and benefits under the Policy are subject to our claims-paying ability. If we experience financial distress, we may be permitted by law to delay payments to you for up to six months, and we ultimately may not be able to meet our obligations to you. More information about Transamerica Life Insurance Company, including our financial strength ratings, is available by visiting www.transamerica.com or calling toll-free (800) 525-6205. We encourage you to read the information about Transamerica Life Insurance Company, including our financial statements, included in APPENDIX F – TRANSAMERICA LIFE INSURANCE COMPANY AND FINANCIAL STATEMENTS.

CYBER SECURITY AND BUSINESS CONTINUITY RISKS

Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of or gap in the systems and processes necessary to support complex transactions and avoid systems failure, fraud, information security failures, processing errors, cyber intrusion, loss of data, and breaches of regulation may lead to a materially adverse effect on our administration of the Policy. We cannot assure you that interruptions, failures, or breaches in security of these processes and systems will not occur, or if they do occur, that they can be timely detected and remediated. Also, our business operations may be adversely affected by volatile natural and man-made disasters, including (but not limited to) hurricanes, earthquakes, terrorism, civil unrest, military action, fires and explosions, pandemic diseases, and other catastrophes. Such events may impact the availability and capacity of our key personnel and may have a materially adverse effect on our administration of the Policy.

GLOSSARY

Accelerated Tiered Participation – A Growth Opportunity Type that may be part of an Index Account Option.

Account – An Index Account, the Fixed Account, or the Fixed Holding Account.

Administrative Office – Transamerica Life Insurance Company, Attention: Customer Care Group, 4333 Edgewood Road NE, Cedar Rapids, IA 52499, (800) 525-6205.

Allocation Account – An Index Account Option or Fixed Account Option.

Annuitant – The person on whose life any annuity payments involving life contingencies will be based.

Annuity Commencement Date – The date upon which annuity payments are to commence.

Beneficiary (beneficiary) – A person designated to receive the death benefit.

Best Entry Reset Threshold – For a Best Entry Enhanced Index Account Option, the net percentage decrease in the Index Value necessary to reset the Initial Index Value during the Observation Period, comparing the Index Value at the beginning of the Crediting Period to an Index Value on an Observation Day.

Bond Reference Portfolio Yield – A reference portfolio yield rate which is the sum of a treasury rate and an option adjusted spread from a widely utilized bond index.

Buffer – A Downside Protection Type that may be part of an Index Account Option.

Buffer and Floor – A Downside Protection Type that may be part of an Index Account Option.

Buffer Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Buffer, or Buffer and Floor, as its Downside Protection Type.

Buffer Reference Level – For a Buffer Auto Reset Enhanced Index Account Option, the value to which the Buffer is tied when calculating the Index Credit Rate.

Buffer Reset Day – For a Buffer Auto Reset Enhanced Index Account Option, a day on which we observe the Index Value to determine whether to reset the Buffer Reference Level.

Buffer Reset Period – For a Buffer Auto Reset Enhanced Index Account Option, the frequency of Buffer Reset Days.

Buffer Reset Trigger – For a Buffer Auto Reset Enhanced Index Account Option, the net percentage increase in the Index Value that triggers a reset to the Buffer Reference Level, comparing to the current Buffer Reference Level to the Index Value on a Buffer Reset Day.

Business Day – Any day when the New York Stock Exchange is open for regular trading.

Cap – A Growth Opportunity Type that may be part of an Index Account Option.

Cap Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Cap, Cap+ Accelerator, Credit Advantage Cap, or Credit Advantage Cap+ Accelerator as its Growth Opportunity Type.

Cap+ Accelerator – A Growth Opportunity Type that may be part of an Index Account Option.

Cap+ Accelerator Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Cap+ Accelerator or Credit Advantage Cap+ Accelerator Rate as its Growth Opportunity Type.

Company (we, us, our) – Transamerica Life Insurance Company.

Credit Advantage – We currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

Credit Advantage Fee – The additional fee charged when you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type.

Crediting Period – The duration of an Allocation Account’s investment term, expressed in years. The Crediting Period is also the period of time during which the performance of an Index Account Option is linked to the performance of an Index.

Downside Protection Participation Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Participation as its Downside Protection Type.

Downside Protection Type – A feature of an Index Account Option that provides limited protection from negative Index performance. The Floor Downside Protection Type provides complete protection from negative Index performance only when it has a Floor Rate of 100%.

Final Index Value – The Index Value for the final day of a Crediting Period.

Fixed Account – The fixed interest account supporting the Fixed Account Options under the Policy.

Fixed Account Options – A fixed interest investment option under the Policy.

Fixed Holding Account – The interest-bearing account generally in which premium payments are held until allocated to an Allocation Account.

Floor – A Downside Protection Type that may be part of an Index Account Option.

Floor Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Floor, or Buffer and Floor, as its Downside Protection Type.

Good Order (good order) – The receipt by the Company, at our Administrative Office, of all information, documentation, instructions, and/or premium payment deemed necessary by the Company to issue the Policy or execute any transaction pursuant to the terms of the Policy.

Growth Opportunity Participation Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Participation or Credit Advantage Participation as its Growth Opportunity Type.

Growth Opportunity Type – A feature of an Index Account Option that determines how and the extent to which an Index Account Option will participate in positive Index performance.

Index – The market index or exchange-traded fund to which an Index Account Option may be linked.

Index Account / Index Account Option – An index-linked investment option under the Policy.

Index Account Option Value – The value of your investment in an Index Account Option at the end of a Crediting Period.

Index Base – The portion of the Policy Value allocated to an Index Account Option, less the sum of any adjustments for withdrawals or fees and charges deducted from the Index Account Option since inception of a Crediting Period.

Index Change – The net percentage change in the Index Value between the first day of a Crediting Period and the last day of the Crediting Period.

Index Credit – A dollar amount of gain or loss reflected in your Index Account Option Value at the end of a Crediting Period. Index Credit may be positive, negative, or equal to zero.

Index Credit Rate – A percentage gain or loss used to calculate your Interim Value during the Crediting Period and your Index Account Option Value at the end of a Crediting Period. The Index Credit Rate may be positive, negative, or equal to zero.

Index Value – The value of an Index at the end of a day. When the Index is a market index, the Index Value at the end of a day is the closing value of the Index for that day. When the Index is an exchange-traded fund, the Index Value at the end of a day is the closing share price of the fund for that day on the fund’s primary stock exchange. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. The Company relies on the Index Values reported by a third party.

Initial Index Value – The Index Value on the first day of a Crediting Period. The Initial Index Value may be reset to a lower Index Value under a Best Entry Enhanced Index Account Option.

Interim Value – The value of an Index Account Option on any Business Day during the Crediting Period, except the first and last day of the Crediting Period, used to determine the amount available in the Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees. The Interim Value is calculated at the end of a Business Day.

Minimum Required Cash Value – The minimum benefits under the Policy required by applicable state law.

Observation Day – For a Best Entry Enhanced Index Account Option, a day on which we observe the Index Value during the Observation Period to determine whether to reset the Initial Index Value.

Observation Frequency – For a Best Entry Enhanced Index Account Option, the frequency of Observation Days during the Observation Period.

Observation Period – For a Best Entry Enhanced Index Account Option, the time period (expressed in days) during which the Initial Index Value may be reset.

Option Value – The value of a hypothetical portfolio of options used to estimate the value of your Index Credit prior to the end of the Crediting Period. The replicating portfolio of options are designated by us for each Index Account Option and are used to estimate the fair value of the risk of loss and the possibility of gain at the end of a Crediting Period, expressed in percentage terms.

Owner (you, your) – The person who may exercise all rights and privileges under the Policy, including the Owner and any joint Owner.

Participation – A Growth Opportunity Type and/or Downside Protection Type that may be part of an Index Account Option.

Payee – The person to whom annuity payments will be made.

Policy – The Transamerica Structured Index AdvantageSM Annuity.

Policy Anniversary – The anniversary of the Policy Date for each year the Policy remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Policy Date – The date on which the Policy becomes effective.

Policy Quarter – Each three month period beginning on the Policy Date.

Policy Value – The amount that represents the value of your investment in the Accounts.

Policy Year – The 12-month period following the Policy Date. The first Policy Year starts on the Policy Date. Each subsequent Policy Year starts on the Policy Anniversary.

Premium Payment (premium payment) – An amount paid to us by or on behalf of an Owner, as consideration for the benefits provided under the Policy.

Renewal Letter (renewal letter) – The personalized letter an existing Owner will receive at least 21 days before the end of each Crediting Period. Among other information, your renewal letter will: (i) remind you of your opportunity to decide how your Policy Value in the expiring Allocation Account should be re-invested; (ii) inform you of the Allocation Account(s) that will be available for investment, as set forth in the prospectus for the Policy at that time; (iii) provide the current upside rates for the available Allocation Account(s); and (iv) remind you to submit instructions to us at least one Business Day before the end of the Crediting Period.

Surrender – A full withdrawal of cash value and termination of the Policy.

Tier Level – For an Index Account Option with Accelerated Tiered Participation or Credit Advantage Accelerated Tiered Participation as its Growth Opportunity Type, a range of potential Index Changes to which a Tier Participation Rate would apply.

Tier Participation Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Accelerated Tiered Participation or Credit Advantage Accelerated Tiered Participation as its Growth Opportunity Type.

Value Trigger – A Growth Opportunity Type that may be part of an Index Account Option.

Value Trigger Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Value Trigger or Credit Advantage Value Trigger as its Growth Opportunity Type.

Value Trigger+ – A Growth Opportunity Type that may be part of an Index Account Option.

Value Trigger+ Participation Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Value Trigger+ or Credit Advantage Value Trigger+ as its Growth Opportunity Type.

Value Trigger+ Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option with Value Trigger+ or Credit Advantage Value Trigger+ as its Growth Opportunity Type.

Withdrawal (withdrawal) – A withdrawal of cash value from the Policy that is less than a Surrender.

Written Notice – Written notice, signed by the Owner, that gives us the information we require and is received in good order at the Administrative Office. For some transactions, we may accept an electronic notice or telephone instructions. Such electronic notice must meet the requirements for good order that we establish for such notices.

THE ANNUITY

This prospectus describes information you should know before you purchase the Policy.

An annuity is a contract between you (the Owner) and an insurance company (in this case, us), where the insurance company promises to pay you an income in the form of annuity payments. These payments begin on a designated date, referred to as the Annuity Commencement Date. Until the Annuity Commencement Date, your annuity is in the accumulation phase and the earnings (if any) are generally tax deferred. Tax deferral means you are not taxed until you take money out of your annuity. Once your Policy is annuitized, your annuity switches to the income phase.

We currently sell Policies that are “qualified” or “non-qualified” under the Internal Revenue Code. You will get no additional tax advantage from this annuity if you are investing in this annuity through a tax-advantaged retirement plan (such as a 401(k) plan or Individual Retirement Account (“IRA”)). We currently sell Policies to the following plans: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, 457(f) plans (in certain circumstances) and Section 401(a) plans (including profit sharing plans, defined benefit pension plans, defined contribution pension plans, 401(k) plans, and combination defined benefit/contribution plans). If you purchase the Policy as an individual retirement annuity or as part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan, or certain other employer sponsored programs), your Policy is a qualified Policy. If you purchase the Policy as part of any other arrangement, your Policy is a non-qualified Policy.

The Policy is a “deferred” annuity. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes. Your individual investment and your rights are determined primarily by your own Policy.

The Policy is a “flexible premium” annuity because after you purchase it, you can generally make additional premium payments until the Annuity Commencement Date. Each additional premium payment must be at least $50 unless a different minimum is stated in your Policy. You are not required to make any additional premium payments.

The Policy is “index-linked” because the value of each Index Account Option is linked to the performance of an Index. If you invest in one or more Index Account Options, the amount of money you are able to accumulate under your Policy depends (at least in part) upon the performance of your Index Account Options. You could lose a significant amount of money that you allocate to the Index Account Options.

We do not guarantee that a Fixed Account Option will always be available. If a Fixed Account Option is available and you invest amounts in that Fixed Account Option for a Crediting Period, your principal is guaranteed and will earn interest at a guaranteed annual interest rate during that Crediting Period. The amount of money you are able to accumulate depends upon the total interest credited.

Do not purchase this Policy if you plan to use it for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

Your Policy is not intended or designed to be traded on any stock exchange or secondary market. By purchasing this Policy, you represent and warrant that you are not using the Policy for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

PURCHASE

We will not issue a Policy unless:

•	We receive in good order all information needed to issue the Policy. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

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We receive in good order (at our Administrative Office) a minimum initial premium payment (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

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The Annuitant, Owner, and any joint Owner are younger than age 86 as of the date that the application is signed. The age limit may be lower for qualified Policies. Please also note that optional benefits may have different age limitations.

•	The Owner and Annuitant have an immediate familial relationship, unless the Owner is the Annuitant or the Owner is not an individual.

Right to Cancel Period: You may return your Policy for a refund, but only if you return it within the prescribed period, which is generally 10 days after you receive the Policy (for replacements the right to cancel period is generally 30 days) but could vary by state. The refund will generally be the Policy Value on the date of cancellation (plus any fees or charges deducted under the Policy on the date of the cancellation), in which case you bear the risk of any decline in your Policy Value during the right to cancel period. State law may require us to refund the greater of your Policy Value or your premium payment(s). For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period. We will pay the refund after we receive in good order at our Administrative Office within the applicable period Written Notice of cancellation and the returned policy. The Policy will then be deemed void.

State variations may apply to your Policy. See OTHER INFORMATION – State Variations.

Additional fees may apply to optional benefits. Optional benefits may not be available for all Policies, in all states, at all times, or through all financial intermediaries.

We reserve the right to reject any application.

PREMIUM PAYMENTS

You should make checks for premium payments payable to Transamerica Life Insurance Company and send them to the Administrative Office. Your check must be honored in order for us to pay any associated annuity payments and benefits due under the Policy.

We do not accept cash. We reserve the right to not accept third party checks. A third party check is a check that is made payable to one person who endorses it and offers it as payment to a second person. Checks should normally be payable to us, however, in some circumstances, at our discretion, we may accept third party checks that are from a rollover or transfer from other financial institutions. Any third party checks not accepted by us will be returned.

We reserve the right to reject or accept any form of payment. Any unacceptable forms of payment will be returned.

We reserve the right to restrict or refuse any premium payment.

INITIAL PREMIUM PAYMENT

The initial premium payment for qualified and non-qualified Policies must be at least $25,000 (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

You must obtain our prior approval to purchase a Policy with an amount in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant are all younger than age 71; or

•	$500,000 if you, any joint Owner, or the Annuitant is at least age 71.

Your initial premium payment may not be credited to your Policy on the day that you leave your premium payment with your financial intermediary. Your financial intermediary may take a period of time to assess whether buying this Policy is suitable for you. Your financial intermediary may send us your initial premium payment while they complete this assessment. Your financial intermediary must also ensure that we have all the information needed for us to process your Policy. We will not begin to process your Policy during this period.

We will first begin our review only once we receive both your initial premium payment and your application (or an electronic order form). We will credit your initial premium payment to your Policy within two Business Days after the Business Day that we receive your initial premium payment, your application (or order form), and once we determine that your Policy information is both complete and in good order. This time period is in addition to the time your financial intermediary may take to complete their part of the process.

If your information is not received in good order and we are unable to complete our part of the process within thirty Business Days after the Business Day that we receive your initial premium payment and your application (or electronic order form), then we will return your initial premium payment at that time. We will credit your initial premium payment within two Business Days after your information is both complete and in good order.

Neither we nor your financial intermediary are responsible for lost investment opportunities while we each complete our review processes. Any initial premium payments received by us will be held in our general account until credited to your Policy. You will not earn interest on your initial premium payment during these review periods.

The date on which we credit your initial premium payment to your Policy is generally the Policy Date. The Policy Date is used to determine certain time periods under your Policy, such as Policy Years, Policy Quarters, and Policy Anniversaries.

ADDITIONAL PREMIUM PAYMENTS

You are not required to make any additional premium payments. However, you can generally make additional premium payments during the accumulation phase. Additional premium payments must be at least $50. We will credit an additional premium payment to your Policy within two Business Days after the Business Day we receive the premium payment and required information in good order at our Administrative Office.

When you allocate an additional premium payment to one or more Allocation Accounts, a new Crediting Period will begin for each Allocation Account receiving the premium payment. Any portion of an additional premium payment into an Allocation Account cannot be applied to an ongoing Crediting Period. Please note that if you invest in the same Allocation Account at different times, it is possible that you may have multiple ongoing Crediting Periods for the same Allocation Account.

After the first Policy Year, we reserve the right to require our prior approval for any cumulative premium payments in a single Policy Year in excess of the following limits:

•	Non-qualified Policies – $25,000.

•	Qualified Policies – the lesser of any minimums required by the Internal Revenue Service or $60,000.

We may approve premium payments over the maximum limit but restrict access to certain optional benefits. If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

We will not allow additional premium payments under a Policy after the Owner (or oldest joint Owner) attains the age of 90. We reserve the right to further limit or refuse additional premium payments. We may prohibit Owners from making additional premium payments under the Policy in the future on a non-discriminatory basis.

MAXIMUM TOTAL PREMIUM PAYMENTS

We reserve the right to require our prior approval of any cumulative premium payments in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant were all younger than age 71 on the date you signed the application; or

•	$500,000 if you, any joint Owner, or the Annuitant were at least age 71 on the date you signed the application.

The maximum limit on total premium payments includes premium payments under the Policy and other policies with the same Owner or same Annuitant issued by us or an affiliate. We may approve premium payments over the maximum limit but restrict access to certain optional benefits. If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

ALLOCATION OF PREMIUM PAYMENTS

When you purchase the Policy, we will allocate your initial premium payment to the Allocation Account(s) you selected based on the allocation instructions in your application. The allocations in your allocation instructions must be in whole percentages and must total 100%.

In the event that your application is received in good order, but an Allocation Option that you selected for investment in your application is discontinued before your Policy is fully funded, we will issue the Policy and process your initial premium payment as follows:

•

For each Allocation Account that you selected, if the “same” Allocation Account is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your instructions.

•

For each Allocation Account that you selected, if the “same” Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days of the date we received the premium payment, we will allocate that portion of your premium payment to the Default Option on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. See DEFAULT OPTION.

For these purposes, we will consider an Allocation Account identified in your application instructions and an Allocation Account that is available for investment to be the “same” Allocation Account based on the criteria described below.

The allocation instructions in your application will initially serve as your standing allocation instructions for additional premium payments. You may change your standing allocation instructions for additional premium payments by sending written instructions to our Administrative Office, by telephone, or other electronic means acceptable to us, subject to the limitations described under OTHER INFORMATION – Telephone and Electronic Transactions. The allocation change will apply to premium payments received on or after the date we receive the change request in good order.

If you make an additional premium payment and it is accompanied by allocation instructions, we will allocate the premium payment to the Allocation Account(s) you selected based on those instructions. The allocation instructions accompanying your additional premium payment will not replace your standing allocation instructions unless you specifically instruct us otherwise.

If you make an additional premium payment and it is not accompanied by allocation instructions, we will process the additional premium payment as follows:

•

For each Allocation Account in your standing allocation instructions, if the “same” Allocation Account is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your standing allocation instructions.

•

For each Allocation Account in your standing allocation instructions, if the “same” Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days of the date we received the premium payment, we will allocate that portion of your premium payment to the Default Option on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. See DEFAULT OPTION.

For purposes of this section, we will consider an Allocation Account identified in your instructions and an Allocation Account that is available for investment to be the “same” Allocation Account based on the following criteria:

•

If the Allocation Account identified in your instructions is a Basic Index Account Option, a Basic Index Account Option that is available for investment will be considered the “same” Allocation Account if the Indexes, Crediting Periods, Growth Opportunity Types, Downside Protection Types, and the rates for the Downside Protection Type are identical. Such Basic Index Account Options will be considered the “same” even if the rates for the Growth Opportunity Types differ.

•

If the Allocation Account identified in your instructions is a Best Entry Enhanced Index Account Option, a Best Entry Enhanced Index Account Option that is available for investment will be considered the “same” Allocation Account if the Indexes, Crediting Periods, and Buffer Rates are identical. Such Best Entry Enhanced Index Account Options will be considered the “same” even if the Cap Rates, Observation Periods, Observation Frequencies, and Best Entry Reset Thresholds differ.

•

If the Allocation Account identified in your instructions is a Buffer Auto Reset Enhanced Index Account Option, a Buffer Auto Reset Enhanced Index Account Option that is available for investment will be considered the “same” Allocation Account if the Indexes, Crediting Periods, and Buffer Rates are identical. Such Buffer Auto Reset Enhanced Index Account Options will be considered to be the “same” even if the Cap Rates, Buffer Reset Periods, and Buffer Reset Triggers differ.

•

If the Allocation Account that ended is an Index Account Option and has a Growth Opportunity Type designated as “Credit Advantage,” then in addition to the applicable criteria above, an available Index Account Option may be considered the “same” only if the available Index Account Option has the same Growth Opportunity Type designated as “Credit Advantage” and the Credit Advantage Fee of the available Index Account Option is lower than or equal to the Credit Advantage Fee of the Index Account Option identified in your instructions.

•

If the Allocation Account identified in your instructions is a Fixed Account Option, and a Fixed Account Option is available for investment, it will be considered the “same” Allocation Account if the Crediting Periods are of the same length, even if the declared interest rates differ.

In the event that the rates for the “same” Allocation Account differ as described above and you are automatically invested in the “same” Allocation Account, you will be subject to those different rates.

FEES AND CHARGES

There are fees and charges associated with the Policy that may reduce the return on your investment.

SURRENDER CHARGES

During the accumulation phase, you can withdraw part (withdrawal) or all of (Surrender) your Policy’s cash value. Restrictions may apply to qualified Policies. When you take a withdrawal or Surrender, we may apply a surrender charge to compensate us for start-up expenses of the Policy relating to sales, including commissions to registered representatives and other promotional expenses.

Surrender charges, if any, apply to each premium payment, regardless of how Policy Value is allocated among the Allocation Accounts. The surrender charge decreases based on the number of years since the premium payment was made, as reflected in the table below.

Surrender Charge (as a percentage of premium withdrawn or Surrendered)
Number of Years Since Premium Payment Date	Surrender Charge
Year 0-1	8%
Year 1-2	8%
Year 2-3	7%
Year 3-4	6%
Year 4-5	5%
Year 5-6	4%
Year 6+	0%

You can withdraw up to 10% of your premium payments each Policy Year free of surrender charges. This amount is referred to as the “surrender charge-free amount” and is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you might have to pay a surrender charge on the excess amount.

For example, assume your premium payments total $100,000 and your Policy Value is $106,000 at the beginning of the second Policy Year and you request a withdrawal of $30,000. Since that amount is more than your surrender charge-free amount ($10,000), you would pay a surrender charge of $1,600 on the remaining $20,000 (i.e., 8% x ($30,000 – $10,000) = $1,600). Likewise, assume your Policy Value is $80,000 (total premium payments total $100,000) at the beginning of the second Policy Year and you Surrender your Policy. You would pay a surrender charge of $7,200 (i.e., 8% x ($100,000 – ($100,000 x 10%)) = $7,200).

For surrender charge purposes, earnings are considered to be withdrawn first, then the oldest premium is considered to be withdrawn next. While there is no surrender charge on the withdrawal of earnings or premium payments that are no longer subject to surrender charges, such amounts count towards your surrender charge-free amount when withdrawn. This means that withdrawing such amounts will reduce (possibly to zero) your surrender charge-free amount for a Policy Year.

Keep in mind that withdrawals may be taxable and, if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax. For tax purposes, withdrawals from non-qualified Policies are considered to come from taxable earnings first

See ACCESS TO YOUR MONEY – SURRENDER CHARGE WAIVERS for information about the Policy’s surrender charge waivers. Please note that any amounts withdrawn pursuant to a surrender charge waiver will count against the surrender charge-free amount for a Policy Year.

We may elect to reduce or eliminate the amount of the surrender charge when the Policy is sold under circumstances which reduce our sales or other expenses, or when required by regulation or regulatory authority.

SERVICE CHARGE

We may deduct a service charge from your Policy on each Policy Anniversary prior to the Annuity Commencement Date. If we deduct this charge, it will not exceed 2% (as a percentage of your Policy Value, before the deduction of any fees or charges on that Policy Anniversary) or a maximum of $50, whichever is less, and we will waive the charge if your Policy Value, or if your total premium payments minus prior withdrawals, on the Policy Anniversary is at least equal to the minimum amount specified in your Policy.

This charge will be deducted from each Account in proportion to the portion of Policy Value in each Account, excluding the Fixed Holding Account until all other Accounts have been depleted of value. This charge will be deducted on a pro-rated basis if you Surrender the Policy.

GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE

If you elect the optional GMDB rider, you may be subject to an additional fee. The fee (if any) depends on the Annuitant’s age on the date that you sign the application for the Policy (or, under limited circumstances, at the time your re-election request is received in good order). If your election of the GMDB rider would not subject your Policy to an additional fee and you are eligible to elect the rider, the GMDB rider will be automatically elected for you. Currently, all GMDB rider elections and re-elections are subject to an additional fee.

If you are electing or re-electing the GMDB rider, only one of the fee percentages listed in the table below will apply to your rider, depending on the age of the Annuitant on the date that you sign the Policy application or at the time your re-election request is received in good order.

Age of Annuitant	Fee Percentage
0-50	0.05%
51-70	0.15%
71-85	0.50%

The fee percentage applicable to your rider will not change for the life of your rider. We reserve the right to change the Annuitant age ranges and corresponding fee percentages for future elections and re-elections of the GMDB rider.

The additional fee will be calculated and deducted quarterly, on the same day of the month as the rider effective date. If that day does not exist for a given month, the first calendar day of the following month will be used. The quarterly fee is calculated by multiplying the guaranteed minimum death benefit by the GMDB rider fee percentage, and dividing that amount by four.

See DEATH BENEFIT – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER for information about how the guaranteed minimum death benefit is calculated.

This fee will be deducted from each Account in proportion to the portion of Policy Value in each Account, excluding the Fixed Holding Account until all other Accounts have been depleted of value. This fee will be deducted on a pro-rated basis upon termination of the rider.

CREDIT ADVANTAGE FEE

If you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type, you will pay an additional fee for the increased upside potential associated with that Index Account Option. The maximum Credit Advantage Fee percentage, on an annualized basis, is 3.0%. Because this fee percentage is annualized, it generally means that even if two Index Account Options are subject to the same annual fee percentage but the lengths of their Crediting Periods differ, you will pay more if you select the Index Account Option with the longer Crediting Period.

If you are invested in multiple Index Account Options with a Credit Advantage Growth Opportunity Type, you will pay the Credit Advantage Fee with respect to each of those Index Account Options. You will not pay a Credit Advantage Fee if you do not invest in an Index Account Option with a Credit Advantage Growth Opportunity Type.

The dollar amount of the Credit Advantage Fee is calculated at the beginning of the Crediting Period. The fee amount will equal the dollar amount allocated to the Index Account Option on the first day of the Crediting Period, multiplied by the Credit Advantage Fee percentage, multiplied by the length of the Crediting Period (in years).

See APPENDIX A – ALLOCATION ACCOUNTS AVAILABLE UNDER THE POLICY for the annualized Credit Advantage Fee percentages applicable to the available Index Account Options with Credit Advantage Growth Opportunity Types.

The Credit Advantage Fee amount is deducted as follows:

•

If you do not take a withdrawal or Surrender from the Index Account Option prior to the end of the Crediting Period, the full Credit Advantage Fee amount will be deducted from the Index Account Option Value at the end of the Crediting Period.

•

If you take a full withdrawal from the Index Account Option or a Surrender prior to the end of the Crediting Period, the full Credit Advantage Fee amount (or the remaining Credit Advantage Fee amount, if you previously took a withdrawal from the Index Account Option) will be deducted at that time.

•

If you take a withdrawal from the Index Account Option prior to the end of the Crediting Period, a portion of the Credit Advantage Fee amount will be assessed at that time. The amount of the fee assessed will equal:

Remaining Credit Advantage Fee amount x (amount withdrawn / Interim Value)

The remaining Credit Advantage Fee amount at any time equals the Credit Advantage Fee amount calculated at the beginning of the Crediting Period minus the cumulative portion of the Credit Advantage Fee amount assessed at the time of any prior withdrawals during the Crediting Period. Please note that the remaining Credit Advantage Fee amount and Interim Value used in the calculation above are those values immediately prior to the withdrawal.

In no event will the Credit Advantage Fee amount paid for an Index Account Option exceed the Credit Advantage Fee amount calculated at the beginning of the Crediting Period.

If a death benefit becomes payable, the remaining Credit Advantage Fee amount, less the accrued Credit Advantage Fee amount, will be waived as of the date we receive due proof of death from any beneficiary.

PREMIUM TAXES

A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other government agency. We will, at our discretion, deduct the tax, currently ranging from 0% to 3.5%, from the Policy Value when you begin receiving annuity payments, you Surrender the Policy, or death proceeds are paid. We may decide to deduct the tax at the time that you make a premium payment or when due to the applicable taxing authority.

FEDERAL, STATE, AND LOCAL TAXES

We may in the future deduct charges from the Policy for any taxes we incur because of the Policy. However, no deductions are being made at the present time.

SPECIAL SERVICE FEES

We currently deduct a charge for overnight delivery and duplicate policies. We reserve the right to deduct a charge for special services in the future, including non-sufficient checks on new business; duplicate Form 1099 and Form 5498 tax forms; check copies; printing and mailing previously submitted forms; and asset verification requests from mortgage companies. We may charge a fee for each service performed and fees may vary based on the type of service but will not exceed $50.

REDUCED FEES AND CHARGES

We may, at our discretion, reduce or eliminate certain fees and charges for certain Policies (including employer-sponsored savings plans), which may result in decreased costs and expenses.

POLICY VALUE AND CASH VALUE

POLICY VALUE

Prior to the Annuity Commencement Date, your Policy Value represents the value of your investment in your Accounts, which may include the Fixed Holding Account, the Fixed Account, and one or more Index Accounts.

On any day during the accumulation phase, your total Policy Value is equal to:

•	Your total premium payment(s); minus

•	Your total gross withdrawals from the Policy (including amounts deducted for surrender charges); plus

•	Your accumulated gains on amounts allocated to Index Account(s); minus

•	Your accumulated losses on amounts allocated to Index Account(s); plus

•	Interest credited on amounts allocated to the Fixed Account and Fixed Holding Account; minus

•	Service charges, rider fees, and premium taxes if any (including fees and taxes imposed upon termination).

After the Annuity Commencement Date, your Policy does not have a Policy Value.

CASH VALUE

Prior to the Annuity Commencement Date, your cash value represents the total amount that is available for withdrawal or Surrender. Your cash value is equal to the Policy Value less any surrender charges, if applicable. Your cash value may be lower than or equal to your Policy Value.

After the Annuity Commencement Date, your Policy does not have a cash value.

TYPES OF ACCOUNTS

FIXED HOLDING ACCOUNT

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

If a premium payment is received on the 1st, 8th, 15th, or 22nd calendar day, it will be allocated on the next 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first.

Amounts held in the Fixed Holding Account are credited compound interest daily based on the fixed annual interest rate in effect at that time.

We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to the guaranteed minimum effective annual interest rate. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate. You may always obtain the current annual interest rate for the Fixed Holding Account online at www.transamerica.com/[ ] or upon request by contacting our Administrative Office or your financial intermediary.

When you submit an additional premium payment, if the premium payment is not accompanied by allocation instructions and your standing allocation instructions are not in good order, your premium payment may be held in the Fixed Holding Account for a longer period of time than described above. See PREMIUM PAYMENTS – ALLOCATION OF PREMIUM PAYMENTS for additional information.

FIXED ACCOUNT OPTIONS

If you invest in a Fixed Account Option, we guarantee your principal and a fixed annual interest rate for the length of the applicable Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period. We may offer Crediting Periods for Fixed Account Options ranging from 1 to 6 years in length.

For each available Fixed Account Option, we will declare the annual interest rate for a Crediting Period prior to the beginning of the Crediting Period. We guarantee that the annual interest rate declared for a Crediting Period will not change. However, the annual interest rates we declare for the Fixed Account Options may differ from Crediting Period-to-Crediting Period and may differ based on the lengths of the Crediting Periods. For example, assume you have Policy Value invested in a Fixed Account Option with an ongoing 1-year Crediting Period. If that Fixed Account Option is still available for investment and you invest additional amounts in that Fixed Account Option, you will have two separate ongoing 1-year Crediting Periods for that Fixed Account Option, and the interest rates for those Crediting Periods may differ.

See SELECTING YOUR INVESTMENT OPTIONS for information about how to obtain the current annual interest rate for the Fixed Account Options that are available for investment.

We determine annual interest rates for the Fixed Account Options at our discretion, subject to the guaranteed minimum effective annual interest rate. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate.

We do not guarantee that a Fixed Account Option will always be available for investment. We reserve the right to refuse any premium payments to be allocated to, or transferred into, the Fixed Account.

INDEX ACCOUNT OPTIONS

When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of an Index, which will either be a market index or an exchange-traded fund. See THE INDEXES. The Index’s performance is generally measured by calculating the Index Change, which is the percentage difference between the Initial Index Value and the Final Index Value.

For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., ((1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., ((900/1000) – 1 = -10%).

As a general matter (excluding the impact of fees and charges):

•

When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s Growth Opportunity Type.

•

When the Index Change at the end of the Crediting Period is zero, your Policy will not lose value as a result of the Index performance. Nor will your Policy gain value unless the Growth Opportunity Type for the Index Account Option provides for gain even when the Index Change is zero.

•

When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from that loss. The downside protection provided by an Index Account Option will depend on its Downside Protection Type.

See ADDITIONAL INFORMATION ABOUT BASIC INDEX ACCOUNT OPTIONS and ADDITIONAL INFORMATION ABOUT ENHANCED INDEX ACCOUNT OPTIONS for detailed information about how gains and losses are calculated for the different types of Index Account Options at the end of a Crediting Period.

Please note that we do calculate the value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period. However, we calculate these “Interim Values” differently than how we calculate gains or losses at the end of a Crediting Period. See VALUES ASSOCIATED WITH AN INDEX ACCOUNT OPTION – INTERIM VALUES, APPENDIX B: INTERIM VALUE CALCULATIONS AND EXAMPLES, and APPENDIX C: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional information.

THE INDEXES

Each Index Account Option is linked to the performance of an Index. Each Index is either a market index or an exchange-traded fund (“ETF”).

•

A market index tracks, directly or indirectly, the performance of a specific basket of stocks or other assets considered to represent a particular market or sector. Please note that by investing in an Index Account Option that is linked to the performance of a market index, you are not investing in the market index (it is not possible to invest directly in a market index) and you have no rights with respect to the index.

•

ETFs are SEC-registered investment companies whose shares are traded throughout the day on national stock exchanges at market prices. Please note that when you invest in an Index Account Option that is linked to the performance of an ETF, you are not investing in the ETF and you are not a shareholder in the ETF. You will have no voting, dividends, liquidation, or other rights that belong to shareholders in the ETF.

When the Index is a market index, the Index Value at the end of a day is the closing value of the Index for that day. When the Index is an ETF, the Index Value at the end of a day is the closing share price for that day on the ETF’s primary stock exchange. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. We rely on the Index Values reported to us by a third-party when administering the Policy.

MARKET INDEXES

The Indexes described in this section are market indexes. If you invest in an Index Account Option that is linked to a market index, you will be indirectly exposed to the investment risks associated with the securities or other assets that make up that market index. Such risks may adversely affect the value of the index components and, in turn, the performance of the index.

Each market index described in this section is subject to the following risks (in addition to other risks identified below):

•

Each market index could decrease in value over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of a market index may be significant and unpredictable.

•

Each market index is comprised of equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

•

The performance of each market index depends on the performance of individual securities that make-up the index. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.

S&P 500® Index

The S&P 500® Index (Ticker: SPX) is widely regarded as the best single gauge of large-cap U.S. equities. This market index includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500® Index is calculated without adjustments for dividends.

In addition to the risks identified above that apply to each of the market indexes that may serve as an Index, the S&P 500® Index is associated with additional investment risks, such as the following:

•

Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

S&P 500 Market Opportunity Allocator 1.0% Decrement Index

The S&P 500 Market Opportunity Allocator 1.0% Decrement Index offers dynamic exposure to the S&P 500 based on five equity market anomalies used as signals to adjust a base equity weight, less a fixed decrement of 1.0% per year. The five anomalies include Turn of the Month, Don’t Fight the Fed, Option Expiry Week, Short-Term Mean Reversion, and Long-Term Trend. The exposure can range from 0% to 150%.

The S&P 500 Market Opportunity Allocator 1.0% Decrement Index is exclusively licensed to Transamerica for use with this Policy and other Transamerica financial products. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

Fidelity World Factor Leaders IndexSM 0.5% AR

The Fidelity World Factor Leaders IndexSM 0.5% AR (Adjusted return) (the “Index”) is an equity index offering exposure to U.S. and Developed non-U.S. companies with attractive valuations, high quality profiles, positive momentum signals and lower volatility than the broader world market. The Index is a combination of 60% Fidelity US Multifactor Index and 40% Fidelity International Multifactor Index. The index rebalances daily to ensure these weights remain consistent. The daily performance of the Index is reduced by 0.5% annually. Without this adjustment to the return, the performance of the index over any one year period would be approximately 0.5% greater. The exact impact over any time period will depend on the index path over that period due to the nature of compounding. This reduces the performance of the index only. It is not a product fee deducted from your (Index Allocation) or (Interim Value)s.

Fidelity World Factor Leaders IndexSM 0.5% AR is exclusively licensed to Transamerica for use with this Policy and other Transamerica financial products. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

EXCHANGE TRADED FUNDS (ETF)

The Indexes described in this section are ETFs. If you invest in an Index Account Option that is linked to an ETF, you will be indirectly exposed to the ETF’s investment risks. Such risks may adversely affect the ETF’s performance, including the market price for its shares which we use as Index Values. Index Values for an ETF do not include dividends declared by the ETF.

Each ETF described in this section is subject to the following risks (in addition to other risks identified below):

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Each ETF could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of an ETF may be significant and unpredictable.

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Each ETF primarily invests in equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

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The performance of each ETF depends on the performance of individual securities in which the ETF invests. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.

•	Each ETF is subject to fees and charges, including management fees and transaction costs, that reduce the performance of the ETF.

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Each ETF seeks to track the investment results of a specific market index. There is no guarantee that an ETF’s investment results will have a high degree of correlation to the index it seeks to track or that an ETF will achieve its investment objective. Each ETF may be subject to tracking error, which is the divergence of an ETF’s performance from that of the index it seeks to track. This risk may be heightened during times of increased market volatility or other unusual market conditions. Among other reasons, tracking error may result because an ETF incurs fees and expenses while the index does not.

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Each ETF faces numerous market trading risks, including the potential lack of an active market for fund shares, losses from trading in secondary markets, periods of high volatility, and disruptions in the creation/redemption process. Any of these factors, among others, may lead to an ETF’s shares trading at a premium or discount to net asset value.

iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (NYSE Arca: IWM) seeks to track the investment results of the Russell 2000® Index, an index composed of small-capitalization U.S. equities. The Russell 2000® Index measures the performance of the small capitalization sector of the U.S. equity market, as defined by FTSE Russell.

In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

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Compared to mid- and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of small-capitalization companies may be more volatile and less liquid than those of mid- and large-capitalization companies.

iShares® U.S. Technology ETF

The iShares® Russell 2000 ETF (NYSE Arca: IYW) seeks to track the investment results of the Dow Jones U.S. Technology Capped Index, which is composed large-, mid-, and small-capitalization U.S. companies. The Dow Jones U.S. Technology Capped Index is designed to measure the performance of U.S. companies in the technology sector.

In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

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Technology companies may have limited product lines, markets, financial resources, or personnel. Technology companies typically face intense competition and potentially rapid product obsolescence. They are also heavily dependent on intellectual property rights and may be adversely affected by the loss or impairment of those rights. Companies in the technology sector are facing increased government and regulatory scrutiny and may be subject to adverse government or regulatory action.

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Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

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Compared to large-capitalization companies, mid- and small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid- and small-capitalization companies may be more volatile and less liquid than those of large-capitalization companies. These risks are generally greater for small-capitalization companies.

iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (NYSE Arca: EEM) seeks to track the investment results of the MSCI Emerging Markets Index, which is composed of large- and mid-capitalization emerging market equities. The MSCI Emerging Markets Index is designed to measure equity market performance in the global emerging markets.

In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

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Investments in the securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. The ETF may lose money due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

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The ETF’s investments in emerging market issuers may be subject to a greater risk of loss than investments in issuers located or operating in more developed markets. Emerging markets may be more likely to experience inflation, political turmoil, social instability, and rapid changes in economic conditions than more developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable securities valuations, and greater risk associated with custody of securities than developed markets. The ETF invests in countries or regions whose economies are heavily dependent upon trading with key partners. Any reduction in this trading may have an adverse impact on the ETF’s investments.

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Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

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Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.

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Because the ETF’s net asset value is determined in U.S. dollars, the ETF’s net asset value could decline if the currency of a non-U.S. market in which the ETF invests depreciates against the U.S. dollar or if there are delays or limits on repatriation of such currency. Currency exchange rates can be very volatile and can change quickly and unpredictably. As a result, the ETF’s net asset value may change quickly and without warning.

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The ETF invests in companies that are susceptible to fluctuations in certain commodity markets. Any negative changes in commodity markets that may be due to changes in supply and demand for commodities, market events, regulatory developments, or other factors that the ETF cannot control could have an adverse impact on those companies.

•	Because the ETF seeks to track an index with significant weight in emerging markets issuers, the ETF may experience higher tracking error than other index ETFs that do not track such an index.

iShares® MSCI USA ESG Select ETF

The iShares® MSCI USA ESG Select ETF (NYSE Arca: SUSA) seeks to track the investment results of the MSCI USA Extended ESG Select Index, an index composed of U.S. companies that have positive environmental, social, and governance (“ESG”) characteristics as identified by the index provider. The index includes large- and mid-capitalization companies. The MSCI USA Extended ESG Select Index is designed to maximize exposure to favorable ESG characteristics, while exhibiting risk and return characteristics similar to the broader MSCI USA Index.

In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

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The ETF’s ESG investment strategy limits the types and number of investment opportunities available to the ETF and, as a result, the ETF may underperform other funds that do not have an ESG focus. The ETF’s ESG investment strategy may result in the ETF investing in securities or industry sectors that underperform the market as a whole or underperform other funds screened for ESG standards. In addition, companies selected by the index provider may not exhibit positive or favorable ESG characteristics.

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Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

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Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.

INDEX SUBSTITUIONS

During a Crediting Period, if a market index serving as an Index is discontinued, or if the calculation of the Index is substantially changed by the index provider, or if an ETF that is serving as an Index is liquidated or otherwise no longer exists, or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors which include, but are not limited to, asset class, index composition, strategy, and index liquidity.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

This example is intended to show how we would calculate the Index Change during a Crediting Period in which an Index was substituted.

Index Change on substitution date for original Index

Initial Index Value for original Index	1000

Index Value for original index on substitution date	1050

Index Change for original Index on substitution date	(1050 / 1000) - 1 = 5%

This 5% Index Change on the substitution date is then used to calculate the revised Initial Index Value for the replacement Index.

Revised Initial Index Value for replacement Index

Index Change for original Index on substitution date	5%

Index Value for replacement Index on substitution date	1000

Revised Initial Index Value for replacement Index	1000 / (100% + 5%) = 952.38

The Index Change calculation for that Crediting Period is then based on the change between the revised Initial Index Value for the replacement Index, and the Final Index Value for the replacement Index.

VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION

Index Account Option Value

The value of your investment in an Index Account Option at the end of a Crediting Period is represented by your Index Account Option Value. Your Index Account Option Value is calculated using the following formula:

Index Account Option Value = Index Base x (1 + Index Credit Rate)

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Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (before any fees and charges). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the Index Credit.

The Index Credit Rate and the Index Credit may be positive, negative, or zero.

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Index Base. Your Index Base generally represents your principal investment in the Index Account Option. On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take a withdrawal from that Index Account Option, before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time.

When your Index Base is subject to a negative adjustment, your Index Base will be reduced by a proportion equal to the reduction in your Interim Value (discussed below), which will be reduced dollar-for-dollar by the amount deducted from the Index Account Option. There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted (including fees and charges that are periodically deducted from your Policy), before the end of a Crediting Period will trigger a negative adjustment to your Index Base. A negative adjustment to your Index Base may be greater than the reduction in your Interim Value. See APPENDIX C: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for examples of how your Index Base could be negative adjusted as a result of a fee or withdrawal.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base is $10,000. At the end of the Crediting Period, your Index Base is still $10,000, assuming there were no deductions for fees or withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

Interim Values

Please note that we do calculate the value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period (each, an “Interim Value”). The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. The Interim Value is calculated at the end of a Business Day.

Similar to the end of a Crediting Period, we calculate Interim Values by applying a percentage gain or loss to your Index Base. However, we calculate the percentage gain or loss for each Interim Value differently than the percentage gain or loss at the end of the Crediting Period. Our process for calculating Interim Values is explained in detail in APPENDIX B: INTERIM VALUE CALCULATIONS AND EXAMPLES.

Gains and losses for Interim Values are not directly tied to the performance of the Index for the Index Account Option. In general, we calculate gains and losses by using a formula that looks to the values of certain derivative and fixed income instruments, which is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. The estimated fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Credit Rate at the end of the Crediting Period, the length of time remaining in the Crediting Period, and the risk of loss and the possibility of gain at the end of the Crediting Period.

The Interim Value for an Index Account Option may change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact the future performance of that Index Account Option for the remainder of the Crediting Period unless one of the following occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•	An amount is deducted from the Index Account Option as a result of a withdrawal or Surrender;

•	The Policy is annuitized; or

•	The death benefit is paid.

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit.

TYPES OF INDEX ACCOUNT OPTIONS

There are two categories of Index Account Options: “Basic Index Account Options” and “Enhanced Index Account Options.”

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Basic Index Account Options. We currently offer a variety of different Basic Index Account Options. The Basic Index Account Options that we offer have different combinations of Indexes, Crediting Periods, Growth Opportunity Types, and Downside Protection Types.

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Enhanced Index Account Options. We currently offer two types of Enhanced Index Account Options: “Best Entry” and “Buffer Auto Reset.” Like each Basic Index Account Option, each Enhanced Index Account Options includes an Index, Crediting Period, Growth Opportunity Type, and Downside Protection Type. We refer to these Index Account Options as “enhanced” because they include additional features that may help increase gains or decrease losses.

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

We reserve the right to offer new Index Account Options, discontinue offering any Index Account Option, and change any Index Account Option that we are offering. We guarantee that we will always offer at least one Basic Index Account Option for investment, but we do not guarantee that we will always offer any particular Basic Index Account Option. We may not offer any Enhanced Index Account Options for investment. You may not be able to invest in a particular Index Account Option in the future, even if it was previously made available to you.

The following two sections, ADDITIONAL INFORMATION ABOUT BASIC INDEX ACCOUNT OPTIONS and ADDITIONAL INFORMATION ABOUT ENHANCED INDEX ACCOUNT OPTIONS, provide additional information about these two categories of Index Account Options, including how gains and losses are calculated at the end of a Crediting Period.

ADDITIONAL INFORMATION ABOUT BASIC INDEX ACCOUNT OPTIONS

Each Basic Index Account Option that we offer for investment combines one Index, one Crediting Period, one Growth Opportunity Type, and one Downside Protection Type from those listed in the tables below. For example, we may offer as a Basic Index Account Option: S&P 500® Index, 1-Year Crediting Period, Cap, and Buffer (with specific rates for the Cap and Buffer). We currently offer a variety of Basic Index Account Options from which you may choose, as set forth in Appendix A. However, you are not permitted to design your own Basic Index Account Options.

Indexes	Crediting Periods	Growth Opportunity Types*	Downside Protection Types

•  S&P 500® Index

•  S&P 500 Market Opportunity Allocator 1.0% Decrement Index

•  Fidelity World Factor Leaders IndexSM 0.5% AR

•  iShares® Russell 2000 ETF

•  iShares® U.S. Technology ETF

•  iShares® MSCI Emerging Markets ETF

•  iShares® MSCI USA ESG Select ETF

	1-10 Years	• Cap • Cap+ Accelerator • Participation • Accelerated Tiered Participation • Value Trigger • Value Trigger+	• Buffer • Floor • Buffer and Floor • Participation

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The Growth Opportunity Type for a Basic Index Account Option may be designated as “Credit Advantage.” You will pay an additional fee if you select any such Basic Index Account Option for investment. The additional fee is in exchange for the increased upside potential of that Basic Index Account Option based on the rate(s) we declare for its Growth Opportunity Type.

GROWTH OPPORTUNITY TYPES: CALCULATING GAIN USING THE GROWTH OPPORTUNITY TYPE

At the end of the Crediting Period for a Basic Index Account Option, if the Index Change is positive or zero, we use the applicable Growth Opportunity Type to calculate your gain, if any. Each Basic Index Account Option has only one Growth Opportunity Type.

Cap

For a Basic Index Account Option with a Cap as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using the Cap as follows:

•	If the Index Change is positive and less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change is positive and exceeds the Cap Rate, your Index Credit Rate will equal the Cap Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

Under this Growth Opportunity Type, you will not participate in any Index performance above the Cap Rate. The Cap Rate limits the upside potential of your investment.

The illustration below includes two examples of how we calculate the Index Credit Rate at the end of a Crediting Period using a Cap. Both examples assume a Cap Rate of 10%.

•	In the first example, the Index Change is +5%, which does not exceed the Cap Rate, so your Index Credit Rate would be +5%.

•	In the second example, the Index Change is +15%, which exceeds the Cap Rate, so your Index Credit Rate would be +10%.

Credit Advantage Cap. We calculate the Index Credit Rate the same way regardless of whether a Cap is designated as “Credit Advantage.” When an Index Account Option has a Credit Advantage Cap, we will declare a Cap Rate that is higher than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

Cap+ Accelerator

For a Basic Index Account Option with Cap+ Accelerator as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using Cap+ Accelerator as follows:

•	If the Index Change is less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change exceeds the Cap Rate but does not exceed the Cap+ Accelerator Rate, your Index Credit Rate will equal the Cap Rate.

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If the Index Change exceeds both the Cap Rate and the Cap+ Accelerator Rate, your Index Credit Rate will equal the Cap Rate plus a percentage equal to the excess Index Change over the Cap+ Accelerator Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

While Cap+ Accelerator potentially presents more upside potential compared to the Cap Growth Opportunity Type by allowing you to potentially participate in Index performance that exceeds the Cap Rate, this Growth Opportunity Type also limits the upside potential of your investment because you will not participate in any Index performance between the Cap Rate and the Cap+ Accelerator Rate.

The illustration below includes three examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Cap+ Accelerator. Each example assumes a Cap Rate of 7% and a Cap+ Accelerator Rate of 10%.

•	In the first example, the Index Change is +5%, which does not exceed the Cap Rate, so your Index Credit Rate would be +5%.

•	In the second example, the Index Change is +10%, which exceeds the Cap Rate but does not exceed the Cap+ Accelerator Rate, so your Index Credit Rate would be +7%.

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In the third example, the Index Change is +15%, which exceeds the Cap Rate and the Cap+ Accelerator Rate. Your Index Credit Rate would be +12%, which is the sum of the Cap Rate (7%) and the Index Change in excess of the Cap+ Accelerator Rate (5%).

Credit Advantage Cap+ Accelerator. We calculate the Index Credit Rate the same way regardless of whether Cap+ Accelerator is designated as “Credit Advantage.” When an Index Account Option has Credit Advantage Cap+ Accelerator, we will declare a Cap Rate and/or Cap+ Accelerator Rate that is more favorable to you than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

Participation

For a Basic Index Account Option with Participation as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate by multiplying the Index Change by the Growth Opportunity Participation Rate.

If the Growth Opportunity Participation Rate is less than 100%, you will not fully participate in positive Index performance, limiting the upside potential of your investment. We may offer Growth Opportunity Participation Rates greater than 100%, which would have the effect of increasing your gains relative to the Index Change.

The illustration below includes three examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Participation. Each example assumes an Index Change of +10% with different Growth Opportunity Participation Rates. The examples show, using the same Index Change, how differences in the Growth Opportunity Participation Rate can impact your Index Credit Rate.

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In the first example, the Index Change is 10% and the Growth Opportunity Participation Rate is 80%, so your Index Credit Rate would be +8% (i.e., 10% x 80% = 8%). Here, the Growth Opportunity Type had the effect of decreasing your gains relative to the Index Change.

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In the second example, the Index Change is 10% and the Growth Opportunity Participation Rate is 100%, so your Index Credit Rate would be +10% (i.e., 10% x 100% = 10%). Here, the Growth Opportunity Type had no effect on your gains relative to the Index Change.

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In the third example, the Index Change is 10% and the Growth Opportunity Participation Rate is 120%, so your Index Credit Rate would be +12% (i.e., 10% x 120% = 12%). Here, the Growth Opportunity Type had the effect of increasing your gains relative to the Index Change.

Credit Advantage Participation. We calculate the Index Credit Rate the same way regardless of whether Participation is designated as “Credit Advantage.” When an Index Account Option has Credit Advantage Participation, we will declare a Growth Opportunity Participation Rate that is higher than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

Accelerated Tiered Participation

For a Basic Index Account Option with Accelerated Tiered Participation as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate using Accelerated Tiered Participation as follows:

•	If the Index Change does not exceed the first Tier Level, your Index Credit Rate will equal the Index Change multiplied by the Tier Participation Rate for the first Tier Level.

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If the Index Change exceeds the first Tier Level and there are only two Tier Levels, your Index Credit Rate will equal: (Tier 1 Participation Rate x Index Change) + ((Tier 2 Participation Rate – Tier 1 Participation Rate) x (Index Change – Tier 2 Level)).

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If there are more than two Tier Levels, we calculate your Index Credit Rate using a similar formula, applying the additional Tier Level(s) and Tier Participation Rate(s) as appropriate based on the Index Change.

If the Tier Participation Rate that we declare for any Tier Level is less than 100%, you may not fully participate in the positive Index performance, limiting the upside potential of your investment. We may offer Tier Participation Rates greater than 100%, which could have the effect of increasing your gains relative to the Index Change depending on the other Tier Participation Rates and the Index.

The illustration below includes three examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Accelerated Tiered Participation. Each of these examples assumes the same Tier Levels and Tier Participation Rates, as shown in the hypothetical schedule below.

Hypothetical Accelerated Tiered

Participation Schedule

Tier Level	Tier Participation Rate
Tier 1 - 0%	80%
Tier 2 - 20%	90%
Tier 3 - 30%	100%

•	The first example assumes an Index Change of +10%, triggering only the first Tier Level. Your Index Credit Rate would be +8% (i.e., 10% x 80% = 8%).

•	The second example assumes an Index Change of +25%, triggering the first two Tier Levels. Your Index Credit Rate would be +20.5% (i.e., (25% x 80%) + ((90% – 80%) x (25% – 20%)) = 20.5%).

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The third example assumes an Index Change of +35%, triggering all three Tier Levels. Your Index Credit Rate would be +30% (i.e., (35% x 80%) + ((90% – 80%) x (35% – 20%)) + ((100% – 90%) x (35% – 30%)) = 30%).

Credit Advantage Accelerated Tiered Participation. We calculate the Index Credit Rate the same way regardless of whether Accelerated Tiered Participation is designated as “Credit Advantage.” When an Index Account Option has Credit Advantage Accelerated Tiered Participation, we will declare Tier Levels and/or Tier Participation Rates that are more favorable to you than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

Value Trigger

For a Basic Index Account Option with Value Trigger as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive or zero, the value of your investment will increase.

Your Index Credit Rate will equal the Value Trigger Rate.

While Value Trigger will result in an increase in the value of your investment so long as the Index Change at the end of the Crediting Period is positive or zero, you will not participate in any Index performance in excess of the Value Trigger Rate, which limits the upside potential of your investment.

The illustration below includes three examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Value Trigger. Each example assumes a Value Trigger Rate of 5%. These examples show that so long as the Index Change at the end of the Crediting Period is positive or zero, your Index Credit Rate would be equal to the Value Trigger Rate of 5%.

Credit Advantage Value Trigger. We calculate the Index Credit Rate the same way regardless of whether Value Trigger is designated as “Credit Advantage.” When an Index Account Option has Credit Advantage Value Trigger, we will declare a Value Trigger Rate that is higher than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

Value Trigger+

For a Basic Index Account Option with Value Trigger+ as its Growth Opportunity Type, if the Index Change at the end of the Crediting Period is positive or zero, the value of your investment will increase.

Your Index Credit Rate will equal the greater of (a) the Value Trigger+ Rate or (b) the Index Change multiplied by the Value Trigger+ Participation Rate.

While Value Trigger+ potentially has increased upside potential compared to the Value Trigger Growth Opportunity Type because Value Trigger+ potentially allows you to participate in positive Index performance in excess of the Value Trigger+ Rate, this Growth Opportunity Type may also limit the upside potential of your investment. This is because you will not fully participate in any positive Index performance in excess of the Value Trigger+ Rate if the Value Trigger+ Participation Rate is less than 100%.

The illustration below includes four examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Value Trigger+.

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The first example assumes an Index Change of +15%. Your Index Credit Rate would be +12% because the application of the Value Trigger+ Participation Rate (15% x 80% = 12%) results in a greater Index Credit Rate than the application of the Value Trigger+ Rate (5%).

•

The second example assumes an Index Change of +10%. Your Index Credit Rate would be +8% because the application of the Value Trigger+ Participation Rate (10% x 80% = 8%) results in a greater Index Credit Rate than the application of the Value Trigger+ Rate (5%).

•

The third example assumes an Index Change of +6%. Your Index Credit Rate would be +5% because the application of the Value Trigger+ Rate (5%) results in a greater Index Credit Rate than the application of the Value Trigger+ Participation Rate (6% x 80% = 4.8%).

•

The fourth example assumes an Index Change of 0%. Your Index Credit Rate would be +5% because the application of the Value Trigger+ Rate (5%) results in a greater Index Credit Rate than the application of the Value Trigger+ Participation Rate (0% x 80% = 0%).

Credit Advantage Value Trigger+. We calculate the Index Credit Rate the same way regardless of whether Value Trigger+ is designated as “Credit Advantage.” When an Index Account Option has Credit Advantage Value Trigger+, we will declare a Value Trigger Rate and/or Value Trigger+ Participation Rate that is higher than we would otherwise declare if the Growth Opportunity Type were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

DOWNSIDE PROTECTION TYPES: CALCULATING LOSS USING THE DOWNSIDE PROTECTION TYPE

At the end of the Crediting Period for a Basic Index Account Option, if the Index Change is negative, we use the applicable Downside Protection Type to calculate your loss (if any). Each Basic Index Account Option has only one Downside Protection Type.

Buffer

For a Basic Index Account Option with a Buffer as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease only to the extent that the Buffer does not protect you from loss.

We calculate your Index Credit Rate using the Buffer as follows:

•

If the Index Change does not exceed the Buffer Rate, your Index Credit Rate will equal 0%. Under these circumstances, the Buffer would provide complete protection from loss related to the negative Index performance.

•

If the Index Change exceeds the Buffer Rate, your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance.

The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. Unlike with a Floor, however, a Buffer absorbs the impact of negative Index performance before the negative Index performance impacts your Policy.

The Buffer’s downside protection is limited. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant.

The illustration below includes three examples of how the Buffer applies when the Index Change is negative. Each example assumes a Buffer Rate of 10%.

•

In the first example, the Index Change is -5%, which does not exceed the Buffer Rate, so the Buffer would completely protect you from loss related to the negative Index performance. Your Index Credit Rate would be 0%.

•

In the second example, the Index Change is -15%, which exceeds the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -5%.

•

In the third example, the Index Change is -25%, which exceeds the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -15%.

Floor

For a Basic Index Account Option with a Floor as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease, but it will not decrease beyond the downside protection provided by the Floor.

We calculate your Index Credit Rate using the Floor as follows:

•	If the Index Change does not exceed the Floor based on the Floor Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change exceeds the Floor based on the Floor Rate, your Index Credit Rate will equal the Floor.

The Floor Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Floor Rate of 80%, it is possible that you could lose up to 20% of your investment as a result of negative Index performance, which means the Index Credit Rate could be as low as -20%. Unlike with a Buffer, however, your Policy is impacted by negative Index performance before any negative Index performance is absorbed by the Floor.

If the Floor Rate is 100%, the Floor provides complete protection from loss related to the negative Index performance. The Index Credit Rate cannot be lower than 0% when the Floor Rate equals 100%. For example, assuming a Floor Rate of 100% and an Index Change of -15%, your Index Credit Rate would be 0%.

When the Floor Rate is less than 100%, the Floor provides only limited downside protection. You assume the risk of loss for negative Index performance that does not exceed the Floor based on the Floor Rate. Your losses could be significant depending on the Floor Rate. A Floor Rate of 100% would provide complete protection against loss, but is likely to be part of an Index Account Option with significantly limited upside potential.

The illustration below includes three examples of how the Floor applies when the Index Change is negative. Each example assume a Floor Rate of 80%.

•

In the first example, the Index Change is -5%, which does not exceed the Floor based on the Floor Rate (-20%), so the Floor would not provide any protection from loss related to the negative Index performance. Your Index Credit Rate would be -5%.

•

In the second example, the Index Change is -15%, which does not exceed the Floor based on the Floor Rate (-20%), so the Floor would not provide any protection from loss related to the negative Index performance. Your Index Credit Rate would be -15%.

•

In the third example, the Index Change is -35%, which exceeds the Floor based on the Floor Rate (-20%), so the Floor would provide limited protection from loss related to the negative Index performance. Your Index Credit Rate would be -20%.

Buffer and Floor

The Buffer and Floor Downside Protection Type is a combination of the Buffer Downside Protection Type and the Floor Downside Protection Type. If the Index Change at the end of the Crediting Period is negative, the value of your investment may or may not decrease.

For a Basic Index Account with Buffer and Floor as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, we will apply either the Buffer (based on the Buffer Rate) or the Floor (based on the Floor Rate) to calculate your loss (if any), whichever results in less loss (or no loss) for you.

Buffer and Floor does not provide complete downside protection. You may lose any amounts not protected by the Buffer or Floor, whichever ultimately applies. Your losses could be significant.

The illustration below includes four examples of how Buffer and Floor applies when the Index Change is negative. Each example assumes a Buffer Rate of 10% and a Floor Rate of 80%.

•

In the first example, the Index Change is -10%. For this example, your Index Credit Rate would be 0% due to the application of the Buffer. The application of the Buffer would apply because it would completely protect you from loss related to the negative Index performance, while the application of the Floor would result in an Index Credit Rate of -10%.

•

In the second example, the Index Change is -15%. For this example, your Index Credit Rate would be -5% due to the application of the Buffer. The application of the Buffer would result in less loss to you because the application of the Floor would result in an Index Credit Rate of -15%.

•

In the third example, the Index Change is -25%. For this example, your Index Credit Rate would be -15% due to the application of the Buffer. The application of the Buffer would result in less loss to you because the application of the Floor would result in an Index Credit Rate of -20%.

•

In the fourth example, the Index Change -35%. For this example, your Index Credit Rate would be -20% due to the application of the Floor. The application of the Floor would result in less loss to you because the application of the Buffer would result in an Index Credit Rate of -25%.

Participation

For a Basic Index Account Option with Participation as its Downside Protection Type, if the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease, but you will participate in only a portion of the negative Index performance.

Your Index Credit Rate will equal the Index Change multiplied by the Downside Protection Participation Rate.

Participation as a Downside Protection Type does not provide complete downside protection. Participation as a Downside Protection Type provides only limited downside protection by limiting the extent to which you participate in negative Index performance. Your losses could be significant.

The illustration below includes three examples of how Participation applies when the Index Change is negative. Each example assumes a Downside Protection Participation Rate of 50%, meaning that you would participate in only 50% of all negative Index performance.

•	In the first example, the Index Change is -10%, so your Index Credit Rate would be -5% (i.e., -10% x 50% = -5%).

•	In the second example, the Index Change is -15%, so your Index Credit Rate would be -7.5% (i.e., -15% x 50% = -7.5%).

•	In the third example, the Index Change is -20%, so your Index Credit Rate would be -10% (i.e., -20% x 50% = -10%).

ADDITIONAL INFORMATION ABOUT ENHANCED INDEX ACCOUNT OPTIONS

We currently offer two types of Enhanced Index Account Options, as set forth in Appendix A. The first type is called “Best Entry.” The second type is called “Buffer Auto Reset.”

Best Entry

Each Best Entry Enhanced Index Account Option that we offer for investment combines one Index, one Crediting Period, the Cap as its Growth Opportunity Type, and the Buffer as its Downside Protection Type as reflected in the tables below. For example, we may offer a Best Entry option with S&P 500® Index, 6-Year Crediting Period, Cap, and Buffer (with specific rates for the Cap and Buffer).

Indexes	Crediting Periods	Growth Opportunity Type*	Downside Protection Type

•  S&P 500® Index

•  S&P 500 Market Opportunity Allocator 1.0% Decrement Index

•  Fidelity World Factor Leaders IndexSM 0.5% AR

•  iShares® Russell 2000 ETF

•  iShares® U.S. Technology ETF

•  iShares® MSCI Emerging Markets ETF

•  iShares® MSCI USA ESG Select ETF

	1-10 Years	Cap	Buffer

*

The Cap for an Enhanced Index Account Option may be designated as “Credit Advantage.” You will pay an additional fee if you select any such Enhanced Index Account Option for investment. The additional fee is in exchange for the increased upside potential of that Enhanced Index Account Option based on the Cap Rate we declare for the Cap.

In addition to these components, Best Entry includes an Initial Index Value reset feature. This feature may help you increase gains or decrease losses because the Initial Index Value used to calculate the Index Change may be lower than the Index Value on the first day of the Crediting Period. As such, at the end of the Crediting Period, this feature may result in a higher Index Change (potentially increasing your gains or decreasing your losses).

At the end of the Crediting Period, we will calculate the Index Credit Rate the same way as a Basic Index Account Option with a Cap or Credit Advantage Cap (if the Index Change is positive or zero) or Buffer (if the Index Change is negative). The only potential difference is that the Initial Index Value used to calculate the Index Change may not equal the Index Value from the first day of the Crediting Period. It may be lower.

In connection with the Initial Index Value reset feature, there is an Observation Period, Observation Frequency, and Best Entry Reset Threshold. These rates may differ between Best Entry options that are available for investment.

•

Observation Period. This is the defined period of time during which the Initial Index Value may be reset, starting at the beginning of the Crediting Period. Depending on the Observation Frequency, a longer Observation Period may or may not provide more reset opportunities than a shorter Observation Period.

•

Observation Frequency. This is the frequency at which we will observe the Index Value to determine whether the Initial Index Value should be reset (daily, weekly, monthly, or quarterly). The days on which we observe the Index Value are called “Observation Days.”

If the Observation Frequency is monthly or quarterly, Observation Days will correspond to the same calendar day on which the Crediting Period began. For example, if a Crediting Period begins on January 8 and the Observation Frequency is monthly, the first Observation Day would be February 8. Likewise, if the Observation Frequency were quarterly, the first Observation Day would be April 8.

•	Best Entry Reset Threshold. This is the net percentage decrease in the Index Value that is necessary to trigger a reset of the Initial Index Value.

How the Initial Index Value reset feature works:

•

Each Observation Day, the Initial Index Value will automatically reset if both (i) the value of the Index has decreased by a percentage at least equal to the Best Entry Reset Threshold, comparing the Index Value on the first day of the Crediting Period to the Index Value on that Observation Day and (ii) the Index Value on that Observation Day is lower than the current Initial Index Value (taking into account any prior reset that has occurred since the beginning of the Observation Period).

•

By the end of the Observation Period, the reset feature will have automatically reset the Initial Index Value to the lowest observed Index Value during the Observation Period that triggered a reset (if any). The Initial Index Value at the end of the Observation Period will be used to calculate the Index Change at the end of the Crediting Period.

While Best Entry may help you increase your gains or decrease your losses, it is subject to the same risks associated with the Cap Growth Opportunity Type and the Buffer Downside Protection Type.

•

You will not participate in any positive Index performance above the Cap Rate. If your Initial Index Value has reset, you may be more likely to realize gains at the end of the Crediting Period than if the Initial Index Value had not been reset, but the upside potential of your investment continues to be limited by the same Cap Rate.

•

The Buffer provides only limited downside protection. If your Initial Index Value has reset, you may be less likely to realize loss at the end of the Crediting Period than if the Initial Index Value had not been reset, but you still assume the risk of loss for negative Index performance in excess of the same Buffer Rate. Your losses could be significant.

To help you understand the Initial Index Value reset feature, consider the following example. Assume you select a Best Entry Enhanced Index Account Option for which the following rates apply:

•	Observation Period: 90 days

•	Observation Frequency: Weekly (12 reset opportunities)

•	Best Entry Reset Threshold: -5%

•	Cap Rate: 20%

•	Buffer Rate: 10%

Now assume that the value of the Index on day 1 of the Crediting Period is 1000. Based on these assumptions, your Initial Index Value will either (a) remain at 1000 or (b) reset to the lowest Index Value observed during the Observation Period, provided that at least one observed Index Value is equal to or lower than 950 (i.e., 1000 – (1000 x 5%) = 950). Remember that if the Initial Index Value resets at least once, it will never reset to a higher Index Value.

The illustration below reflects how the Index hypothetically performed during this example’s Observation Period.

The following table describes how the Initial Index Value reset during the Observation Period.

Observation Day	Index Value	Initial Index Value			Explanation
		Immediately Before Reset Opportunity	Immediately After Reset Opportunity	Did a Reset Occur?
1	992	1000	1000	No	The Index Value on the Observation Day (992) was not at least 5% lower than the starting Index Value (1000).
2	974	1000	1000	No	The Index Value on the Observation Day (974) was not at least 5% lower than the starting Index Value (1000).
3	960	1000	1000	No	The Index Value on the Observation Day (960) was not at least 5% lower than the starting Index Value (1000).
4	965	1000	1000	No	The Index Value on the Observation Day (965) was not at least 5% lower than the starting Index Value (1000).

5	955	1000	1000	No	The Index Value on the Observation Day (955) was not at least 5% lower than the starting Index Value (1000).
6	950	1000	950	Yes	The Index Value on the Observation Day (950) was at least 5% lower than the starting Index Value (1000), and there were no prior resets to consider.
7	948	950	948	Yes	The Index Value on the Observation Day (948) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (950).
8	935	948	935	Yes	The Index Value on the Observation Day (935) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (948).
9	930	935	930	Yes	The Index Value on the Observation Day (930) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (935).
10	932	930	930	No	The Index Value on the Observation Day (932) was at least 5% lower than the starting Index Value (1000), but was not lower than the Initial Index Value immediately prior to the reset opportunity (930).
11	941	930	930	No	The Index Value on the Observation Day (941) was at least 5% lower than the starting Index Value (1000), but was not lower than the Initial Index Value immediately prior to the reset opportunity (930).
12	948	930	930	No	The Index Value on the Observation Day (948) was at least 5% lower than the starting Index Value (1000), but was not lower than the Initial Index Value immediately prior to the reset opportunity (930).

Note that the lowest Index Value during the Observation Period was 925. The Initial Index Value was not reset to 925, however, because that Index Value did not occur on an Observation Day.

At the end of the Crediting Period in this example, the Index Change will be positive if the Final Index Value is greater than 930, zero if the Final Index Value is 930, or negative if the Final Index Value is lower than 930. Without the Initial Index Value reset feature in this example, the Index Change would have been positive if the Final Index Value were greater than 1000, zero if the Final Index Value were equal to 1000, or negative if the Final Index Value were lower than 1000.

To show how the Initial Index Value reset feature could help increase gains and decrease losses in this example, the following table reflects hypothetical Index Changes and Index Credit Rates based on an Initial Index Value of 1000 (reflecting no reset) versus an Initial Index Value of 930 (reflecting the reset), using assumed Final Index Values, the assumed Cap Rate (20%), and the assumed Buffer Rate (10%). You should note that depending on the Final Index Value, the Initial Index Value reset feature may or may not increase gains or decrease losses, even when a reset occurs.

Final Index Value	Initial Index Value = 1000 (Reflects No Reset)		Initial Index Value = 930 (Reflects Reset)		Impact of Initial Index Value Reset on Gains or Losses
	Index Change	Index Credit Rate	Index Change	Index Credit Rate
1200	+20%	+20%	+29%	+20%(1)	None
1150	+15%	+15%	+23.7%	+20%	Increased Gains
1100	+10%	+10%	+18.3%	+18.3%	Increased Gains
1000	0%	0%	+7.5%	+7.5%	Increased Gains
900	-10%	0%(2)	-3.2%	0%(2)	None
800	-20%	-10%(3)	-14%	-4%(3)	Decreased Losses

(1)	Index Credit Rate equals the Cap Rate because the Index Change exceeds the Cap Rate.
(2)	Index Credit Rate equals 0% because the negative Index Change does not exceed the Buffer Rate.
(3)	Index Credit Rate equals the negative Index Change in excess of the Buffer Rate.

Buffer Auto Reset

Each Buffer Auto Reset Enhanced Index Account Option that we offer for investment combines one Index, one Crediting Period, the Cap as its Growth Opportunity Type, and the Buffer as its Downside Protection Type, as reflected in the tables below. For example, we may offer a Buffer Auto Reset option with S&P 500® Index, 6-Year Crediting Period, Cap, and Buffer (with specific rates for the Cap and Buffer).

Indexes	Crediting Periods	Growth Opportunity Type*	Downside Protection Type

•  S&P 500® Index

•  S&P 500 Market Opportunity Allocator 1.0% Decrement Index

•  Fidelity World Factor Leaders IndexSM 0.5% AR

•  iShares® Russell 2000 ETF

•  iShares® U.S. Technology ETF

•  iShares® MSCI Emerging Markets ETF

•  iShares® MSCI USA ESG Select ETF

	1-10 Years	Cap	Buffer

*

The Cap for an Enhanced Index Account Option may be designated as “Credit Advantage.” You pay an additional fee if you select any such Enhanced Index Account Option for investment. The additional fee is in exchange for the increased upside potential based on the Cap Rate we declare for that Enhanced Index Account Option.

In addition to these components, Buffer Auto Reset includes a Buffer reset feature. This feature utilizes the Buffer in a manner that is different than any other Index Account Option by not only providing limited protection from loss, but also potentially protecting gains.

For any other Index Account Option that has a Buffer as its Downside Protection Type, the Buffer applies only when the Index Change is negative. As a result, the Buffer for any such Index Account Option only provides downside protection. If the Index Change is positive, the Buffer for any such Index Account Option plays no role in calculating gain.

Under Buffer Auto Reset, the Buffer not only applies when the Index Change is negative, but may also apply when the Index Change is positive. By potentially applying the Buffer when the Index Change is positive, Buffer Auto Reset may protect potential gains from downward fluctuations in the performance of an Index during a Crediting Period.

•

Buffer Reset Period. This is the periodic basis throughout the Crediting Period (monthly, quarterly, semi-annually, annually, or bi-annually) at which we observe the Index Value to determine whether the Buffer Reference Level should be reset to a higher Index Value. The days on which we observe the Index Value are called “Buffer Reset Days.”

Buffer Reset Days will correspond to the same calendar day on which the Crediting Period began. For example, if a Crediting Period begins on January 8 and the Buffer Reset Period is monthly, the first Observation Day would be February 8. Likewise, if the Buffer Reset Period is annually, the first Observation Day would be January 8 of the next calendar year.

The final day of the Crediting Period will not be a Buffer Reset Day.

•

Buffer Reset Trigger. This is the net percentage increase in the Index Value that triggers a reset to the Buffer Reference Level, comparing the current Buffer Reference Level to the Index Value on a Buffer Reset Day.

How the Buffer reset feature works:

•

Under Buffer Auto Reset, the Buffer’s protection is tied the Buffer Reference Level. At the beginning of the Crediting Period, the Buffer Reference Level will be the Initial Index Value (i.e., the Index Value on the first day of the Crediting Period).

•	On Buffer Reset Days, we will observe the Index Value to determine whether the Buffer Reference Level should be reset to a higher Index Value.

•

On each Buffer Reset Day, if both (i) the Index Value is higher than the current Buffer Reference Level and (ii) the percentage difference is equal to or greater than the Buffer Reset Trigger, the Buffer Reference Level automatically resets to that higher Index Value, subject to the maximum Buffer Reference Level.

The maximum Buffer Reference Level is calculated using the following formula:

Initial Index Value x (1 + Cap Rate)

For instance, if the Initial Index Value is 1000 and the Cap Rate is 20%, the maximum Buffer Reference Level is 1200 (i.e., 1000 x (1 + 20%) = 1200).

•	The Buffer Reference Level will never reset to a lower value.

•	By the end of the Crediting Period:

•	If the Buffer Reference Level did not reset, the Buffer Reference Level will equal the Initial Index Value.

•

If the Buffer Reference Level has reset at least once, the Buffer Reference Level will equal the last observed Index Value that triggered a reset, unless that Index Value was greater than the maximum Buffer Reference Level, in which case the Buffer Reference Level will equal the maximum Buffer Reference Level.

At the end of the Crediting Period, the Buffer reset feature may impact your Index Credit Rate as follows:

•

If No Reset Occurred. If the Buffer Reference Level did not reset during the Crediting Period, we will calculate your Index Credit Rate the same way as a Basic Index Account Option with a Cap or Credit Advantage Cap (if the Index Change is positive or zero) or Buffer (if the Index Change is negative). The Buffer reset feature will have no role in calculating your gain or loss under these circumstances.

•

If Reset Occurred and the Final Index Value at Least Equals the Buffer Reference Level. If the Buffer Reference Level reset at least once during the Crediting Period, but the Final Index Value is equal to or greater than the Buffer Reference Level, we will calculate your Index Credit Rate the same way as a Basic Index Account Option with a Cap or Credit Advantage Cap (the Index Change will be positive). The Buffer reset feature will have no role in calculating your gain under these circumstances.

•

If Reset Occurred and the Final Index Value is Lower than the Buffer Reference Level. If the Buffer Reference Level reset at least once during the Crediting Period, and the Final Index Value is lower than the Buffer Reference Level, the Buffer reset feature will either increase your gains or decrease your losses because the Buffer will absorb at least some of the downward Index performance that occurred after the Buffer Reference Level last reset. The Buffer will not absorb any of the downward Index performance that exceeds the Buffer Rate.

While Buffer Auto Reset may help protect potential gains during the Crediting Period, it is subject to the same risks associated with the Cap Growth Opportunity Type and Buffer Downside Protection Type.

•

Please note that you could lose money even if the Buffer Reference Level has reset during the Crediting Period. If your Buffer Reference Level has reset, you may be more likely to realize gain or less likely to realize loss at the end of the Crediting Period, but there is no guarantee that you will realize any gain or that you will not realize loss.

•

You will not participate in any Index performance above the Cap Rate. Your Index Credit Rate at the end of the Crediting Period will never exceed the Cap Rate, even if your Buffer Reference Level has reset.

•

The Buffer provides only limited protection for your potential gains or from potential losses. You still assume the risk of loss for negative Index performance in excess of the Buffer’s protection even if your Buffer Reference Level has reset. Your losses could be significant.

To calculate your Index Credit Rate at the end of the Crediting Period, we use the formula in the table below. This formula is based on the same principles as any other Index Account Option with a Cap as its Growth Opportunity Type and Buffer as its Downside Protection Type, except it includes additional components that reflect the potential application of the Buffer when the Index Change is positive or negative.

As previously explained in the prospectus, we use the following formula to calculate the Index Credit Rate at the end of a Crediting Period for a Buffer Auto Reset Enhanced Index Account Option.

Index Credit Rate is equal to:	(1) if the Final Index Value is greater than or equal to the Buffer Reference Level; or

(2) if the Final Index Value is less than the Buffer Reference Level

Where:	(1) is the Growth Opportunity Rate*

(2) is [(A x B) – 1], where:

A is (1 + Buffer Reference Rate)**

B is (1 + Downside Protection Rate)***

*	Growth Opportunity Rate is equal to the lesser of the Index Change or the Cap Rate.
**	Buffer Reference Rate is equal to [(Buffer Reference Level / Initial Index Value) – 1]
***	Downside Protection Rate is equal to the lesser of (1) or (2), where:

(1) is 0

(2) is [(A / B) – 1] + C, where:

A is the Final Index Value

B is the Buffer Reference Level

C is the Buffer Rate

Examples

The following examples will help you understand how the Buffer Reference Level may reset during a Crediting Period for a Buffer Auto Reset Enhanced Index Account Option, and how we calculate the Index Credit Rate at the end of the Crediting Period.

Each example assumes that you select a Buffer Auto Reset Enhanced Index Account Option for which the following rates apply:

•	Crediting Period: 6 years

•	Buffer Reset Period: Annual (5 reset opportunities)

•	Buffer Reset Trigger: 25%

•	Cap Rate: 100%

•	Buffer Rate: 10%

Example 1 – Positive Index Change

The illustration below reflects how the Index hypothetically performed during this example’s Crediting Period. It also shows an Initial Index Value of 1000, the Index Value on each of the five Buffer Reset Days, and a Final Index Value of 1100. The maximum Buffer Reference Level would be 2000.

The following table describes how the Buffer Reference Level reset during the Crediting Period.

Buffer Reset Day	Index Value	Buffer Reference Level			Explanation
		Immediately Before Reset Opportunity	Immediately After Reset Opportunity	Did a Reset Occur?
1	1050	1000	1000	No	The Index Value on the Buffer Reset Day (1050) was not at least 25% greater than the Buffer Reference Level immediately prior to the reset opportunity (1000).
2	1100	1000	1000	No	The Index Value on the Buffer Reset Day (1100) was not at least 25% greater than the Buffer Reference Level immediately prior to the reset opportunity (1000).
3	1200	1000	1000	No	The Index Value on the Buffer Reset Day (1200) was not at least 25% greater than the Buffer Reference Level immediately prior to the reset opportunity (1000).
4	1250	1000	1250	Yes	The Index Value on the Buffer Reset Day (1250) was at least 25% greater than the Buffer Reference Level immediately prior to the reset opportunity (1000) and did not exceed the maximum Buffer Reference Level (2000).
5	1200	1250	1250	No	The Index Value on the Buffer Reset Day (1200) was less than the Buffer Reference Level immediately prior to the reset opportunity (1250).

Based on the assumptions above—including the Initial Index Value (1000), Final Index Value (1100), and Buffer Reference Level (1250)—we would calculate your Index Credit Rate at the end of the Crediting Period as follows:

•	Since the Final Index Value (1100) is less than the Buffer Reference Level (1250) we would calculate the Index Credit Rate using the calculation for (2) noted above, [(A x B) – 1], where:

•	A is 1 + [(1250/1000) – 1] = 125%

•	B is 1 + [(1100/1250) – 1] + 10% = 98%

•	Index Credit Rate is [(125% x 98%) -1] = 22.50%

In this example, your Index Credit Rate would be 22.50%. Without the Buffer reset feature, your Index Credit Rate would have been 10%.

Example 2 – Negative Index Change

The illustration below reflects how the Index hypothetically performed during this example’s Crediting Period. It shows an Initial Index Value of 1000, the Index Value on each of the five Buffer Reset Days, and a Final Index Value of 600. The maximum Buffer Reference Level would be 2000.

The following table describes how the Buffer Reference Level reset during the Crediting Period.

Buffer Reset Day	Index Value	Buffer Reference Level			Explanation
		Immediately Before Reset Opportunity	Immediately After Reset Opportunity	Did a Reset Occur?
1	1100	1000	1000	No	The Index Value on the Buffer Reset Day (1100) was not at least 25% greater than the Buffer Reference Level immediately prior to the reset opportunity (1000).
2	1300	1000	1300	Yes	The Index Value on the Buffer Reset Day (1300) was at least 25% greater than the Buffer Reference Level immediately prior to the reset opportunity (1000) and not in excess of the maximum Buffer Reference Level (2000).
3	900	1300	1300	No	The Index Value on the Buffer Reset Day (900) was less than the Buffer Reference Level immediately prior to the reset opportunity (1300).
4	700	1300	1300	No	The Index Value on the Buffer Reset Day (700) was less than the Buffer Reference Level immediately prior to the reset opportunity (1300).
5	800	1300	1300	No	The Index Value on the Buffer Reset Day (800) was less than the Buffer Reference Level immediately prior to the reset opportunity (1300).

Based on the assumptions above—including the Initial Index Value (1000), Final Index Value (600), and Buffer Reference Level (1300)—we would calculate your Index Credit Rate at the end of the Crediting Period as follows:

•	Since the Final Index Value (600) is less than the Buffer Reference Level (1300) we would calculate the Index Credit Rate using the calculation for (2) noted above, [(A x B) – 1], where:

•	A is 1 + [(1300/1000) – 1] = 130%

•	B is 1 + [(600/1300) – 1] + 10% = 56.20%

•	Index Credit Rate is [(130% x 56.20%) -1] = -26.90%

In this example, your Index Credit Rate would be -26.90%. Without the Buffer reset feature, your Index Credit Rate would have been -30%.

SELECTING YOUR INVESTMENT OPTIONS

Available Investment Options

Appendix A to this prospectus lists the Allocation Accounts that are currently available for investment. See APPENDIX A – ALLOCATION ACCOUNTS AVAILABLE UNDER THE POLICY.

We reserve the right to add and remove Allocation Accounts from the list of available investment options, and to change the Allocation Accounts that are available for investment. We also reserve the right to make different Allocation Accounts available for investment in connection with new premium payments (i.e., initial or additional premium payments) versus at the end of a Crediting Period. It is possible that an Allocation Account listed in Appendix A will not be available for investment in the future. If we stop making an Allocation Account available for investment, it will be closed such that no new premiums, reallocations, or transfers will be allowed into that Allocation Account. If you are currently invested in an Allocation Account and it is no longer made available, you may remain in that Allocation Account until the end of the Crediting Period.

There is no guarantee that any Allocation Account that you select for investment will always be available to you in the future or available with the same rates. We do guarantee that at least one Basic Index Account Option will be available at all times. We will offer the Fixed Account Option with a 1-year Crediting Period for at least as long as it serves as the Default Option.

If you are not comfortable with the risk that we may not offer Allocation Accounts in the future that are attractive to you based on your personal preferences, risk tolerances, or time horizon, this Policy may not be appropriate for you. You may Surrender your Policy if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, and your Policy will terminate.

Please note that we will not permit you to simultaneously invest in more than 150 Allocation Accounts.

Current Upside Rates

Appendix A includes the rates we have set for each Allocation Account that is available for investment, except the current rates for the Index Account Options’ Growth Opportunity Types and the current annual interest rates for the Fixed Account Options (together, “current upside rates”). The Allocation Accounts’ current upside rates determine their potential for gain. Therefore, it is important that you obtain and carefully review the Allocation Accounts’ current upside rates when selecting your investment options, either when purchasing the Policy, making an additional premium payment, or deciding how to invest at the end of a Crediting Period.

As described further below, depending on your circumstances, the current upside rates may be provided to you. Otherwise, you may need to request them. You may always obtain the current upside rates online at www.transamerica.com/[     ] or upon request by contacting our Administrative Office or your financial intermediary.

•

Prospective Purchasers Selecting Investment Options. If you are a prospective purchaser of the Policy, your initial premium payment may be allocated to the Allocation Accounts that are available for investment on the date that you sign your Policy application. You will receive the current upside rates for the available Allocation Accounts during the application process. In order to guarantee that the current upside rates that you receive will apply to your investment option selections, you must sign your Policy application while those current upside rates remain in effect. In addition, after you sign your Policy application, we must receive your initial premium payment within 14 calendar days of your signature date (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover). If these conditions are not met, your Policy application will be considered not in good order. If you decide to proceed with the purchase of the Policy after we determine that your Policy application is not in good order, additional paperwork may be required to issue the Policy, and the current upside rates in effect at that time will apply.

•

Existing Policy Owners Making Additional Premium Payments. If you are an existing Owner of the Policy submitting an additional premium payment, your additional premium payment may be allocated to the Allocation Accounts that are available for investment on the date we receive your additional premium payment. The current upside rates on that date will apply. Before you select your investment options, you should ensure that you have obtained and carefully reviewed information about the current upside rates. You may obtain that information by visiting www.transamerica.com/[    ] or by contacting our Administrative Office or your financial intermediary.

If your additional premium payment is not accompanied by allocation instructions and your standing allocation instructions are not in good order, your premium payment (or a portion thereof) will be automatically allocated to a default Allocation Account. See PREMIUM PAYMENTS – ALLOCATION OF PREMIUM PAYMENTS later in this prospectus for additional information.

•

Existing Policy Owners at the End of a Crediting Period. If you are an existing Owner of the Policy, at the end of a Crediting Period, your Policy Value that is invested in the expiring Allocation Account may be allocated to the Allocation Accounts that are available for investment on the date that the Crediting Period ends. The current upside rates on that date will apply. At least 21 days before the end of each Crediting Period, you will receive a renewal letter from us. Among other information, your renewal letter will: (i) remind you of your opportunity to decide how your Policy Value in the expiring Allocation Account should be re-invested; (ii) inform you of the Allocation Account(s) that will be available for investment, as set forth in the prospectus for the Policy at that time; (iii) provide the current upside rates for the available Allocation Account(s); and (iv) remind you to submit instructions to us at least one Business Day before the end of the Crediting Period. You may also request your renewal letter, once available, by contacting our Administrative Office or your financial intermediary.

GUARANTEED LIMITS ON RATES

Rates for the Index Account Options, the Fixed Account Options, and the Fixed Holding Account are generally set in our discretion within the guaranteed limits to which we are subject. We guarantee that the rate(s) for any feature under the Policy will not violate the applicable guaranteed limit(s) in the tables below.

Basic Index Accounts
Feature	Rate	Guaranteed Limit
Cap	Cap Rate	Never lower than [ ]%

Credit Advantage Cap	Cap Rate	Never lower than [ ]%
	Credit Advantage Fee Percentage	Never higher than [ ]% (Annualized)

Cap+ Accelerator	Cap Rate	Never lower than [ ]%
	Cap+ Accelerator Rate	Never exceeds the Cap Rate by more than [ ]%

Credit Advantage Cap+ Accelerator	Cap Rate	Never lower than [ ]%
	Cap+ Accelerator Rate	Never exceeds the Cap Rate by more than [ ]%
	Credit Advantage Fee Percentage	Never higher than [ ]% (Annualized)

Participation	Growth Opportunity Participation Rate	Never lower than [ ]%

Credit Advantage Participation	Growth Opportunity Participation Rate	Never lower than [ ]%
	Credit Advantage Fee Percentage	Never higher than [ ]% (Annualized)

Accelerated Tiered Participation	Tier Levels	Never fewer than 2 Tiers

	Tier Participation Rates	Never lower than [ ]%

Credit Advantage Accelerated Tiered Participation	Tier Levels	Never fewer than 2 Tiers
	Tier Participation Rates	Never lower than [ ]%
	Credit Advantage Fee Percentage	Never higher than [ ]% (Annualized)

Value Trigger	Value Trigger Rate	Never lower than [ ]%

Credit Advantage Value Trigger	Value Trigger Rate	Never lower than [ ]%
	Credit Advantage Fee Percentage	Never higher than [ ]% (Annualized)

Value Trigger+	Value Trigger+ Rate	Never lower than [ ]%
	Value Trigger+ Participation Rate	Never lower than [ ]%

Credit Advantage Value Trigger+	Value Trigger Rate	Never lower than [ ]%
	Value Trigger Participation Rate	Never lower than [ ]%
	Credit Advantage Fee Percentage	Never higher than [ ]% (Annualized)

Buffer	Buffer Rate	Never lower than [ ]%

Floor	Floor Rate	Never lower than [ ]%

Buffer and Floor	Buffer Rate	Never lower than [ ]%
	Floor Rate	Never lower than [ ]%

Participation	Downside Protection Participation Rate	Never higher than [ ]%

Enhanced Index Accounts
Feature	Rate	Guaranteed Limit
Best Entry	Observation Period	Never shorter than [ ] days
	Observation Frequency	Daily, weekly, monthly, or quarterly
	Best Entry Reset Threshold	Never higher than [ ]%
	Cap Rate (Without Credit Advantage Cap)	Never lower than [ ]%
	Cap Rate (With Credit Advantage)	Never lower than [ ]%
	Credit Advantage Fee Percentage (If Applicable)	Never higher than [ ]% (Annualized)
	Buffer Rate	Never lower than [ ]%

Buffer Auto Reset	Buffer Reset Period	Monthly, quarterly, semi-annually, annually, or bi-annually
	Buffer Reset Trigger	Never higher than [ ]%
	Cap Rate (Without Credit Advantage Cap)	Never lower than [ ]%
	Cap Rate (With Credit Advantage)	Never lower than [ ]%
	Credit Advantage Fee Percentage (If Applicable)	Never higher than [ ]% (Annualized)
	Buffer Rate	Never lower than [ ]%

Fixed Account
Annual Interest Rate	Never lower than 0.25%

Fixed Holding Account
Annual Interest Rate	Never lower than 0.25%

TRANSFERS AND REINVESTMENTS

In general, at the end of a Crediting Period for an Allocation Account, unless you wish to withdraw all of your Policy Value invested in that Allocation Account, that Policy Value will either be (i) reinvested in the same Allocation Account for another Crediting Period; (ii) transferred to the available Allocation Account(s) that you select; or (iii) automatically transferred to the Default Option, as discussed further below.

You must provide us with allocation instructions no later than one Business Day before the end of the Crediting Period. Otherwise, it is possible that your Policy Value will be automatically reinvested or transferred as described in this section. Your allocation instructions must indicate how the Policy Value should be allocated among the Allocation Accounts available for investment. Each percentage may be either zero or any whole number; however, the allocation among all Allocation Accounts must total 100%.

At least 21 days before the end of each Crediting Period, you will receive a renewal letter from us. Among other information, your renewal letter will: (i) remind you of your opportunity to decide how your Policy Value in the expiring Allocation Account should be re-invested; (ii) inform you of the Allocation Account(s) that will be available for investment, as set forth in the prospectus for the Policy at that time; (iii) provide the current upside rates for the available Allocation Account(s); and (iv) remind you to submit instructions to us at least one Business Day before the end of the Crediting Period. You may also request your renewal letter, once available, by contacting our Administrative Office or your financial intermediary.

TRANSFERS

The Policy restricts when you can transfer Policy Value between Allocation Accounts. You cannot transfer Policy Value from an Allocation Account during that Allocation Account’s Crediting Period. At the end of the Crediting Period for an Allocation Account, you may transfer Policy Value from that Allocation Account to one or more Allocation Accounts that are available for investment at that time.

When you transfer Policy Value between Allocation Accounts, a new Crediting Period will begin for the Allocation Account receiving the transfer. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. Please note that if you invest in the same Allocation Account at different times, it is possible that you may have multiple ongoing Crediting Periods for the same Allocation Account.

REINVESTMENTS

At the end of the Crediting Period for an Allocation Account, if the same Allocation Account is available for investment, you may reinvest your Policy Value in that Allocation Account for another Crediting Period based on the rates applicable to the new Crediting Period. If we do not receive transfer or withdrawal instructions before the end of the Crediting Period for an Allocation Account, the Policy Value invested in that Allocation Account (or any portion thereof for which we did not receive instructions) will be automatically reinvested in the same Allocation Account based on the rates applicable to the new Crediting Period, provided that the same Allocation Account is available for investment.

For these purposes, when the Crediting Period for an Allocation Account ends, we will consider that Allocation Account and an Allocation Account that is available for investment to be the “same” Allocation Account based on the following criteria:

•

If the Allocation Account that ended is a Basic Index Account Option, a Basic Index Account Option that is available for investment will be considered the “same” Allocation Account if the Indexes, Crediting Periods, Growth Opportunity Types, Downside Protection Types, and the rates for the Downside Protection Type are identical. Such Basic Index Account Options will be considered the “same” even if the rates for the Growth Opportunity Types differ.

•

If the Allocation Account that ended is a Best Entry Enhanced Index Account Option, a Best Entry Enhanced Index Account Option that is available for investment will be considered the “same” Allocation Account if the Indexes, Crediting Periods, and Buffer Rates are identical. Such Best Entry Enhanced Index Account Options will be considered the “same” even if the Cap Rates, Observation Periods, Observation Frequencies, and Best Entry Reset Thresholds differ.

•

If the Allocation Account that ended is a Buffer Auto Reset Enhanced Index Account Option, a Buffer Auto Reset Enhanced Index Account Option that is available for investment will be considered the “same” Allocation Account if the Indexes, Crediting Periods, and Buffer Rates are identical. Such Buffer Auto Reset Enhanced Index Account Options will be considered to be the “same” even if the Cap Rates, Buffer Reset Periods, and Buffer Reset Triggers differ.

•

If the Allocation Account that ended is an Index Account Option and has a Growth Opportunity Type designated as “Credit Advantage,” then in addition to the applicable criteria above, an available Index Account Option may be considered the “same” only if the available Index Account Option has the same Growth Opportunity Type designated as “Credit Advantage” and the Credit Advantage Fee of the available Index Account Option is lower than or equal to the Credit Advantage Fee of the Index Account Option that ended.

•

If the Allocation Account that ended is a Fixed Account Option, and a Fixed Account Option is available for investment, it will be considered the “same” Allocation Account if the Crediting Periods are of the same length, even if the declared interest rates differ.

In the event that the rates for the “same” Allocation Account differ as described above and you are automatically invested in the “same” Allocation Account, you will be subject to those different rates.

AUTOMATIC TRANSFER TO THE DEFAULT OPTION

If we do not receive transfer or withdrawal instructions before the end of the Crediting Period for an Allocation Account, and the same Allocation Account is not available for investment, the Policy Value invested in the expiring Allocation Account will be automatically transferred to the Default Option. See DEFAULT OPTION.

CREDITING PERIODS EXTENDING BEYOND THE LATEST ANNUITY

COMMENCEMENT DATE

When allocating an additional premium or Policy Value at the end of a Crediting Period among the investment options that are generally available for investment, you may not invest in any Allocation Account that has a Crediting Period that extends beyond the last available Annuity Commencement Date. If there is no eligible Allocation Account, only the Default Option will be available to you for investment. See DEFAULT OPTION.

DEFAULT OPTION

Under certain circumstances as described in this prospectus, your premium payment or Policy Value will be automatically allocated to the default Allocation Account that we refer to as the “Default Option.”

Currently, the Default Option is the available Fixed Account Option with a 1-year Crediting Period, with the annual interest rate that we have declared for a new Crediting Period. We reserve the right to change the Default Option in the future. We may change the Default Option to an Index Account Option, in which case there may be no Fixed Account Option available for investment.

Once a premium payment (or any portion thereof) or Policy Value has been allocated to the Default Option, your investment in the Default Option is generally subject to the same terms and conditions as any other investment in an Allocation Account under your Policy. For example, you may not transfer Policy Value invested in the Default Option until the end of the Crediting Period. You may withdraw amounts invested in the Default Option at any time; however, you will be subject to the risks associates with any withdrawal or Surrender.

ACCESS TO YOUR MONEY

During the accumulation phase, you have access to the money in your Policy by taking a withdrawal or Surrender. You may also take automatic withdrawals by electing the systematic payout option.

Remember:

•	A Surrender will terminate the Policy and all its benefits, including the death benefit.

•	Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant.

•	Any withdrawal you take will reduce the Policy Value and the amount of the death benefit, including the guaranteed minimum death benefit (perhaps significantly) if the GMDB rider has been elected.

•

A withdrawal or Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value.

•

A withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period, perhaps significantly.

•

Income taxes, federal tax penalties, and certain restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1⁄2, may be subject to a 10% federal penalty tax.

•	Withdrawals from qualified Policies may be restricted or prohibited.

•	Automatic withdrawals under the systematic payout option are subject to the same risks as any other withdrawal, including all of the risks listed above.

You should fully understand the risks associated with any withdrawal or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you take a withdrawal or Surrender.

During the income phase, you will receive annuity payments under the fixed income option you select. You may not take any withdrawals or Surrender the Policy. The Policy has no cash value during the income phase.

SURRENDERS AND WITHDRAWALS

During the accumulation phase, you may withdraw all (Surrender) or a portion (withdrawal) of your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable.

If you request a Surrender, you will receive the Policy’s cash value. However, if your cash value is less than the Minimum Required Cash Value when you Surrender the Policy, you will receive the Minimum Required Cash Value. In any event, your Policy will terminate upon Surrender.

If you request a withdrawal, the minimum withdrawal is $500, with the exception of systematic payouts and required minimum distributions. When requesting a withdrawal:

•

You may instruct us that the withdrawal is to be taken from one or more of your Index Account Options and/or the Fixed Account. You cannot instruct us to take a withdrawal from the Fixed Holding Account until all of your Allocation Accounts have been depleted of value.

•

In the absence of instructions, the withdrawal will be taken from each Account in proportion to the portion of Policy Value in each Account, excluding the Fixed Holding Account until all other Accounts have been depleted of value.

We must receive your withdrawal or Surrender request, in good order, before the Annuity Commencement Date. Withdrawals and Surrenders will normally be effective as of the end of the Business Day the request is received in good order. If we receive a request before the end of a Crediting Period, and the request does not specify a withdrawal or Surrender date, we will process the withdrawal or Surrender as of the date received, which could be before the end of the Crediting Period. We encourage you to specify a withdrawal or Surrender date with your request when you intend to take a withdrawal or Surrender at the end of a Crediting Period.

Payment of withdrawal or Surrender proceeds will generally occur within seven days from the date we receive in good order all required information. See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

GUARANTEED MINIMUM AMOUNT ON SURRENDER

We guarantee that upon a Surrender of your Policy, your Surrender proceeds will not be less than the amount required by the applicable state non-forfeiture law at the time the Policy is issued.

GROSS AND NET WITHDRAWALS

When you take a withdrawal, we calculate both your gross withdrawal and your net withdrawal. The gross withdrawal represents the total amount deducted from your Policy Value as a result of the withdrawal, including any applicable surrender charges and any other fees and charges. The net withdrawal represents the amount that you actually received as a result of the withdrawal (exclusive of any tax withholdings).

SURRENDER CHARGE WAIVERS

This section describes the surrender charge waivers that are available under the Policy. Please note that any amounts withdrawn or Surrendered under any of these surrender charge waivers will count against the surrender charge-free amount for a Policy Year.

Required Minimum Distributions

For tax-qualified plans and policies, withdrawals taken to satisfy required minimum distribution requirements under Section 401(a)(9) of the Internal Revenue Code (IRC) are available with no surrender charges. The amount available from this Policy with respect to the required minimum distribution is based solely on this Policy.

Any amount requested in excess of the IRC required minimum distribution will have the appropriate surrender charges applied, unless the excess distribution qualifies as surrender charge free under any additional options provided.

Nursing Care and Terminal Condition Waiver

No surrender charges will apply if you take a withdrawal ($1,000 minimum), under certain circumstances, because you or your spouse has been:

•	Confined in a hospital or nursing facility for 30 days in a row after the Policy Date; or

•	Diagnosed with a terminal condition after the Policy Date (usually a life expectancy of 12 months or less).

For a waiver due to a condition related to confinement in a hospital or nursing facility, we must receive each withdrawal request (and proof of eligibility with each request) no later than 90 days following the date that confinement has ceased, unless it can be shown that it was not reasonably possible to provide the notice and proof within the above time period and that the notice and proof were given as soon as reasonably possible. However, in no event shall the notice and proof be provided later than one year following the date that confinement has ceased.

For a waiver related to a terminal condition, proof of eligibility is required only with the initial withdrawal request and must be furnished by the attending physician. We must receive a new request for each withdrawal under this waiver. Each withdrawal request must be received no later than one year following diagnosis of the terminal condition.

You may exercise this benefit at any time during the accumulation phase. This benefit is also available to the Annuitant or Annuitant’s spouse if the Owner is not a natural person. There is no restriction on the maximum amount you may withdraw under this benefit. There is no charge for this benefit.

This benefit is not intended to provide long-term care or nursing home insurance. This benefit is not available if the Owner or Owner’s spouse (Annuitant or Annuitant’s spouse, if the Owner is a non-natural person) has been admitted to a hospital on the Policy Date or already resides in a nursing facility on the Policy Date.

The Nursing Care and Terminal Condition Waiver may vary for certain Policies and may not be available for all Policies, in all states, or at all times.

Unemployment Waiver

No surrender charges will apply if you take a withdrawal ($1,000 minimum), under certain circumstances, after you or your spouse become unemployed due to:

•	Involuntary termination of employment; or

•	Involuntary lay off.

In order to qualify, you (or your spouse, whichever is applicable) must have been:

•	Employed full time for at least two years prior to becoming unemployed;

•	Employed full time on the Policy Date;

•	Unemployed for at least 60 days in a row at the time of withdrawal;

•	Must have a minimum cash value at the time of withdrawal of $5,000; and

•	You (or your spouse) must be receiving unemployment benefits.

You must provide written proof from your state’s Department of Labor, which verifies that you qualify for and are receiving unemployment benefits at the time of withdrawal. The determination letter must be received by us no later than 90 days following the date of the withdrawal request.

You may use this benefit at any time during the accumulation phase and for so long as you meet the criteria specified above. This benefit is also available to the Annuitant or Annuitant’s spouse if the Owner is not a natural person. There is no restriction on the maximum amount you may withdraw under this benefit. There is no charge for this benefit.

The Unemployment Waiver may vary for certain Policies and may not be available for all Policies, in all states, or at all times.

SYSTEMATIC PAYOUT OPTION

You can select at any time during the accumulation phase to receive regular withdrawals from your Policy by using the systematic payout option.

Automatic withdrawals under the systematic payout option are subject to the same risks as any other withdrawal, including the risks listed at the beginning of this section. You should fully understand the risks associated with a withdrawal and Surrender before you elect the systematic payout option.

Systematic withdrawals can be taken monthly, quarterly, semi-annually, or annually. Each withdrawal must be at least $50. Monthly and quarterly systematic withdrawals must generally be taken by electronic funds transfer directly to your checking or savings account. There is no charge for this benefit.

You may stop systematic withdrawals at any time with a 30 day Written Notice sent to our Administrative Office.

INVOLUNTARY CASHOUT

If your Policy Value is below $2,000, and there have been no premium payments made to the Policy within the last two Policy Years, we reserve the right to terminate the Policy and pay the greater of (1) the Fixed Account and Fixed Holding Account portions of the Minimum Required Cash Value plus the Index Account(s) portion of the Policy Value; or (2) the Policy Value.

SIGNATURE GUARANTEE

As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

•	Any withdrawal or Surrender over $250,000 unless it is a custodial owned annuity;

•	Any non-electronic disbursement request made on or within 15 days of a change to the address of record for the Owner’s account;

•	Any electronic fund transfer instruction changes on or within 15 days of an address change;

•

Any withdrawal or Surrender when we have been directed to send proceeds to a different personal address from the address of record for that Owner. PLEASE NOTE: This requirement will not apply to requests made in connection with exchanges of one annuity for another with the same Owner in a “tax-free exchange”;

•	Any withdrawal or Surrender when we do not have an originating or guaranteed signature on file unless it is a custodial owned annuity; or

•	Any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at (800) 525-6205.

You can obtain a Medallion signature guarantee from more than 7,000 financial institutions across the United States and Canada that participate in a Medallion signature guarantee program. The best source of a Medallion signature guarantee is a bank, savings and loan association, brokerage firm, or credit union with which you do business. A notary public cannot provide a Medallion signature guarantee. Notarization will not substitute for a Medallion signature guarantee.

DEATH BENEFIT

The Policy includes a death benefit that will become payable to the named beneficiary or beneficiaries under certain circumstances. Under the Policy’s standard death benefit, for which there is no additional charge, the death benefit will be no less than the Policy Value but may be greater under certain circumstances. You may elect the optional Guaranteed Minimum Death Benefit (GMDB) rider when you purchase the Policy, which may increase the amount payable compared to the standard death benefit. Under limited circumstances, the GMDB rider may be re-elected after termination. Depending on the Annuitant’s age on the date that you sign the Policy application or at the time your re-election request is received in good order, there may be an additional fee for this optional death benefit. If your election of the GMDB rider would not subject your Policy to an additional fee, the GMDB rider will be automatically added to your Policy.

All death benefit guarantees are subject to our financial strength and claims-paying ability. Death benefit provisions may differ from state to state.

No death benefit will be payable on or after the Annuity Commencement Date. Please note that the Annuity Commencement Date is the date that the Policy enters the income phase. The Annuity Commencement Date will never be later than the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law). In the event of a death on or after the Annuity Commencement Date, the amount payable will depend on the fixed income option selected for the income phase.

We will determine the amount of (if any) and process the death benefit proceeds payable on a Policy, upon receipt at our Administrative Office of satisfactory proof of death, written directions regarding how to process the death benefit, and any other documents, forms, and information that we need (collectively referred to as “due proof of death”). For Policies with multiple beneficiaries, we will process the death benefit when the first beneficiary provides us with due proof of their share of the death benefit. We will not pay any remaining beneficiary their share until we receive due proof of death from that beneficiary. Such beneficiaries continue to bear the investment risk of the Policy until they submit due proof of death. Please note, we may be required to remit the death benefit proceeds to a state prior to receiving due proof of death. See OTHER INFORMATION – Abandoned or Unclaimed Property. We reserve the right to independently verify the status of any life relevant to the Policy, including verifying when or if an Owner or the Annuitant has died.

Please note: Due proof of death must be received in good order to avoid a delay in processing the death benefit claim. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

The death benefit proceeds remain invested in accordance with the allocations made by the Owner, and otherwise in accordance with the terms of the Policy and as described in this prospectus, until the beneficiary has provided us with due proof of death and all death benefit proceeds have been paid.

Payment of death benefit proceeds will generally occur within seven days from the date we receive due proof of death. See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

BENEFICIARIES

You may designate a beneficiary or beneficiaries to receive amounts payable upon your death. The beneficiary designation will remain in effect until changed. You may change the designated beneficiary by sending us Written Notice. The beneficiary designation (or beneficiary change) will take effect upon the date you sign it. The beneficiary’s consent to such change is not required unless the beneficiary was irrevocably designated or law requires consent. If an irrevocable beneficiary dies, the Owner may then designate a new beneficiary. We will not be liable for any payment made before the Written Notice is received at our Administrative Office.

If there is more than one beneficiary at any level (primary or contingent), and you failed to specify their interest, they will share equally.

THE DEATH BENEFIT

Death of Owner Before the Annuity Commencement Date

The death benefit becomes payable if:

•	You are both the Annuitant and the Owner (or joint Owner) of the Policy; and

•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the greatest of:

1.	The Policy Value on the date we receive due proof of death and an election of method of settlement; or

2.

The Fixed Account and Fixed Holding Account portions of the Minimum Required Cash Value plus the Index Account(s) portion of the Policy Value, on the date we receive due proof and an election of method of settlement; or

3.

If the Guaranteed Minimum Death Benefit (GMDB) rider has been elected, the guaranteed minimum death benefit on the date of death, plus any additional premium payments received, less any gross withdrawals from the date of death to the date of payment of death proceeds.

If an Owner is not also the Annuitant, in the event of simultaneous deaths of the Owner and the Annuitant, the death proceeds equal the amount described above.

The death benefit also becomes payable if:

•	You are the Owner (or joint Owner) of the Policy but not also the Annuitant; and

•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the Policy’s cash value.

For purposes of this section, if the Owner is not an individual, then the death of the Annuitant will be treated as the death of the Owner who is also the Annuitant.

Distribution Rules

When a death benefit becomes payable upon the death of an Owner, the death benefit will be paid in accordance with the following rules:

1.	If an individual Owner is alive at the time of the decedent’s death, payment will be made to that surviving Owner; otherwise

2.	If a primary beneficiary is alive at the time of the decedent’s death, payment will be made to the primary beneficiary; otherwise

3.

If a primary beneficiary dies before the decedent and there are additional living primary beneficiaries, the deceased primary beneficiary’s interest will be shared proportionately with all living primary beneficiaries; otherwise

4.	If all primary beneficiaries die before the decedent’s death, payment will be made to the living contingent beneficiary(ies), if any; otherwise

5.

If a contingent beneficiary dies before the decedent and there are additional living contingent beneficiaries, the deceased contingent beneficiary’s interest will be shared proportionately with all living contingent beneficiaries; otherwise

6.	In the event no primary or contingent beneficiaries have been named and/or all have died before the decedent, payment will be made to the decedent’s estate.

If a primary or contingent beneficiary dies after the decedent’s death, but prior to death proceeds being payable to the beneficiary, payment will be made to the beneficiary’s estate.

Please note, in accordance with the rules above, if there is a surviving Owner when a death benefit becomes payable, the surviving Owner will receive the death benefit (i.e., the surviving Owner takes the place of any beneficiary designation).

The person receiving the death benefit may choose to receive the death benefit as a lump sum, as annuity payments, or as otherwise permitted by the Company in accordance with applicable law. The beneficiary may be able to continue the Policy in his or her own name if the beneficiary is the Owner’s surviving spouse, as described below. Distribution requirements may apply upon the death of any Owner. See TAX INFORMATION for a more detailed discussion of the distribution requirements that apply under the Policy in accordance with r the Internal Revenue Code.

Death of Annuitant Who is Not an Owner Before the Annuity Commencement Date

If the Annuitant dies before the Annuity Commencement Date, the Annuitant is not the Owner, and the Owner is a natural person:

•	The Owner shall become the Annuitant or, in the case of joint Owners where neither is the deceased Annuitant, the younger Owner shall become the Annuitant; and

•	The Policy Value will be adjusted to equal the greatest of:

1.	The Policy Value on the date we receive due proof of death and an election of method of settlement; or

2.

The Fixed Account and Fixed Holding Account portions of the Minimum Required Cash Value plus the Index Account(s) portion of the Policy Value, on the date we receive due proof and an election of method of settlement; or

3.

If the Guaranteed Minimum Death Benefit (GMDB) rider has been elected, the guaranteed minimum death benefit on the date of death, plus any additional premium payments received, less any gross withdrawals from the date of death to the date of payment of death proceeds.

This is a one-time only Policy Value adjustment applied at the time the Owner becomes the Annuitant.

If the GMDB rider was previously elected, the rider will terminate at the time of due proof of death. The GMDB rider may be re-elected by the Owner within 30 days of our receipt of due proof of death provided that the rider’s age eligibility requirements are satisfied and we are still offering the rider. The GMDB rider fee percentages in effect at the time we receive your re-election request in good order would apply upon re-election. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. If re-election of the GMDB rider would not subject your Policy to an additional fee, the GMDB rider will be automatically re-elected for you. If the GMDB rider is re-elected, the Policy Value used to determine the initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value immediately following the one-time adjustment described above.

At the time of the one-time adjustment described above, the Policy Value invested in any Allocation Account will remain invested in that Allocation Account in accordance with the general terms of the Policy as described in this prospectus. Any Policy Value added to the Policy as a result of the adjustment will be held in the Fixed Holding Account pending our receipt of new allocation instructions. If we receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be allocated in accordance with those instructions on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first, and the Crediting Period(s) will begin on that day. If we do not receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be automatically allocated to the Default Option.

After the adjustment, the Policy’s death benefit may then become payable at a later date prior to the Annuity Commencement Date as set forth under Death of Owner Before the Annuity Commencement Date above.

Death After the Annuity Commencement Date

The amount payable, if any, on or after the Annuity Commencement Date depends on the fixed income option selected. However, in all cases if an Owner dies on or after the Annuity Commencement Date, any remaining interest in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner’s death. In addition, please carefully note the following:

IF:

•	You are not the Annuitant; and

•	You die on or after the Annuity Commencement Date; and

•	The entire guaranteed amount in the Policy has not been paid;

THEN:

•	The remaining portion of such guaranteed amount in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of your death.

IF:

•	You are the Owner and Annuitant; and

•	You die after the Annuity Commencement Date; and

•	The fixed income option you selected did not have or no longer has a guaranteed period.

THEN:

•	No additional payments will be made.

GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

If available, you may elect the Guaranteed Minimum Death Benefit (GMDB) rider when you purchase the Policy. Depending on the Annuitant’s age on the date you sign the application, there may be an additional charge for this rider. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. After the Policy is issued, you cannot elect this rider. We may stop offering this rider at any time.

If your election of the GMDB rider would not subject your Policy to an additional fee, the GMDB rider will be automatically elected for you. You should discuss this possibility and the potential tax consequences of such an election with your tax professional.

This benefit is not available if the Annuitant is age 86 or older on the date you sign the application. This benefit may vary for certain Policies and may not be available for all Policies, in all states, at all times or through all financial intermediaries. Once you elect a death benefit and your Policy is issued, your death benefit cannot be changed and you will not be impacted if we decide to stop offering the benefit.

If elected, the GMDB rider provides for a guaranteed minimum death benefit. The guaranteed minimum death benefit will equal 100% of the Policy Value as of the Policy Date, less any adjusted withdrawals as of the Annuitant’s date of death.

When you request a withdrawal, your guaranteed minimum death benefit will be reduced by an amount called the adjusted withdrawal. The adjusted withdrawal reduces your guaranteed minimum death benefit in the same proportion that the gross withdrawal reduces your Policy Value. Under certain circumstances, the adjusted withdrawal may be more than the dollar amount of your withdrawal request. This will generally be the case if the guaranteed minimum death benefit exceeds the Policy Value at the time of withdrawal. If you have a qualified Policy, minimum required distributions rules may require you to request a withdrawal.

The formula used to calculate the adjusted withdrawal amount is AW = DP x (GW/PV) where:

AW	= Adjusted withdrawal
DP	= Greater of PV or GMDB
GW	= Gross withdrawal
PV	= Policy Value prior to the withdrawal
GMDB	= Guaranteed minimum death benefit prior to the withdrawal

We have included a detailed explanation of this adjustment with examples in APPENDIX C – DEATH BENEFIT EXAMPLES.

The GMDB rider (and the GMDB rider fee) will terminate upon the earliest of:

•	The Annuity Commencement Date;

•	Payment of the death benefit;

•	Upon the death of the Annuitant if the Annuitant is not the Owner;

•	Surrender of the Policy; or

•	Other termination of the Policy.

You cannot choose to terminate the GMDB rider unless you Surrender the Policy.

BENEFICIARY CONTINUATION

Spousal Continuation

If the sole primary beneficiary is the spouse of the deceased and entitled to receive the death benefit, the beneficiary may elect to continue the Policy in his or her own name as the new Owner and Annuitant. The Policy Value will be adjusted upward (but not downward) to an amount equal to the death benefit amount determined upon such election and receipt of due proof of death.

The terms and conditions of the Policy that applied prior to the decedent’s death will continue to apply, with certain exceptions described in the Policy. For purposes of the death benefit on the continued Policy, the death benefit is calculated in the same manner as it was prior to continuation on the date the spouse continues the Policy. However, see Re-Election of GMDB Rider Upon Continuation below.

See TAX INFORMATION – Same Sex Relationships for more information concerning spousal continuation involving same sex spouses.

For these purposes, if the sole primary beneficiary of the Policy is a revocable grantor trust, and the spouse of the decedent is the sole grantor, trustee, and beneficiary of the trust, and the trust is using the spouse of the decedent’s social security number at the time of claim, she or he shall be treated as the decedent’s spouse. In those circumstances, the decedent spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

For these purposes, if the Owner is an individual retirement account within the meaning of IRC sections 408 or 408A and if the Annuitant’s spouse is the sole primary beneficiary of the Annuitant’s interest in such account, the Annuitant’s spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

If the Policy is continued, all current surrender charges at the time of continuation will be waived. Any premium payments received after the time of continuation will be subject to any applicable surrender charges.

Other Beneficiary Continuation

For a beneficiary who elects to receive the death benefit in a form other than a lump sum (for example, a 5-year delay or a non-qualified stretch), the Policy Value will be adjusted to equal the death benefit payable to that beneficiary determined upon such election and receipt of due proof of death. See TAX INFORMATION for a more detailed discussion of the distribution options and requirements that apply under the Policy in accordance with the Internal Revenue Code.

The terms and conditions of the Policy that applied prior to the Owner’s death will continue to apply, with certain exceptions described in the Policy. For purposes of the death benefit on the continued Policy, the death benefit is calculated in the same manner as it was prior to continuation on the date the beneficiary continues the Policy. However, see Re-Election of GMDB Rider Upon Continuation below.

Current surrender charges will be waived. However, any premium payments received after the beneficiary elects their form of distribution (for example a 5-year delay or non-qualified stretch) will be subject to any applicable surrender charges.

Investments in Allocation Accounts Upon Continuation

At the time that the Policy is continued, the Policy Value invested in any Allocation Account will remain invested in that Allocation Account in accordance with the general terms of the Policy as described in this prospectus. Any death benefit in excess of the Policy Value will be held in the Fixed Holding Account pending our receipt of new allocation instructions. If we receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be allocated in accordance with those instructions on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first, and the Crediting Period(s) will begin on that day. If we do not receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be automatically allocated to the Default Option.

If a Crediting Period for an Allocation Account ends while the death claim is pending, Policy Value invested in that Allocation Account will be automatically reinvested in the same Allocation Account based on the applicable rates for the new Crediting Period, provided that the same Allocation Account is available for investment. We would assess whether the “same” Allocation Account is available for investment based on the same criteria set forth under TRANSFERS AND REINVESTMENTS – REINVESTMENTS. If the same Allocation Account is not available for investment, the Policy Value will be automatically transferred to the Fixed Holding Account until the death claim can be processed. Once the death claim is processed, we must receive new allocation instructions for that Policy Value within 30 days of continuation or it will be automatically allocated to the Default Option, as described above.

Re-Election of GMDB Rider Upon Continuation

If a Policy has a GMDB rider when the death benefit becomes payable, the rider will terminate upon our receipt of due proof of death of the decedent. If a beneficiary elects to continue the Policy, the Policy Value used to determine the initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value immediately following the one-time adjustment to the Policy Value as a result of the death benefit.

If you re-elect the optional GMDB rider, you may be subject to an additional fee. The fee (if any) depends on the Annuitant’s age at the time your re-election request is received in good order. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. If your re-election of the GMDB rider would not subject your Policy to an additional fee and you are eligible to re-elect the rider, the GMDB rider will be automatically re-elected for you. You should discuss this possibility and the potential tax consequences of such an election with your tax professional.

ANNUITY PAYMENTS (INCOME PHASE)

Upon the Annuity Commencement Date, your annuity switches from the accumulation phase to the income phase. You may use the Policy Value, or the Minimum Required Cash Value, if greater, on the Annuity Commencement Date to purchase one or more fixed income options. The annuity payments will be made to the Payee(s).

You can generally change the Annuity Commencement Date by giving us 30 days’ Written Notice. Unless required by state law this date cannot be earlier than the third Policy Anniversary. The latest Annuity Commencement Date generally cannot be later than the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law).

Before the Annuity Commencement Date, if the Annuitant is alive, you may choose a fixed income option or change your election. Once proceeds become payable and a fixed income option has been selected, we will issue a supplementary contract to reflect the terms of the selected option. The contract will name the Payee(s) and will describe the payment schedule.

Your Policy may not be “partially” annuitized. For example, you may not apply a portion of your Policy Value to a fixed income option while keeping the remainder of your Policy Value in the accumulation phase.

Risk of Annuitizing Prior to the End of a Crediting Period

The Policy allows annuitization at times that may not correspond to the end of a Crediting Period. If the Policy is annuitized before the end of a Crediting Period for an Index Account Option, the amount from that Index Account Option being annuitized will be calculated based on an Interim Value. As discussed under VALUING YOUR

INVESTMENT IN AN INDEX ACCOUNT OPTION – Interim Values, an Interim Value could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for annuitization, potentially reducing the value of your income stream during the income phase.

Fixed Income Options

The Policy provides several fixed income options that are described below. Each fixed income option provides for fixed annuity payments, meaning that the amount of each payment will be set on the Annuity Commencement Date and will not change.

The amount payable under a fixed income option is determined based on the amount applied to a fixed income option and the minimum guaranteed interest rate tables and mortality tables included in your Policy. Payments at the time of their commencement will not be less than those that would be provided by the application of the Policy proceeds to purchase a single premium immediate annuity policy at purchase rates offered by the Company at the time to the same class of Annuitants.

You must decide if you want your annuity payments to be guaranteed for the Annuitant’s lifetime, a period certain, or a combination thereof. Generally, annuity payments will be lower if you combine a period certain or guaranteed amount with a lifetime guarantee (e.g., Life with 10 Years Period Certain, or Guaranteed Return of Policy Proceeds). Likewise, annuity payments will also generally be lower the longer the period certain (because you are guaranteed payments for a longer time).

Payments will be made at 1, 3, 6, or 12 month intervals. We reserve the right to avoid making payments of less than $20.00. Certain income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code. If the proceeds are less than $2,000, we reserve the right to pay them out as a lump sum instead of applying them to a fixed income option. We may require proof of age before making annuity payments.

A charge for premium taxes may be made when annuity payments begin.

The fixed income options currently available are explained below. You may choose any combination of these fixed income options. Certain fixed income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code.

Income for a Specified Period. We will make level annuity payments only for a fixed period that you choose. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. In the event of the death of the person receiving payments prior to the end of the fixed period elected, payments will be continued to that person’s beneficiary. No funds will remain at the end of the period.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Income of a Specified Amount. Payments are made for any specified amount until the amount applied to this option, with interest, is exhausted. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. This will be a series of level annuity payments followed by a smaller final annuity payment. In the event of the death of the person receiving payments prior to the time Policy proceeds with interest are exhausted, payments will be continued to that person’s beneficiary.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Life Income. You may choose between:

•

Life Only – Payments will be made only during the Annuitant’s lifetime. The last annuity payment will be the payment immediately before the Annuitant’s death. If you choose this option and the Annuitant dies before the due date of the first annuity payment, no payments will be made.

This option is not available if the Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the Annuitant’s lifetime or ten years.

•

Guaranteed Return of Policy Proceeds – Payments will be made for the longer of the Annuitant’s lifetime or until the total dollar amount of payments made to you equals the amount applied to this option.

Joint and Survivor Annuity. You may choose:

•

Life Only – Payments are made during the joint lifetime of the Annuitant and a joint Annuitant of your selection. Annuity payments will be made as long as either person is living. If you choose this option and both joint Annuitants die before the due date of the first annuity payment, no payments will be made.

This option is not available if an Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the lifetime of the Annuitant and joint Annuitant or ten years.

Other fixed income options may be arranged by agreement with us. Some fixed income options may not be available for all Policies or all ages, or we may limit certain fixed income options to ensure they comply with the applicable tax law provisions.

NOTE CAREFULLY

IF:

•	You choose Life Income with No Period Certain or a Joint and Survivor Annuity with No Period Certain; and

•	The Annuitant dies (or both joint Annuitants die) before the due date of the second (third, fourth, etc.) annuity;

THEN:

•	We may make only one (two, three, etc.) annuity payments.

IF:

•	You choose Income for a Specified Period, Life Income – Life with 10 Years Certain, Life Income – Guaranteed Return of Policy Proceeds, or Income of a Specified Amount; and

•	The person receiving annuity payments dies prior to the end of the guaranteed period;

THEN:

•	The remaining guaranteed annuity payments will be continued to a new Payee, or their present value may be paid in a single sum.

We will not pay interest on amounts represented by uncashed annuity payment checks if the postal or other delivery service is unable to deliver checks to the Payee’s address of record. The person receiving annuity payments is responsible for keeping us informed of his/her current address.

You must annuitize your Policy no later than the latest Annuity Commencement Date. If you do not elect a fixed income option by the latest Annuity Commencement Date, the default fixed income option will be Life with 10 Years Certain unless we agree to another method of payment.

Please note, all benefits (including guaranteed minimum death benefits) terminate upon annuitization. The only benefits that remain include the guarantees provided under the terms of the applicable fixed income option.

TAX INFORMATION

NOTE: We have prepared the following information on federal taxes as a general discussion of the subject. It is not not exhaustive, does not purport to cover all situations, and is not intended as tax advice to any taxpayer. The federal tax consequences discussed herein reflect our understanding of current law, and the law may change. No representation is made regarding the likelihood of continuation of the present federal tax law or of the current interpretations by the Internal Revenue Service (“IRS”). The discussion briefly references federal estate, gift and generation-skipping transfer taxes, but principally discusses federal income taxes. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under the Policy. You should consult your own financial professional about your own circumstances. The Company makes no guarantee regarding any tax treatment — federal, state, or local — of any Policy or of any transaction involving a Policy.

Introduction

Deferred annuity policies are a way of setting aside money for future needs like retirement. Congress recognized how important saving for retirement is and provided special rules in the Internal Revenue Code (the “Code”) for annuities. Simply stated, these rules generally provide that individuals will not be taxed on the earnings, if any, on the money held in an annuity policy until withdrawn. This is referred to as tax deferral. When a non-natural person (e.g., corporation or certain trusts) owns a nonqualified policy, the policy will generally not be treated as an annuity for tax purposes. Thus, the Owner must generally include in income any increase in the Policy Value over the investment in the policy during each taxable year.

There are different rules as to how you will be taxed depending on how you take the money out and the type of Policy- qualified or nonqualified.

If you purchase the Policy as an individual retirement annuity (“IRA”) or as a part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan), or certain other employer sponsored retirement programs, Your Policy is referred to as a qualified Policy. There is no additional tax deferral benefit derived from placing qualified funds into a deferred annuity. Features other than tax deferral should be considered in the purchase of a qualified Policy. There are limits on the amount of contributions you can make annually to a qualified Policy. Other restrictions may apply including terms of the plan in which you participate. To the extent there is a conflict between a plan’s provisions and a Policy’s provisions, the plan’s provisions will control.

If you purchase the Policy other than as part of any arrangement described in the preceding paragraph, the Policy is referred to as a nonqualified Policy.

You will generally not be taxed on increases in the value of your Policy, whether qualified or nonqualified, until a distribution occurs (e.g., as a surrender, withdrawal, or as annuity payments). However, you may be subject to current taxation if you assign or pledge or enter into an agreement to assign or pledge any portion of the Policy. you may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All amounts received from the Policy that are includible in income are taxed at ordinary income rates; no amounts received from the Policy are taxable at the lower rates applicable to capital gains.

The IRS has not reviewed the Policy for qualification as an IRA or otherwise, and has not addressed in a ruling of general applicability whether the death benefit options and riders available, with the Policy, if any, comport with IRA qualification requirements.

Tax Status of a Nonqualified Policy

Distribution Requirements. The Code requires that nonqualified policies contain specific provisions for distribution of Policy proceeds upon the death of any Owner. In order to be treated as an annuity policy for federal income tax purposes, the Code requires that such policies provide that if any Owner dies on or after the annuity starting date and before the entire interest in the policy has been distributed, the remaining portion must be distributed at least as rapidly as under the method in effect on such Owner’s death. If any Owner dies before the annuity starting date, the entire interest in the policy must generally be distributed (1) within 5 years after such Owner’s date of death or (2) to (or for the benefit of) a designated beneficiary, over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and such distributions must begin not later than 1 year after the date of the Owner’s death (also known as a “stretch” payout). The designated beneficiary must be an individual. The applicable payments are calculated using the Single Life Expectancy Table set forth in Treasury Regulations § 1.401(a)(9)-9, A-1. However, if upon such Owner’s death the Owner’s surviving spouse is the designated beneficiary of the policy, then the policy may be continued with the surviving spouse as the new Owner. If any Owner is a non-natural person, then for purposes of these distribution requirements, the primary Annuitant shall be treated as an Owner and any death or change of such primary Annuitant shall be treated as the death of an Owner.

The nonqualified policies contain provisions intended to comply with these requirements of the Code. No regulations interpreting these requirements of the Code have yet been issued and thus no assurance can be given that the provisions contained in the policies satisfy all such Code requirements. The provisions contained in the policies will be reviewed and modified if necessary to assure that they comply with the Code requirements when clarified by regulation or otherwise.

Recharacterization. In some circumstances, the IRS and courts have recharacterized variable annuity policies by treating the policyholder, for federal income tax purposes, as owning the separate account assets on which the policy is based. The IRS guidance in this area has focused on whether the policyholder has excessive control over the separate account assets. Such control may exist if the policyholder can allocate amounts under the policy to purchase specific assets within the separate account that also are available outside of the policy. In addition, the IRS and courts considered whether the variable annuity holder’s position is substantially identical to what it would have been if the holder had purchased the separate account assets directly, rather than having purchased a variable annuity policy. Similar federal income tax principles also can operate to recharacterize an arrangement for income tax purposes in certain circumstances, such as if the substance of the arrangement differs from its form. If the authorities on policyholder control or similar tax principles apply, the tax-deferred status of the policy may be adversely affected. For example, the owner of the policy could be taxed annually on the income and gains attributable to the assets that determine the policy values and benefits.

We do not believe that these authorities or tax principles should apply to this Policy. Although we hold certain amounts attributable to the Policy in our Separate Account, you do not share in the investment performance of any assets in the Separate Account. Rather, our obligations under the Policy are independent of the investment performance of the Separate Account. In addition, allocations under the Policy to the Index Account Options are distinguishable from a direct investment in the assets comprising the corresponding indexes, including any exchange-traded fund that we choose as an index. However, there is no IRS guidance or other authority directly addressing whether or how the rules summarized above may apply to the Policy. We reserve the right to amend this Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain the Policy’s tax status or to conform the Policy to any applicable changes in the tax qualification requirements. Concerned Owners should consult their own financial professionals regarding the tax matter discussed above.

Non-Natural Persons. Pursuant to Section 72(u) of the Code, a nonqualified Policy held by a taxpayer other than a natural person generally will not be treated as an annuity policy under the Code; accordingly, an Owner who is not a natural person will recognize as ordinary income for a taxable year the excess, if any, of the Policy Value over the “investment in the contract”. There are some exceptions to this rule and a prospective purchaser of the Policy that is not a natural person should discuss these rules with a competent financial professional.

Annuity Commencement Date. If the Policy’s Annuity Commencement Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, e.g., past age 95, it is possible that the Policy would not be treated as an annuity for federal income tax purposes. In that event, any increases in the Policy Value could be currently includable in the Owner’s income.

The remainder of the discussion in this TAX INFORMATION section assumes that the Policy qualifies as an annuity policy for federal income tax purposes.

Taxation of a Nonqualified Policy in General

Code Section 72 governs taxation of annuities in general. We believe that an Owner who is an individual will not be taxed on increases in the value of a Policy until such amounts are surrendered or distributed. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Policy Value as collateral for a loan generally will be treated as a distribution of such portion. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. The taxable portion of a distribution is taxable as ordinary income.

Different Individual Owner and Annuitant

If the Owner and Annuitant on the Policy are different, there may be negative tax consequences and uncertainty regarding how federal income tax rules apply to the Policy. You should consult your legal counsel or financial professional if you are considering designating a different individual as the Annuitant on your Policy to determine the potential tax ramifications of such a designation.

Annuity Starting Date

This section makes reference to the annuity starting date as defined in Section 72 of the Code and the applicable regulations. Generally, the definition of annuity starting date will correspond with the definition of Annuity Commencement Date used in your Policy and the dates will be the same. If there is a conflict between the definitions, we will interpret and apply the definitions in order to ensure your Policy maintains its status as an annuity policy for federal income tax purposes. You may wish to consult a financial professional for more information on when this issue may arise.

Taxation of Annuity Payments

Although the tax consequences may vary depending on the Annuity Payment Option you select, in general, for nonqualified and certain qualified policies, only a portion of the annuity payments you receive will be includable in your gross income.

In general, the excludable portion of each annuity payment you receive will be determined by dividing the “investment in the policy” on the annuity starting date by the total expected return under the Policy (determined under Treasury regulations) for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the policy” has been fully recovered, the full amount of any additional annuity payments is includable in gross income and taxed as ordinary income. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income.

If you select more than one Annuity Payment Option, special rules govern the allocation of the Policy’s entire “investment in the policy” to each such option, for purposes of determining the excludable amount of each payment received under that option and the tax treatment of other distributions from the Policy thereafter. You should consult a competent financial professional as to the potential tax effects of allocating less than the full Policy Value to any particular Annuity Payment Option.

If, after the annuity starting date, annuity payments stop because an Annuitant died, the excess (if any) of the “investment in the policy” as of the annuity starting date over the aggregate amount of annuity payments received that was excluded from gross income may be allowable as a tax deduction. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.

Taxation of Surrenders and Withdrawals - Nonqualified Policies

When you surrender your Policy, you are generally taxed on the amount that your surrender proceeds exceeds the “investment in the policy”. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income. Withdrawals are generally treated first as taxable income to the extent of the excess in the Policy Value over the “investment in the policy.” Distributions taken under the systematic payout option are treated for tax purposes as withdrawals, not annuity payments. In general, loans, pledges, and collateral assignments as security for a loan are taxed in the same manner as withdrawals and surrenders. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All taxable amounts received under a Policy are subject to tax at ordinary income tax rates rather than capital gains tax rates.

The Code also provides that amounts received from the Policy that are includible in gross income (including the taxable portion of some annuity payments) may be subject to a penalty tax. The amount of the penalty tax is equal to 10% of the amount that is includable in income. Some withdrawals and other amounts will be exempt from the penalty tax. Amounts received that are not subject to the penalty tax include, among others, any amounts: (1) paid on or after the taxpayer reaches age 59 1⁄2; (2) paid on or after the Owner (or where the Owner is a non-natural person, the primary Annuitant) dies; (3) attributable to the taxpayer becoming disabled (as that term is defined in the Code); (4) paid in a series of substantially equal periodic payments made annually (or more frequently) over the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer’s designated beneficiary; (5) paid under an immediate annuity (as defined in the Code); or (6) allocable to “investment in the policy” made prior to August 14, 1982. Regarding the disability exception, because we cannot verify that an individual is disabled, we will report such withdrawals to the IRS as early withdrawals with no known exception from the penalty tax.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. In addition, there is some uncertainty regarding whether and how certain of the exceptions apply in the case of a Policy issued to a non-natural person, such as a trust. You may wish to consult a financial professional for more information regarding the imposition of the penalty tax.

Aggregation

All nonqualified deferred annuity policies that are issued by us (or our affiliates) to the same Owner (policyholder) during the same calendar year are treated as one annuity for purposes of determining the amount includable in the Owner’s income when a taxable distribution (other than annuity payments) occurs. The effects of such aggregation are not always clear; however, it could affect the amount of a withdrawal, a surrender, or an annuity payment that is taxable and the amount that might be subject to the 10% penalty tax described above. If you are considering purchasing multiple policies from us (or our affiliates) during the same calendar year, You may wish to consult with your financial professional regarding how aggregation will apply to your policies.

Special Rules for Advisory Fee Payments

In some cases, we may permit fees to be paid from the Policy directly to a professional investment adviser that you have retained to provide advice to you regarding the Policy. We will treat such advisory fee payments as an expense of the Policy and not a taxable distribution from the Policy if (1) the Policy is a qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans, or (2) the Policy is a nonqualified Policy and the requirements of Private Letter Ruling 201946011 (“PLR”) issued by the IRS to Transamerica Life Insurance Company have been satisfied. In accordance with the PLR, advisory fee payments from your nonqualified Policy to your investment adviser are not treated as distributions from the Policy for federal income tax purposes as long as your investment adviser attests to Transamerica that the PLR requirements have been met, including that the advisory fees will not exceed 1.5% of the Policy’s cash value and the Policy pays the investment adviser only for fees related to investment advice pertaining to your nonqualified Policy and not for any other services. The PLR does not generally allow such favorable tax treatment of advisory fee payments where a commission is also paid in connection with the Policy. Regardless of how Transamerica treats the payment of such advisory fees for tax reporting purposes, federal and/or state taxing authorities could determine that the advisory fees should be treated as taxable withdrawals from your Policy, in which case the amount of the advisory fees deducted from your Policy could be included in your gross income for state and federal income tax purposes and a 10% penalty tax could apply if the advisory fees were deducted from your Policy Value before you attained age 59 1⁄2.

Tax-Free Exchanges of Nonqualified Policies

We may issue the nonqualified Policy in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional premium payment made as part of the exchange. If you exchange part of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be increased by a pro rata portion of the “investment in the policy” that you exchanged. In either case, your Policy Value immediately after the exchange may exceed your “investment in the policy.” That excess may be includable in income should amounts subsequently be withdrawn or distributed from the Policy (e.g., as a withdrawal, surrender, annuity income payment or death benefit).

If you exchange part of an existing contract for the Policy, and within 180 days of the exchange you received a payment other than certain annuity payments (e.g., you take a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, some or all of the amount exchanged into the Policy could be includible in your income and subject to a 10% penalty tax.

You should consult your financial professional in connection with an exchange of all or part of an annuity contract for the Policy, especially if you may take a withdrawal from either contract within 180 days after the exchange.

Medicare Tax

Distributions from nonqualified annuity policies are considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals, trusts, and estates whose income exceeds certain threshold amounts. We are required to report distributions taken from nonqualified annuity policies as being potentially subject to this tax. While distributions from qualified policies are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare tax thresholds have been met. As such, distributions from your qualified Policy could cause your other investment income to be subject to the tax. Please consult a financial professional for more information.

Same Sex Relationships

Same sex couples have the right to marry in all states. The parties to each marriage that is valid under the law of any state will each be treated as a spouse as defined in this Policy. Individuals in other arrangements, such as civil unions, registered domestic partnerships, or other similar arrangements, that are treated as a valid marriage under the applicable state law, will each be treated as a spouse as defined in this Policy for state law purposes. However, individuals in such other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as spouses as defined in this Policy for federal tax purposes. Therefore, exercise of the spousal continuation provisions of this Policy or any riders by individuals who do not meet the definition of “spouse” may have adverse tax consequences and/or may not be permissible. Please consult a financial professional for more information on this subject.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Policy because of your death or the death of the Annuitant. Generally, such amounts should be includable in the income of the recipient: (1) if distributed in a lump sum, these amounts are taxed in the same manner as a surrender; (2) if distributed via withdrawals, these amounts are taxed in the same manner as withdrawals; or (3) if distributed under an Annuity Payment Option, these amounts are taxed as annuity payments.

Transfers, Assignments or Exchanges of Policies

A transfer of ownership or assignment of a Policy, the designation of an Annuitant or payee or other beneficiary who is not also the Owner, the exchange of a Policy and certain other transactions, or a change of Annuitant other than the Owner, may result in certain income or gift tax consequences to the Owner that are beyond the scope of this discussion. An Owner contemplating any such transaction or designation should contact a competent financial professional with respect to the potential tax effects.

Charges

It is possible that the IRS may take a position that fees for certain optional death benefits are deemed to be taxable distributions to you. In particular, the IRS may treat fees associated with certain optional benefits as a taxable withdrawal, which might also be subject to a tax penalty if the withdrawal occurs prior to age 59 1⁄2. Although we do not believe that the fees associated with any optional benefit provided under the Policy should be treated as taxable withdrawals, the tax rules associated with these benefits are unclear, and we advise that you consult your financial professional prior to selecting any optional benefit under the Policy.

Federal Estate, Gift and Generation-Skipping Transfer Taxes

The estate and gift tax unified credit basic exclusion amount is $10,000,000, subject to inflation adjustments (using the C-CPI-U), for taxable years beginning after December 31, 2017, and before January 1, 2026. The maximum rate is 40%.

The uncertainty as to how the current law might be modified in the future underscores the importance of seeking guidance from a competent professional to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

Federal Estate Taxes. While no attempt is being made to discuss the Federal estate tax implications of the Policy in detail, a purchaser should keep in mind that the value of an annuity policy owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity policy, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning professional for more information.

Generation-Skipping Transfer Tax. Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity policy is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner or to a person that is more than 37 1⁄2 years younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Policy, or from any applicable payment, and pay it directly to the IRS.

Qualified Policies

The Policy is designed for use with several types of tax-qualified individual and employee-sponsored retirement plans which are briefly described below. The tax rules applicable to participants and beneficiaries in tax-qualified retirement plans vary according to the type of plan and the terms and conditions of the plan. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits, distributions prior to age 59 1⁄2 (subject to certain exceptions), distributions that do not conform to specified commencement and minimum distribution rules, and in other specified circumstances. The distribution rules under Section 72(s) of the Code do not apply to annuities provided under a plan described in Sections 401(a), 403(a), 403(b), 408 or 408A of the Code, but other similar rules may. Some retirement plans are subject to distribution and other requirements that are not incorporated into the policies or our Policy administration procedures. Owners, employers, participants, and beneficiaries are responsible for determining that contributions, distributions, and other transactions with respect to the policies comply with applicable law.

Traditional Individual Retirement Annuities (IRAs). In order to qualify as a traditional individual retirement annuity under Section 408(b) of the Code, a Policy must satisfy certain conditions: (i) the Owner must be the Annuitant; (ii) the Policy generally is not transferable by the Owner, e.g., the Owner may not designate a new Owner, designate a contingent Owner or assign the Policy as collateral security; (iii) subject to special rules, the total premium payments for any calendar year may not exceed the amount specified in the Code for the year, except in the case of nontaxable transfer or a rollover amount or contribution under Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16) of the Code; (iv) annuity payments or withdrawals according to the requirements in the IRS regulations (minimum required distributions) must begin no later than April 1 of the calendar year following the calendar year in which the Annuitant attains age 72 (or age 70 1⁄2 if the Annuitant attained 70 1⁄2 before 1/1/2020); (v) an Annuity Payment Option with a period certain that will guarantee annuity payments beyond the life expectancy of the Annuitant and the beneficiary may not be selected; (vi) certain payments of death benefits must be made in the event the Annuitant dies prior to the distribution of the Policy Value; (vii) the entire interest of the Owner is non-forfeitable; and (viii) the premiums must not be fixed. Policies intended to qualify as traditional individual retirement annuities under Section 408(b) of the Code contain such provisions. Amounts in the individual retirement annuity (other than nondeductible contributions) generally are taxed only when distributed from the annuity. Distributions prior to age 59 1⁄2 are subject to a 10% penalty tax (unless certain exceptions apply).

SIMPLE and SEP IRAs are types of IRAs that allow employers to contribute to IRAs on behalf of their employees. SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the Code, under which employees may elect to defer to a SIMPLE IRA a specified percentage of compensation. The sponsoring employer is required to make matching or non-elective contributions on behalf of employees. Distributions from SIMPLE IRAs generally are subject to the same rules that apply to IRA distributions. Subject to certain exceptions, distributions prior to age 59 1⁄2 are subject to a 10 percent penalty tax, which is increased to 25 percent if the distribution occurs within the first two years after the commencement of the employee’s participation in the plan. SEP IRAs permit employers to make contributions to IRAs on behalf of their employees, up to a specified dollar amount for the year and subject to certain eligibility requirements as provided by Section 408(k) of the Code. Distributions from SEP IRAs are subject to the same rules that apply to IRA distributions and are taxed as ordinary income.

The IRS has not reviewed this Policy for qualification as a traditional IRA, SIMPLE IRA or SEP IRA, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Roth Individual Retirement Annuities (Roth IRA). The Roth IRA, under Section 408A of the Code, contains many of the same provisions as a traditional IRA. However, there are some differences. First, the contributions are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA, a traditional IRA or other allowed qualified plan. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax. The ability to make cash contributions to Roth IRAs is available to individuals with earned income and whose modified adjusted gross income is under a specified dollar amount for the year. Subject to special rules, the amount per individual that may be contributed to all IRAs (Roth and traditional) is an amount specified in the Code for the year. Secondly, the distributions are taxed differently. The Roth IRA offers tax-free distributions when taken 5 tax years after the first contribution to any Roth IRA of the individual and taken after one of the following: attaining age 59 1⁄2, to pay for qualified first time home buyer expenses (lifetime maximum of $10,000), or due to death or disability. All other distributions are subject to income tax when taken from earnings and may be subject to a penalty tax unless an exception applies. Please note that specific tax ordering rules apply to Roth IRA distributions. Unlike the traditional IRA, there are no minimum required distributions during the Owner’s lifetime; however, minimum required distributions at death are generally the same as for traditional IRAs.

The IRS has not reviewed this Policy for qualification as a Roth IRA or otherwise, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Section 403(b) Plans. Under Section 403(b) of the Code, payments made by public school systems and certain tax exempt organizations to purchase policies for their employees are generally excludable from the gross income of the employee, subject to certain limitations. However, such payments may be subject to Federal Insurance Contributions Act (FICA or Social Security) taxes. The Policy includes a death benefit that in some cases may exceed the greater of the premium payments or the Policy Value. Additionally, in accordance with the requirements of the Code, Section 403(b) annuities generally may not permit distribution of (i) elective contributions made in years beginning after December 31, 1988, and (ii) earnings on those contributions, and (iii) earnings on amounts attributed to elective contributions held as of the end of the last year beginning before January 1, 1989, unless certain events have occurred. Specifically, distributions of such amounts will be allowed only upon the death of the employee, on or after attainment of age 59 1⁄2, severance from employment, disability, or financial hardship, except that income attributable to elective contributions may not be distributed in the case of hardship. For policies issued after 2008, amounts attributable to non-elective contributions may be subject to distribution restrictions specified in the employer’s Section 403(b) plan. Employers using the Policy in connection with Section 403(b) plans may wish to consult with their financial professional.

Pursuant to tax regulations, we generally are required to confirm, with your 403(b) plan sponsor or otherwise, that surrenders, loans or transfers you request from a 403(b) Policy comply with applicable tax requirements before we process your request. We will defer such payments you request until all information required under the tax law has been received. By requesting a surrender or transfer, you consent to the sharing of confidential information about you, the Policy, and transactions under the Policy and any other 403(b) policies or accounts you have under the 403(b) plan among us, your employer or plan sponsor, any plan administrator or record keeper, and other product providers.

Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit employers to establish various types of retirement plans for employees and self-employed individuals to establish qualified plans for themselves and their employees. Such retirement plans may permit the purchase of the policies to accumulate retirement savings. Adverse tax consequences to the plan, the participant or both may result if the Policy is assigned or transferred to any individual as a means to provide benefit payments. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties.

Deferred Compensation Plans. Section 457(b) of the Code, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans established and maintained by state and local governments (and their agencies and instrumentalities) and tax exempt organizations. Under such plans a participant may be able to specify the form of investment in which his or her participation will be made. For non-governmental Section 457(b) plans, all such investments, however, are typically owned by, and are subject to, the claims of the general creditors of the sponsoring employer. Depending on the terms of the particular plan, a non-government employer may be entitled to draw on deferred amounts for purposes unrelated to its Section 457(b) plan obligations. In general, all amounts received under a non-governmental Section 457 plan are taxable in the year paid (or in the year paid or made available in the case of a non-governmental 457(b) plan). Distributions from non-governmental 457(b) plans are subject to federal income tax withholding as wages, distributions from governmental 457(b) plans are subject to withholding as “eligible rollover distributions” as described in the section entitled “Withholding.” below. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties. Deferred compensation plans of governments and tax-exempt entities that do not meet the requirements of Section 457(b) are taxed under Section 457(f), which means compensation deferred under the plan is included in gross income in the first year in which the compensation is not subject to substantial risk of forfeiture.

Ineligible Owners-Qualified

We currently will not issue new policies to/or for the following plans: 403(a), 403(b), 412(i)/412(e)(3), 419, 457 (we will in certain limited circumstances accept 457(f) plans), employee stock ownership plans, Keogh/H.R.-10 plans and any other types of plans at our sole discretion.

Taxation of Surrenders and Withdrawals - Qualified Policies

In the case of a withdrawal under a qualified Policy (other than from a deferred compensation plan under Section 457 of the Code), a pro rata portion of the amount you receive is taxable, generally based on the ratio of your “investment in the policy” to your total account balance or accrued benefit under the retirement plan. Your “investment in the policy” generally equals the amount of any non-deductible premium payments made by you or on your behalf. If you do not have any non-deductible premium payments, your investment in the contract will be treated as zero.

In addition, a penalty tax may be assessed on amounts surrendered from the Policy prior to the date you reach age 59 1⁄2, unless you meet one of the exceptions to this rule which are similar to the penalty exceptions for distributions from nonqualified policies discussed above. However, the exceptions applicable for qualified policies differ in some respects from those provided to nonqualified policies. You may wish to consult a financial professional for more information regarding the application of these exceptions to your circumstances. You may also be required to begin taking minimum distributions from the Policy by a certain date. The terms of the plan may limit the rights otherwise available to you under the Policy.

Qualified Plan Required Distributions

For qualified plans under Section 401(a), 403(a), 403(b), and 457, the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the Owner (or plan participant) (i) reaches age 72 (or 70 1⁄2 if he/she attained 70 1⁄2 prior to 1/1/2020) or (ii) retires, and must be made in a specified form or manner. If a participant is a “5 percent Owner” (as defined in the Code), or in the case of an IRA (other than a Roth IRA which is not subject to the lifetime required minimum distribution rules), distributions generally must begin no later than April 1 of the year following the calendar year in which the Owner (or plan participant) reaches age 72 (or 70 1⁄2 if he/she attained 70 1⁄2 prior to 1/1/2020). The actuarial present value of death benefit options and riders elected may need to be taken into account in calculating required minimum distributions. Please consult with your financial professional to learn more about an optional living or death benefit prior to purchase.

When you pass away, if you have not named an individual beneficiary (for example, you named your estate as beneficiary or didn’t name a beneficiary at all) then generally the entire remaining balance of your qualified plan must be distributed by the end of the 5th year following your death (and if required distributions began prior to your death then the remaining balance also must be distributed at least as rapidly as it was during your life). If you named an individual designated beneficiary or beneficiaries, then they must withdraw the entire account by the 10th calendar year following the year of your death. If you named an “eligible designated beneficiary” or beneficiaries, they may take their distributions over the beneficiary’s life or a period not extending beyond their life expectancy. An eligible designated beneficiary includes your surviving spouse, your minor child, a disabled individual, a chronically ill individual, or an individual who is not more than 10 years younger than you. Certain trusts created for the exclusive benefit of disabled or chronically ill beneficiaries are included. your minor child must still take remaining distributions within 10 years once they reach age 18. Additionally, your surviving spouse beneficiary my delay commencement of distributions until the later of the end of the year that you would have attained age 72, or the surviving spouse’s required beginning date. Additionally, if your surviving spouse is the sole beneficiary, he/she may be able to continue the Policy as his or her own following your death, if applicable tax rules permit.

The minimum distribution rules are complex and uncertain in certain respects. Each Owner is responsible for requesting distributions under the Policy that satisfy applicable tax rules. We do not attempt to provide more than general information about the use of the Policy with the various types of retirement plans. Purchasers of policies for use with any retirement plan should consult their legal counsel and financial professional regarding the suitability of the Policy.

The Code generally requires that interest in a qualified Policy be non-forfeitable.

You should consult your legal counsel or financial professional if you are considering purchasing an enhanced death benefit or other optional rider, or if you are considering purchasing a Policy for use with any qualified retirement plan or arrangement.

Withholding

The portion of any distribution under a Policy that is includable in gross income will be subject to federal income tax withholding unless the recipient of such distribution elects not to have federal income tax withheld. Election forms will be provided at the time distributions are requested or taken. The amount of withholding varies according to the type of distribution. The withholding rates applicable to the taxable portion of periodic payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A

10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. For qualified policies taxable, “eligible rollover distributions” from Section 401(a) plans, Section 403(a) annuities, Section 403(b) tax-sheltered annuities, and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution from such a plan, other than specified distributions such as distributions required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as beneficiary or alternate payee) chooses a “direct rollover” from the plan to a tax-qualified plan, IRA, Roth IRA or 403(b) tax-sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

In some cases, we may be required to withhold federal income taxes from amounts that are transferred from your Policy to a state’s unclaimed property fund. The amount transferred also may be subject to federal income tax reporting.

Annuity Purchases by Residents of Puerto Rico

The IRS has announced that income received by residents of Puerto Rico under life insurance or annuity policies issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

Annuity Policies Purchased by Non-resident Aliens and Foreign Corporations

The discussion above provided general information (but not tax advice) regarding U.S. federal income tax consequences to annuity Owners that are U.S. persons. Taxable distributions made to Owners who are not U.S. persons will generally be subject to U.S. federal income tax withholding at a 30% rate, unless a lower treaty rate applies. In addition, distributions may be subject to state and/or municipal taxes and taxes that may be imposed by the Owner’s country of citizenship or residence. Prospective foreign Owners are advised to consult with a qualified financial professional regarding U.S., state, and foreign taxation for any annuity policy purchase.

Foreign Account Tax Compliance Act (“FATCA”)

If the payee of a distribution from the Policy is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Code as amended by the Foreign Account tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial Owner of the Policy or the distribution. The rules relating to FATCA are complex, and a financial professional should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Policy.

Possible Tax Law Changes

Although the likelihood and nature of legislative or regulatory changes is uncertain, there is always the possibility that the tax treatment of the Policy could change by legislation, regulation, or otherwise. You should consult a financial professional with respect to legal or regulatory developments and their effect on the Policy.

We have the right to modify the Policy to meet the requirements of any applicable laws or regulations, including legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive.

DISTRIBUTION

Distribution and Principal Underwriting Agreement. We have entered into a principal underwriting agreement with our affiliate, Transamerica Capital, Inc. (TCI), for the distribution and sale of the Policies. We pay commissions to TCI, which are passed through to selling firms. (See below). We also pay TCI an “override” that is a percentage of total commissions paid on sales of our Policies which is not passed through to the selling firms and we may reimburse TCI for certain expenses it incurs in order to pay for the distribution of the Policies. TCI may market the Policies through bank-affiliated firms, national brokerage firms, regional and independent broker-dealers and independent financial planners.

Compensation to Broker-Dealers Selling the Policies. The Policies are offered to the public through broker-dealers (“selling firms”) that are licensed under the federal securities laws; the selling firm and/or its affiliates are also licensed under state insurance laws. The selling firms have entered into written selling agreements with us and with TCI as principal underwriter for the Policies. We pay commissions through TCI to the selling firms for their sales of the Policies.

The selling firms are paid commissions for the promotion and sale of the Policies according to one or more schedules. The amount and timing of commissions may vary depending on the selling agreement and the share purchased, but the commission range is from 0.25% up to 7.2% of premium payments (additional amounts may be paid as overrides to wholesalers) and from 0% up to 1.5% of policy value.

To the extent permitted by Financial Industry Regulatory Authority (FINRA) rules, the Company and TCI may pay (or allow other broker-dealers to provide) promotional incentives or payments in the form of cash or non-cash compensation or reimbursement to some, but not all, selling firms and their sales representatives. These arrangements are described further below.

The sales representative who sells you the Policy typically receives a portion of the compensation we (and our affiliates) pay to the selling firms, depending on the agreement between the selling firm and its representative and the firm’s internal compensation program. These programs may include other types of cash and non-cash compensation and other benefits. Ask your sales representative for further information about the compensation your sales representative, and the selling firm that employs your sales representative, may receive in connection with your purchase of a Policy. Also inquire about any compensation arrangements that we and our affiliates may have with the selling firm, including the conflicts of interests that such arrangements may create.

You should be aware that a selling firm or its sales representatives may receive different compensation or incentives for selling one product over another. In some cases, these differences may create an incentive for the selling firm or its sales representatives to recommend or sell the Policy to you. You may wish to take such incentives into account when considering and evaluating any recommendation relating to the Policies.

Special Compensation Paid to Affiliated Firms. We and/or our affiliates provide paid-in capital to TCI and we or our affiliates may pay all or a portion of the cost of TCI’s operating and other expenses, including costs for facilities, legal and accounting services, and other internal administrative functions. We and/or our affiliates also provide TCI with a percentage of total commissions paid on sales of our Policies and provide TCI with capital payments that are not contingent on sales.

TCI’s registered representatives and supervisors may receive non-cash compensation, such as attendance at conferences, seminars and trips (such as travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items, payments, loans, loan forgiveness, or loan guarantees.

Additional Compensation That We, TCI and/or Our Affiliates Pay to Selected Selling Firms. TCI, in connection with the sales of the Policies, may pay certain selling firms additional cash amounts in order to receive enhanced marketing services and increased access to their sales representatives. In exchange for providing TCI with access to their distribution network, such selling firms may receive additional compensation or reimbursement for, among other things, the hiring and training of sales personnel, marketing, sponsoring of conferences, meetings, seminars, events, and/or other services they provide to us and our affiliates. To the extent permitted by applicable law, We, TCI and other parties may provide the selling firms with occasional gifts, meals, tickets or other non-cash compensation as an incentive to sell the Policies. These special compensation arrangements are not offered to all selling firms and the terms of such arrangements may differ among selling firms.

No specific charge is assessed directly to owners of the Policy to cover commissions, non-cash compensation, and other incentives or payments described above. We do intend to recoup commissions and other sales expenses and incentives we pay, however, through fees and charges deducted under the Policy and other corporate revenue.

OTHER INFORMATION

Sending Forms and Transaction Requests in Good Order

We cannot process your requests for transactions relating to the Policy until they are received in good order. “Good order” means the actual receipt of the instructions relating to the requested transaction in writing (or, when appropriate, by telephone or electronically), along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes, to the extent applicable to the transaction: your completed application; the Policy number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the accounts affected by the requested transaction; the dated signatures of all Owners (exactly as registered on the Policy) if necessary; social security number or taxpayer I.D.; and any other information or supporting documentation that we may require, including any spousal or joint Owner’s consents. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

“Received” or receipt in good order generally means that everything necessary must be received by us, at our Administrative Office specified in the Glossary. We reserve the right to reject electronic transactions that do not meet our requirements.

Telephone and Electronic Transactions

Currently, certain transactions may be made by telephone or other electronic means acceptable to us upon our receipt of the appropriate authorization. We may discontinue this option at any time. To access information and perform transactions electronically, we require you to create an account with a username and password, and to maintain a valid e-mail address.

We will not be liable for following instructions communicated by telephone or electronically we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions we receive are genuine. Our procedures require you to provide information to verify your identity when you call us and we will record conversations with you. We may also require written confirmation of the request. When someone contacts our Administrative Office and follows our procedures, we will assume you are authorizing us to act upon those instructions. For electronic transactions through the internet, you will need to provide your username and password. You are responsible for keeping your password confidential and must notify us of any loss, theft or unauthorized use of your password.

Please note that the telephone and/or electronic device transactions may not always be available. Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your financial representative(’s), can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. If the volume of transactions is unusually high, we might not have anyone available, or lines available, to take your transaction. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Administrative Office.

We reserve the right to revoke your telephone and other electronic transaction privileges at any time without revoking all Owners’ privileges.

State Variations

The following section describes modifications to this prospectus required by one or more state insurance departments as of the date of this prospectus. Unless otherwise noted, variations apply to all forms of Policies we issue. References to certain state’s variations do not imply that we actually offer Policies in each such state. These variations are subject to change without notice and additional variations may be imposed as specific states approve new riders. The Company will amend this prospectus upon notification of any additional variations received from one or more state insurance departments.

[State variations, if any, to be added by pre-effective amendment]

Timing of Payments

Payment of any amount due from the Policy for a Surrender, withdrawal, or death proceeds will generally occur within seven days from the date we receive in good order all required information. We may defer payments or transfers from the Policy if:

•	The New York Stock Exchange is closed other than for usual weekends or holidays or trading on the Exchange is otherwise restricted;

•	An emergency exists as defined by the Securities and Exchange Commission (SEC) or the SEC requires that trading be restricted; or

•	The SEC permits a delay for the protection of Owners.

When permitted by law, we may defer payment of any withdrawals or Surrender proceeds from the Policy for up to 6 months from the date we receive your request. If the Owner or Annuitant dies after the request is received, but before the request is processed, the request will be processed before the death proceeds are determined. Interest may be paid on any amount deferred for 30 days or more, based on the Index Account Option(s) selected. For amounts allocated to the Fixed Account and Fixed Holding Account, the interest rate will be the guaranteed minimum effective annual interest rate specified by the Policy, unless otherwise required by law. If we delay payment of any transactions as noted above, we will disclose to you the specified date on which the above transactions will be effective and the reason for the delay.

We may defer payment of any amount until your premium payment check has cleared your bank.

Legal Proceedings

We, like other life insurance companies, are subject to regulatory and legal proceedings in the ordinary course of our business. Such legal and regulatory matters include proceedings specific to us and other proceedings generally applicable to business practices in the industry in which we operate. In some lawsuits and regulatory proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation or regulatory proceeding cannot be predicted with certainty, at the present time, we believe that there are no pending or threatened proceedings or lawsuits that are likely to have a material adverse impact on Transamerica Capital, Inc.’s ability to perform under its principal underwriting agreement or on our ability to meet our obligations under the Policy.

Minimum Required Cash Value

Benefits available under this Policy, including any paid up annuity values, cash values, or death benefits, will not be less than the minimum benefits required by applicable state law. Minimum benefits will be increased to reflect any guaranteed additional amounts credited to the Policy and will be decreased by prior withdrawals.

The Minimum Required Cash Value is the amount prescribed by applicable state non-forfeiture law, and is the minimum amount required to be paid to you on Surrender. The Minimum Required Cash Value is equal to the sum of:

(1)

87.5% of premiums and transfers to the Fixed Account and Fixed Holding Account, less prior requested withdrawals and transfers from the Fixed Account and Fixed Holding Account, less a $50 deduction at the beginning of each Policy Year, all accumulated at the minimum non-forfeiture interest rate applicable to your Policy; and

(2)	The Index Account portion of the Policy Value less the surrender charge attributable to the Index Account.

Adjustments for Index Splits

Adjustments may be made to Index Values so that any Index performance calculations are not affected by an Index stock or other split (a multiplying or dividing of an Index’s share count that affects the Index’s price).

Separate Account

Amounts under the Policy that are not held in the Fixed Account or Fixed Holding Account are held in an unregistered Separate Account of the Company. We have exclusive and absolute ownership and control of the assets of the Separate Account and the assets of the Separate Account are subject to liabilities arising out of other business the Company may conduct. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are owned by the Company. The obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

We will maintain in the Separate Account assets with an aggregate value at least equal to the reserves and other contract liabilities of the Separate Account. If the aggregate value of Separate Account assets should fall below such amount, the Company will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount. Assets supporting reserves for annuity benefits under such contracts, in the course of payment, shall not be maintained in the Separate Account.

The Separate Account was established under Iowa law and is not registered under the Investment Company Act of 1940.

Exemption from Exchange Act Reporting

We are relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, we do not file periodic and current reports that we would be otherwise required to file pursuant to Section 15(d) of the 1934 Act.

Anti-Money Laundering

Federal laws designed to counter terrorism and prevent money laundering by criminals might in certain circumstances require us to reject a premium payment and/or “freeze” an Owner’s account. If these laws apply in a particular situation, we would not be allowed to pay any request for withdrawals or death benefits, make transfers, or continue making annuity payments absent instructions from the appropriate federal regulator. We may also be required to provide information about you and your Policy to government agencies or departments.

Contract Terms

The entire contract between you and the Company consists of the Policy and any applications, endorsements, or riders. No change to the contract is valid unless made in writing by us and approved by one of our authorized officers.

Regulatory Modifications to Policy

We reserve the right to amend the Policy, including any riders or endorsements, as necessary to comply with specific direction provided by our state or federal regulators, through change of law, rule, regulation, bulletin, regulatory directives or agreements. The Policy is intended to qualify as an annuity contract for federal income tax purposes. The provisions of the Policy are to be interpreted to maintain such qualification, notwithstanding any other provisions to the contrary. To maintain such tax qualification, we reserve the right to amend the Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain such tax qualification or to conform the Policy to any applicable changes in the tax qualification requirements. Any such amendment will be filed with and approved by the appropriate regulatory authorities prior to use. We will send you a copy in the event of any such amendment. If you refuse such an amendment, you must provide Written Notice to us, and your refusal may result in adverse tax consequences.

Certain Offers

We may pay you more than your then current Policy Value for your voluntary participation in certain promotional offerings. We will notify you of the terms of any such programs.

Age or Sex Corrections and Evidence of Survival

We may require proof of the Annuitant’s or Owner’s age and/or sex before any payments associated with the Policy are made, including annuity payments. If the age and/or sex of the Annuitant or Owner is incorrectly stated, we will base any such payment on the Annuitant’s or Owner’s correct age and/or sex, if applicable. If required by law to ignore differences in the sex of the Annuitant, annuity payments will be determined using the unisex factors. Any underpayment made by us will be paid with the next payment. Any overpayment by us will be deducted from future payments. Any underpayment or overpayment will include annual interest at a rate of 1% per year, from the date of the underpayment or overpayment to the date of the adjustment. We have the right to reasonably require satisfactory evidence that a person is alive if a payment is based on that person being alive.

Rights of Ownership

You, as Owner of the Policy, exercise all rights under the Policy. For example, subject to limitations, you can assign this Policy with our consent, Surrender the Policy to us, amend or modify the Policy with our consent, receive annuity payments or name a Payee to receive the payments, and exercise every other right and benefit contained in the Policy. The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary, and of the spouse in a community or marital property state. Unless we have been notified of a community or marital property interest in this Policy, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry. We reserve the right to refuse our consent on a non-discriminatory basis with respect to any action under the Policy that requires our consent.

Change of Ownership

You can change the Owner of this Policy from yourself to a new Owner with our consent. We reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send Written Notice, to our Administrative Office, which contains all necessary information to make the change. Any Owner change made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our consent. No change will apply to any payment we made before the Written Notice was received. We may require that the change be endorsed in the Policy. Changing the Owner does not change the beneficiary or the Annuitant. A change of ownership may result in adverse tax consequences.

Change of Annuitant

Once this Policy is issued, generally, the Annuitant cannot be changed. In certain circumstances the Annuitant can be changed, such as when the Policy is transferred pursuant to a divorce or when a Policy is continued by a surviving spouse.

Assignment

This Policy may be assigned with our consent. We reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send written requests, to our Administrative Office, which contains all necessary information to make the change. Any assignment made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our prior approval. We assume no responsibility for the validity of any assignment. Any claim made under an assignment shall be subject to proof of interest and the extent of the assignment. Assignment of this Policy may result in adverse tax consequences.

Abandoned or Unclaimed Property

Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity, life, and other insurance policies) under various circumstances. In addition to the state unclaimed property laws, we may be required to escheat property pursuant to regulatory demand, finding, agreement, or settlement. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for Owners, the Annuitant, beneficiaries, Payees, and other relevant parties. Such updates should be communicated in a form and manner satisfactory to us.

Reports to Owners

We will give you a report at least once each Policy Year. This report will show any information required by law or regulation and will be mailed to your last known address as shown in our records or otherwise provided to you according to your preferences. The information provided will be as of a date not more than four months prior to the date of the mailing. We will provide copies of the report available to you upon request at no additional cost.

APPENDIX A

ALLOCATION ACCOUNTS AVAILABLE UNDER THE POLICY

The following is a list of Allocation Accounts that are available under the Policy. It includes the rates we have set for each Allocation Account that is available for investment, except the current rates for the Index Account Options’ Growth Opportunity Types and the current interest rates for the Fixed Account Options (together, “current upside rates”). Depending on your circumstances, the current upside rates may be provided to you. Otherwise, you may need to request them. See SELECTING YOUR INVESTMENT OPTIONS earlier in this prospectus for additional information. You may always obtain the current upside rates online at www.transamerica.com/[ ] or upon request by contacting our Administrative Office or your financial intermediary.

Basic Index Account Options

Index	Crediting Period	Growth Opportunity Type	Downside Protection Type	Downside Protection Type Rate(s)	Credit Advantage Fee* (Annualized)
[To be added by pre-effective amendment]

*	Applicable only to Basic Index Account Options with a Growth Opportunity Type designated as “Credit Advantage.”

Best Entry Enhanced Index Account Options

Index	Crediting Period	Growth Opportunity Type	Downside Protection Type	Downside Protection Type Rate	Observation Period	Observation Frequency	Best Entry Reset Threshold	Credit Advantage Fee* (Annualized)
[To be added by pre-effective amendment]

*	Applicable only to Best Entry Enhanced Index Account Options with a Cap designated as “Credit Advantage.”

Buffer Auto Reset Enhanced Index Account Options

Index	Crediting Period	Growth Opportunity Type	Downside Protection Type	Downside Protection Type Rate	Buffer Reset Period	Buffer Reset Trigger	Credit Advantage Fee* (Annualized)
[To be added by pre-effective amendment]

*	Applicable only to Buffer Auto Reset Enhanced Index Account Options with a Cap designated as “Credit Advantage.”

Fixed Account Options

Crediting Period
[To be added by pre-effective amendment]

Transamerica Structured Index AdvantageSM Annuity	A-1

APPENDIX B

INTERIM VALUE CALCULATIONS AND EXAMPLES

INTERIM VALUE FORMULA

The Interim Value is the value of the Index Account Option, as determined by us, on any Business Day except for the first and last day of the Crediting Period. The Interim Value is the amount available in the Index Account for withdrawals, Surrender, annuitization and payable upon death.

The Interim Value of the Index Account Option on any Business Day except for the first and last day of the Crediting Period is equal to [A * (1 + B)], where:

A = the Index Base; and

B = (1) + (2), where:

(1)	is the option rate on any Business Day prior to the end of the Crediting Period. It is determined as [C - D * E], where:

C = the Option Value on any Business Day prior to the end of the Crediting Period;

D = the Option Value on the first day of the Crediting Period; and

E = the calendar days remaining in the Crediting Period divided by the days in the Crediting Period.

(2)	is the bond rate on any Business Day prior to the end of the Crediting Period. It is determined as [(1 + F) –H - (1 + G) –H], where:

F = the Bond Reference Portfolio Yield on any Business Day prior to the end of the Crediting Period;

G = the Bond Reference Portfolio Yield on the first day of the Crediting Period; and

H = the calendar days remaining in the Crediting Period divided by 365.25.

The assets backing the Index Account Option will be invested in a combination of fixed income assets and derivatives in order to provide for the amounts credited. The Interim Value calculation accounts for changes in both of these pieces, with (1) above accounting for changes in the underlying derivatives, and (2) accounting for changes in the underlying fixed income assets. Both (1) and (2) can be either positive or negative depending on the situation. Note that (1) can be negative even if there is positive Index performance because of changes in market variables, such as volatility. The Interim Value is designed to approximate the change in market value of the liability at a given point in time and does not relate directly to the underlying assets and derivative instruments used to manage the risks. Although there may be changes from time to time in the underlying investment strategy, these are not expected to change the calculation.

CALCULATING OPTION VALUE

The Option Values in (1) will be the fair value of hypothetical derivatives that match the policyholder payoff. The derivatives used in the fair value calculation will depend on the upside and downside payoff types the policyholder chooses. All product payoffs can be classified as basic or enhanced. The basic options include all products other than Best Entry and Buffer Auto Reset. These two products are classified as enhanced options. The Option Values for both basic and enhanced products are dependent on the inputted market volatilities, interest rates, and dividends, which will all be provided by a Third-Party Data Provider.

For all basic options, the market standard Black Scholes model will be used to find the fair value of the derivatives. For these options, the upside type can be treated as a combination of call options and binary call options. The downside types can be treated as put options. The total Option Value is the sum of the upside type derivatives and the downside type derivatives. Please see section “Derivatives Descriptions” for a definition of each of these derivatives.

For example, for a product with a Cap upside type and a Floor downside type, the Option Value can be decomposed into two call options and two put options. The call options value the potential for Index gains up to the prespecified Cap, while the puts value the protection the Floor provides. The fair value is calculated as:

Transamerica Structured Index AdvantageSM Annuity	B-1

Fair Value = (at-the-money call) – (out-of-the-money call)–(at-the-money put) + (out-of-the-money put)

For a product with a Value-Trigger upside type and a Buffer downside type, the Value Trigger can be treated as a binary call option and the Buffer as a put option. The binary call values the possible gains equal to the Value Trigger rate if the Ending Index Value at the Term End Date is greater than or equal to the Initial Index Value at the Term Start Date. The put option values the possibility that the Index losses are greater than the Buffer rate at the end of the Term. The fair value is calculated as:

Fair Value = (at-the-money binary call) – (out-of-the-money put)

The table below contains a comprehensive list of fair value formulas for basic option types:

Growth Opportunity Type	Fair Value
Cap	(at-the-money call) – (out-of-the-money call)

Participation (PR)	PR * (at-the-money call)

Value Trigger	At-the-money binary call

Value Trigger +	(at-the-money binary call) + PR * (out-of-the-money call)

Cap + Accelerator	(at-the-money call) - (out-of-the-money call) + (more out-of-the-money call)

Accelerated Tiered Participation	Tier1 PR1 * (at-the-money call) + (Tier2 PR2 – Tier1 PR1) * (out-of-the-money call) +(Tier3 PR3 – Tier2 PR2) * (more out-of-the-money call) + (Tier4 PR4 – Tier3 PR3) *(more out-of-the-money call) + (Tier5 PR5 – Tier4 PR4) * (more out-of-the-money call)

For the Growth Opportunity Types that are designated as “Credit Advantage,” the Credit Advantage options are valued similarly to the non-Credit Advantage Growth Opportunity Types, but with different parameters.

Downside Protection Type	Fair Value
Buffer	- (out-of-the-money put)

Floor	- (at-the-money put) + (out-of-the-money put)

Participation	- Downside PR * (at-the-money put)

Buffer and Floor	- (out-of-the-money put) + (more out-of-the-money put)

For enhanced products, the payoffs cannot be broken down into vanilla options because the underlying options can be reset based on the Index path over the Term of the policy. For Best Entry, the Initial Index Price can be reset if the Index falls below the Reset Threshold on a Reset Observation Day within the Observation Period. For Buffer Auto Reset, the Buffer can be reset if the Index Value exceeds (Initial Index Value) *(1+Buffer Reset Trigger) on any Reset Observation Day. Because these options are path dependent, there is no applicable closed-form solution like Black-Scholes. These products will require the use of more complex methods to price. The Monte Carlo simulation method will be used to price these options. A market standard model that can describe all possible Index move trajectories is calibrated to relevant financial market inputs. The model is used to generate large numbers of possible Index paths. Along each path, the option payout is derived using the simulated Index value. The average of option payouts of all paths is taken as the value of the option.

However, once a Best Entry option is beyond the Observation Period, it will no longer reset and will become like a portfolio of vanilla options. Only after the Observation Period has ended can the Best Entry product be valued using Black-Scholes. Before the Observation Period has ended, Best Entry must be valued using the Monte Carlo method mentioned above.

Additionally, once a Buffer Auto Reset option is beyond the final Observation Day, it will no longer reset and will become like a portfolio of vanilla options. Only after the final Observation Day has passed can the Buffer Auto Reset product be valued using Black-Scholes. Before the final Observation Day has ended, Buffer Auto Reset must be valued using the Monte Carlo method mentioned above.

Transamerica Structured Index AdvantageSM Annuity	B-2

DERIVATIVE DESCRIPTIONS

At-the-money call

The option to buy a position in the Index on the Term End Date at a strike price equal to the Initial Index Value. On the Term End Date, the option’s value is the maximum of the Ending Index Value minus the Initial Index Value and 0.

Out-of-the-money call

The option to buy a position in the Index on the Term End Date at a strike price greater than the Initial Index Value. On the Term End Date, the option’s value is the maximum of the Ending Index Value minus the strike price and 0.

More out-of-the-money call

The option to buy a position in the Index on the Term End Date at a strike price greater than the Initial Index Value. The strike price is higher than the strike on the preceding applicable out-of-the-money call. For example, if the Initial Index Value is 100, the out-of-the-money call strike could be 110 and the more out-of-the-money call strike could be 120. On the Term End Date, the option’s value is the maximum of the Ending Index Value minus the strike price and 0.

At-the-money binary call

The option to buy a position in the Index on the Term End Date if the Ending Index Value is greater than the Initial Index Value. On the Term End Date, the option’s value is the Value Trigger rate if the Ending Index Value is greater than or equal to the Initial Index Value. Otherwise, the option value is 0.

At-the-money put

The option to sell a position in the Index on the Term End Date at a strike price equal to the Initial Index Value. On the Term End Date, the option’s value is the maximum of the Initial Index Value minus Ending Index Value and 0.

Out-of-the-money put

The option to sell a position in the Index on the Term End Date at a strike price less than the Initial Index Value. On the Term End Date, the option’s value is the maximum of the strike price minus the Ending Index Value and 0.

More out-of-the money put

The option to sell a position in the Index on the Term End Date at a strike price less than the Initial Index Value. The strike price is lower than the strike on the preceding applicable out-of-the-money put. For example, if the Initial Index Value is 100, the out-of-the-money put strike could be 90 and the more out-of-the-money put strike could be 80. On the Term End Date, the option’s value is the maximum of the strike price minus the Ending Index Value and 0.

Interest Adjustment

The fixed income index used to calculate (2) will be the Bloomberg Barclays US Corporate Index. (2) will not differ by crediting type but will be the same for each segment with identical Tenor and Term Start Date. If the Index price is not published on the interim value calculation date, the close price of the previous Business Day will be used. Should the fixed income index be discontinued, Transamerica reserves the right to choose an appropriate replacement.

EXAMPLES

Interim Value Calculations

Several examples of the Interim Value calculation are shown below. These examples assume $100,000 is allocated to the option, of which 2% is used to buy options. The Crediting Period is assumed to be 3 years as well for the examples, and the initial Bond Reference Portfolio Yield is assumed to be 2%.

Transamerica Structured Index AdvantageSM Annuity	B-3

The first example illustrates the calculation at the start of the period, prior to any economic changes. As expected, the Interim Value is equal to the initial $100,000 allocation.

Example 2 shows what happens when the Option Value increases. One of the primary reasons that this would occur would be the situation where the underlying Index has increased in value, however there could be other reasons, e.g., due to changes in volatility, interest rates, etc. This example also assumes that there is one year remaining. As expected, the increase in Option Value leads to an Interim Value that is higher than the original $100,000 allocation.

Example 3 is similar to Example 2 except it shows the situation where the Option Value has decreased, and also there is more time left. As expected, the Interim Value declines in this situation due to the decline in option values.

Example 4 illustrates what happens when the Bond Reference Portfolio Yield increases 2%. In this case, the Interim Value decreases, which is reflective of what would happen to the underlying fixed income asset values.

	Example 1	Example 2	Example 3	Example 4
Initial Allocation	100,000	100,000	100,000	100,000
C = current Option Value	2.00%	4.00%	-5.00%	2.00%
D = Option Value on first day of Crediting Period	2.00%	2.00%	2.00%	2.00%
Length of crediting period (calendar days):	1095	1095	1095	1095
# of days calendar days remaining:	1095	365	730	730
E = ratio	1.00000	0.33333	0.66667	0.66667
Bond Reference Portfolio Yield
F = Current day	2%	2%	2%	4%
G = First day of Crediting Period	2%	2%	2%	2%
H = Calendar Days remaining/365.25	2.9979	0.9993	1.9986	1.9986
(1)	—	0.03333	(0.06333)	0.00667
(2)	—	—	—	(0.03659)
A = Index Base	100,000	100,000	100,000	100,000
B =	—	0.03333	(0.06333)	(0.02992)
Interim Value	100,000	103,333	93,667	97,008

Option Value Calculations

The following examples show how the Option Value can change in a Crediting Period. For all these examples, assume the Crediting Period is 3 years, the Index is S&P 500® Index with Initial Index Value = 3,000, the upside type is Cap with a cap rate of 50%, and the downside type is Floor with a Floor rate of 85%.

Example 5 shows the Option Value at the start of the Term. This is “D” in the Interim Value formula. Please note that there is no Interim Value on the first date of the Crediting Period.

Example 6 shows the Option Value 1 year into the Crediting Period, assuming the Index has fallen -10% since inception.

Example 7 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 0.33%. Please note that even though the return is positive, the Option Value Adjustment to the interim value, (shown as (1) in “Interim Value Formula”) is negative.

Transamerica Structured Index AdvantageSM Annuity	B-4

Example 8 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 13.33%.

	Example 5	Example 6	Example 7	Example 8
Current Index Level	3,000	2,700	3,010	3,400
Index Return	0%	-10%	0.33%	13.33%
Volatility	20%	35%	10%	15%
Interest Rate	0.5%	0.45%	0.6%	0.55%
Dividend	1%	0.5%	1.5%	1.3%
Time Remaining	3	2	1	1
At-the-money call option (a)	12.72%	15.34%	3.67%	12.68%
Out-of-the-money call option(b)	2.24%	4.84%	0.0001%	0.18%
At-the-money put option(c)	14.19%	26.45%	4.23%	1.72%
More out-of-the-money put option (d)	6.87%	16.24%	0.23%	0.15%
Option Value(e) = a – b – c + d	3.17%	0.28%	-0.33%	10.93%
Option rate	N/A	-1.83%	-1.39%	9.88%

Transamerica Structured Index AdvantageSM Annuity	B-5

APPENDIX C

ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS

The examples in this appendix are intended to help you further understand how your gains and losses will be calculated before the end of a Crediting Period and at the end of the Crediting Period. They are also intended to help you further understand how certain events, such as withdrawals and fees taken from an Index Account Option before the end of its Crediting Period, can negatively impact the value of an investment.

The examples in this appendix are organized as follows:

1.	Under “Growth Opportunities Types in Rising Markets,” the examples help show how an investment in an Index Account Option could be impacted by a rising market.

2.	Under “Downside Protection Types in Falling Markets,” the examples help show how an investment in an Index Account Option could be impacted by a falling market.

3.

Under “Basic Index Account Option with Cap and Buffer in Volatile Market,” the examples help show how volatile markets can impact an investment in a Basic Index Account, using a Basic Index Account Option with Cap and Buffer as part of the examples. These examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on interim values and by negative adjustments to an Index Base.

4.	Under “Best Entry Index Account Option in Rising and Falling Market,” the examples help show how a rising or falling market can impact an investment in a Best Entry Enhanced Index Account Option.

5.

Under “Best Entry Index Account Option in Volatile Market,” the examples help show how a volatile market can impact an investment in a Best Entry Enhanced Index Account Option. These examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on interim values and by negative adjustments to an Index Base.

6.

Under “Buffer Auto Reset Index Account Option in Rising and Falling Market,” the examples help show how a rising or falling market can impact an investment in a Buffer Auto Reset Enhanced Index Account Option.

7.

Under “Buffer Auto Reset Index Account Option in Volatile Market,” the examples help show how a volatile market can impact an investment in a Buffer Auto Reset Enhanced Index Account Option. These examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on interim values and by negative adjustments to an Index Base.

8.

Under “Credit Advantage Cap and Buffer in Volatile Market,” the examples similarly help show how volatile markets can impact an investment with Credit Advantage Cap (which involves an additional fee) and Buffer as part of the example. Likewise, these examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on interim values and by negative adjustments to an Index Base.

Transamerica Structured Index AdvantageSM Annuity	C-1

1. GROWTH OPPORTUNITY TYPES IN RISING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a positive index change. These examples assume that you allocate $100,000 to the Growth Opportunity Types as illustrated below. We also assume there are no withdrawals and the Policy Value Death Benefit was elected. All illustrated values are hypothetical.

	Cap	Participation	Value Trigger	Value Trigger +	Cap+ Accelerator	Accelerated Tiered Participation
Initial Index Value	1000	1000	1000	1000	1000	1000
Index Credit Rate at 6 months	5%	5%	5%	5%	5%	5%
Interim Value at 6 months	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00
Ending Index Value	1100	1100	1100	1100	1100	1100
Index Change	(1100 / 1000) – 1 = +10%	(1100 / 1000) – 1 = +10%	(1100 / 1000) – 1 = +10%	(1100 / 1000) – 1 = +10%	(1100 / 1000) – 1 = +10%	(1100 / 1000) – 1 = +10%
Applicable Rate for Growth Opportunity Type	8% Cap	75% Participation	5% Value Trigger	4% Value Trigger + 80% Value Trigger + Participation	5% Cap 8% Cap+ Accelerator Rate	Tier 1 Participation Rate/Level: 60%/0% Tier 2 Participation Rate/Level: 80%/5% Tier 3 Participation Rate/Level: 100%/20%
Growth Opportunity Rate Applied	Lesser of 10% or 8% = +8%	10% * 75% = +7.5%	+5%	Greater of 4% or (80% * 10%) = +8%	(Lesser of 10% or 5%) + (10% - 8%) = +7%	(60% * 10%) + ((80% - 60%) * 5%) + ((100% - 80%) * 0%) = +7%

Transamerica Structured Index AdvantageSM Annuity	C-2

Interest Credited	$100,000 * +8% = +$8,000.00	$100,000 * +7.5% = +$7,500.00	$100,000 * +5% = +$5,000.00	$100,000 * +8% = +$8,000.00	$100,000 * +7% = +$7,000.00	$100,000 * +7% = +$7,000.00
Index Account Option Value at end of Crediting Period	$100,000.00 + $8,000.00 = $108,000.00	$100,000.00 + $7,500.00 = $107,500.00	$100,000.00 + $5,000.00 = $105,000.00	$100,000.00 + $8,000.00 = $108,000.00	$100,000.00 + $7,000.00 = $107,000.00	$100,000.00 + $7,000.00 = $107,000.00

Transamerica Structured Index AdvantageSM Annuity	C-3

2. DOWNSIDE PROTECTION TYPES IN FALLING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a negative index change. These examples assume that you allocate $100,000 to the Downside Protection Types as illustrated below. We also assume there are no withdrawals and the Policy Value Death Benefit was elected. All illustrated values are hypothetical.

	Buffer	Participation	Floor	Buffer and Floor
Initial Index Value	1000	1000	1000	1000
Index Credit Rate at 6 months	-10%	-10%	-10%	-10%
Interim Value at 6 months	$100,000.00 * (1 + -10%) = $90,000.00	$100,000.00 * (1 + -10%) = $90,000.00	$100,000.00 * (1 + -10%) = $90,000.00	$100,000.00 * (1 + - 10%) = $90,000.00
Ending Index Value	800	800	800	800
Index Change	(800 / 1000) – 1 = -20%	(800 / 1000) – 1 = -20%	(800 / 1000) – 1 = -20%	(800 / 1000) – 1 = -20%
Applicable Rate for Downside Protection Type	10% Buffer	65% Participation	95% Floor	5% Buffer 90% Floor
Downside Protection Rate Applied	Lesser of 0% or (-20% + 10%) = -10%	-20% * 65% = -13%	Greater of (95% - 1) or -20% = -5%	Greater of (Lesser of 0% or (-20% + 5%)) or (90% - 1) = -10%
Interest Credited	$100,000.00 * -10% = -10,000.00	$100,000.00 * -13% = -13,000.00	$100,000.00 * -5% = -5,000.00	$100,000.00 * - 10% = -10,000.00
Index Account Option Value at end of Crediting Period	$100,000.00 - $10,000.00 = $90,000.00	$100,000.00 - $13,000.00 = $87,000.00	$100,000.00 - $5,000.00 = $95,000.00	$100,000.00 - $10,000.00 = $90,000.00

Transamerica Structured Index AdvantageSM Annuity	C-4

3. BASIC INDEX ACCOUNT OPTION WITH CAP AND BUFFER IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and Rider Fees to Index Account Option values, assuming both positive and negative index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to the Cap Growth Opportunity Type and Buffer Downside Protection Type, with Surrender Charges and Rider Fees applied as illustrated below. We also assume a Guaranteed Minimum Death Benefit Rider was elected, with assumed Rider Fee Percentage of 0.50%. All illustrated values are hypothetical.

Cap/Buffer Index Account Option Values
Day 1 - Initial Index Value	1000
Day 1 - Initial Index Base	$100,000.00
Day 1 - Initial GMDB Base	$100,000.00
At 3 months - Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Fee and withdrawal	$100,000.00 * (1 + 5%) = $105,000.00
At 3 months – GMDB Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Interim Value after GMDB Fee and prior to withdrawal	$105,000.00 - $125.00 = $104,875.00
At 3 months - Index Base after GMDB Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / $105,000.00)) = $99,880.95
At 3 months - GMDB Base after GMDB Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to Withdrawal	8% * $100,000.00 = $8,000.00
At 3 months - Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $8,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Interim Value after withdrawal	$104,875.00 - $5,000.00 = $99,875.00
At 3 months - Index Base after withdrawal	$99,880.95 – ($99,880.95 * ($5,000.00 / $104,875.00)) = $95,119.05

Transamerica Structured Index AdvantageSM Annuity	C-5

At 3 months - GMDB Base after withdrawal	$100,000.00 – ($104,875.00 * $5,000.00 / $104,875.00) = $95,000.00
At 6 months - Index Credit Rate	-1%
At 6 months - Interim Value prior to Fee	$95,119.05 * (1 + -1%) = $94,167.86
At 6 months – GMDB Fee	$95,000.00 * 0.50% / 4 = $118.75
At 6 months - Interim Value after GMDB Fee	$94,167.86 - $118.75 = $94,049.11
At 6 months - Index Base after GMDB Fee	$95,119.05 – ($95,119.05 * ($118.75 / $94,167.86)) = $94,999.10
At 6 months - GMDB Base after GMDB Fee	$95,000.00
At 8 months - Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,999.10
At 8 months - Interim Value prior to withdrawal	$94,999.10 * (1 + -20%) = $75,999.28
At 8 months - GMDB Base prior to withdrawal	$95,000.00
At 8 months - Surrender Charge-Free Amount prior to withdrawal	$8,000.00 - $5,000.00 = $3,000.00
At 8 months - Withdrawal Amount at 8 months	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $3,000.00 = $10,000.00
At 8 months - Surrender Charge applied to withdrawal	$10,000.00 * 8% = $800.00
At 8 months - Interim Value after withdrawal	$75,999.28 - $13,000 - $800 = $62,199.28
At 8 months - Index Base after withdrawal	$94,999.10 – ($94,999.10 * ($13,800.00 / $75,999.28)) = $77,749.10
At 8 months - GMDB Base after withdrawal	$95,000.00 – ($95,000.00 * $13,800.00 / $75,999.28) = $77,749.84
At 9 months - Index Credit Rate	+10%

Transamerica Structured Index AdvantageSM Annuity	C-6

At 9 months - Interim Value prior to GMDB Fee	$77,749.10 * (1 + 10%) = $85,524.01
At 9 months - GMDB Fee	$77,749.84 * 0.50% / 4 = $97.19
At 9 months - Interim Value after GMDB Fee	$85,524.01 - $97.19 = $85,426.82
At 9 months - Index Base after GMDB Fee	$77,749.10 – ($77,749.10 * ($97.19 / $85,524.01)) = $77,660.75
At 9 months - GMDB Base after GMDB Fee	$77,749.84
At 12 months - Ending Index Value	950
At 12 months - Index Change	(950 / 1000) – 1 = -5%
At 12 months - Applicable Rate for Growth Opportunity Type and Downside Protection Type	Cap 10% Buffer 10%
At 12 months - Downside Protection Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,660.75 * 0% = $0.00
At 12 months - Index Account Option Value prior to GMDB Fee	$77,660.75
At 12 months - GMDB Fee	$77,749.84 * 0.50% / 4 = $97.19
At 12 months - GMDB Base after GMDB Fee	$77,749.84
At 12 months - Index Account Option Value at end of Crediting Period	$77,660.75 – $97.19 = $77,563.56

Transamerica Structured Index AdvantageSM Annuity	C-7

4. BEST ENTRY INDEX ACCOUNT OPTION IN RISING AND FALLING MARKET

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period. These examples assume that you allocate $100,000 to the Best Entry Index Account Option, as illustrated below. We also assume there are no withdrawals and the Policy Value Death Benefit was elected, and that the Policy Value allocated to this Index Account Option is allocated on Day 1. All illustrated values are hypothetical.

The following values will be applied to this example:

Observation Period = 30 days

Best Entry Reset Threshold = -5%

Observation Frequency = 7 days

Observation Days = Day 8, 15, 22, and 29 based on Observation Period and Observation Frequency above

	Best Entry Index Account Option (Index Value increase at end of Crediting Period)	Best Entry Index Account Option (Index Value decrease at end of Crediting Period)
Initial Index Value on Day 1	1000	1000
Index Value on Day 8	1025 Because the 1025 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	980 Because the 980 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 15	975 Because the 975 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	975 Because the 975 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 22	960 Because the 960 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	960 Because the 960 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 29	900 Because the 900 Index Value does represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is reset to 900.	950 Because the 950 Index Value does represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is reset to 950.

Transamerica Structured Index AdvantageSM Annuity	C-8

Index Credit Rate at 6 months	5%	-10%
Interim Value at 6 months	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + -10%) = $90,000.00
Ending Index Value	990	760
Index Change	(990 / 900) - 1 = +10%	(760/950) - 1 = -20%
Applicable Rates for Best Entry	Cap = 9% Buffer = 10%	Cap = 9% Buffer = 10%
Growth Opportunity Rate Applied	Lesser of 10% or 9% = +9%	N/A
Downside Protection Rate Applied	N/A	Lesser of 0% or (-20% + 10%) = -10%
Interest Credited	$100,000 * +9% = +$9,000.00	$100,000 * -10% = -$10,000
Index Account Option Value at end of Crediting Period	$100,000.00 + $9,000.00 = $109,000.00	$100,000.00 - $10,000.00 = $90,000.00

Transamerica Structured Index AdvantageSM Annuity	C-9

5. BEST ENTRY INDEX ACCOUNT OPTION IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and Rider Fees to Index Account Option values, assuming both positive and negative index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to the Best Entry Index Account Option, with surrender charges and rider fees applied as illustrated below. We also assume that the Policy Value allocated to this Index Account Option is allocated on Day 1. All illustrated values are hypothetical.

The following values will be applied to this example:

Guaranteed Minimum Death Benefit Rider Fee Percentage = 0.50%

Observation Period = 30 days

Best Entry Reset Threshold = -5%

Observation Frequency = 7 days

Observation Days = Day 8, 15, 22, and 29 based on Observation Period and Observation Frequency above

	Cap/Buffer Index Account Option Values
Day 1 - Initial Index Value	1000
Day 1 - Initial Index Base	$100,000.00
Day 1 - Initial GMDB Base	$100,000.00
Observation Days 8, 15, 22, and 29	Observation Day	Index Value
	8	1025
	15	975
	22	960
	29	900
	Because the 900 Index Value represents a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is reset to 900.
At 3 months - Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Fee and withdrawal	$100,000.00 * (1 + 5%) = $105,000.00
At 3 months - GMDB Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Interim Value after GMDB Fee and prior to withdrawal	$105,000.00 - $125.00 = $104,875.00

Transamerica Structured Index AdvantageSM Annuity	C-10

At 3 months - Index Base after GMDB Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / $105,000.00)) = $99,880.95
At 3 months - GMDB Base after GMDB Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to Withdrawal	8% * $100,000.00 = $8,000.00
At 3 months - Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $8,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Interim Value after withdrawal	$104,875.00 - $5,000.00 = $99,875.00
At 3 months - Index Base after withdrawal	$99,880.95 – ($99,880.95 * ($5,000.00 / $104,875.00)) = $95,119.05
At 3 months - GMDB Base after withdrawal	$100,000.00 – ($104,875.00 * $5,000.00 / $104,875.00) = $95,000.00
At 6 months - Index Credit Rate	-1%
At 6 months - Interim Value prior to Fee	$95,119.05 * (1 + -1%) = $94,167.86
At 6 months - GMDB Fee	$95,000.00 * 0.50% / 4 = $118.75
At 6 months - Interim Value after GMDB Fee	$94,167.86 - $118.75 = $94,049.11
At 6 months - Index Base after GMDB Fee	$95,119.05 – ($95,119.05 * ($118.75 / $94,167.86)) = $94,999.10
At 6 months - GMDB Base after GMDB Fee	$95,000.00
At 8 months - Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,999.10
At 8 months - Interim Value prior to withdrawal	$94,999.10 * (1 + -20%) = $75,999.28
At 8 months - GMDB Base prior to withdrawal	$95,000.00

Transamerica Structured Index AdvantageSM Annuity	C-11

At 8 months - Surrender Charge-Free Amount prior to withdrawal	$8,000.00 - $5,000.00 = $3,000.00
At 8 months - Withdrawal Amount at 8 months	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $3,000.00 = $10,000.00
At 8 months - Surrender Charge applied to withdrawal	$10,000.00 * 8% = $800.00
At 8 months - Interim Value after withdrawal	$75,999.28 - $13,000 - $800 = $62,199.28
At 8 months - Index Base after withdrawal	$94,999.10 – ($94,999.10 * ($13,800.00 / $75,999.28)) = $77,749.10
At 8 months - GMDB Base after withdrawal	$95,000.00 – ($95,000.00 * $13,800.00 / $75,999.28) = $77,749.84
At 9 months - Index Credit Rate	+10%
At 9 months - Interim Value prior to GMDB Fee	$77,749.10 * (1 + 10%) = $85,524.01
At 9 months - GMDB Fee	$77,749.84 * 0.50% / 4 = $97.19
At 9 months - Interim Value after GMDB Fee	$85,524.01 - $97.19 = $85,426.82
At 9 months - Index Base after GMDB Fee	$77,749.10 – ($77,749.10 * ($97.19 / $85,524.01)) = $77,660.75
At 9 months - GMDB Base after GMDB Fee	$77,749.84
At 12 months - Ending Index Value	945
At 12 months - Index Change	(945 / 900) – 1 = -5%
At 12 months - Applicable Rate for Growth Opportunity Type and Downside Protection Type	Cap 10% Buffer 10%
At 12 months - Downside Protection Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,660.75 * 0% = $0.00

Transamerica Structured Index AdvantageSM Annuity	C-12

At 12 months - Index Account Option Value prior to GMDB Fee	$77,660.75
At 12 months - GMDB Fee	$77,749.84 * 0.50% / 4 = $97.19
At 12 months - GMDB Base after GMDB Fee	$77,749.84
At 12 months - Index Account Option Value at end of Crediting Period	$77,660.75 – $97.19 = $77,563.56

Transamerica Structured Index AdvantageSM Annuity	C-13

6. BUFFER AUTO RESET INDEX ACCOUNT OPTION IN RISING AND FALLING MARKET

These examples are intended to show you Index Account Option values at the end of a six-year Crediting Period. These examples assume that you allocate $100,000 to the Buffer Auto Reset Index Account Option, as illustrated below. We also assume there are no withdrawals and the Policy Value death benefit was elected. All illustrated values are hypothetical.

The following values will be applied to this example:

Buffer Reset Trigger = 25%

Buffer Reset Period = Annually

Cap Rate = 9%

Buffer Rate = 10%

	Buffer Auto Reset Index Account Option	Buffer Auto Reset Index Account Option
Initial Index Value	1000	1000
Index Value at end of first year	1100	975
Buffer Reference Level at end of first year	1000 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1000.	1000 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1000.
Index Value at end of second year	1075	960
Buffer Reference Level at end of second year	1000 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1000.	1000 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1000.
Index Credit Rate at 3 years	25%	-5%
Interim Value at 3 years	$100,000.00 * (1 + 25%) = $125,000.00	$100,000.00 * (1 + -5%) = $95,000.00
Index Value at end of third year	1250	950

Transamerica Structured Index AdvantageSM Annuity	C-14

Buffer Reference Level at end of third year	1090 Because the Index Value did increase by 25% or more, but also exceeded the Initial Index Value multiplied by 1 plus the Cap rate, the Buffer Reference Level is reset to 1090.	1000 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1000.
Index Value at end of fourth year	1060	935
Buffer Reference Level at end of fourth year	1090 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1090.	1000 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1000.
Index Value at end of fifth year	1075	925
Buffer Reference Level at end of fifth year	1090 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1090.	1000 Because the Index Value did not increase by 25% or more, the Buffer Reference Level remains set to 1000.
Ending Index Value	1300	850
Index Change	(1300 / 1000) – 1 = +30%	(850 / 1000) – 1 = -15%
Applicable Rates for Buffer Auto Reset	Cap = 9% Buffer = 10%	Cap = 9% Buffer = 10%
Growth Opportunity Rate Applied	Lesser of 30% or 9% = +9%	N/A

Transamerica Structured Index AdvantageSM Annuity	C-15

Downside Protection Rate Applied	N/A	((1 + 0%) * (1 + -5%)) – 1 = -5% Where Buffer Reference Rate = ((1000 / 1000) – 1 = 0 And Downside Protection Rate = Lesser of zero or ((850 / 1000) – 1) + 10% = -5%
Interest Credited	$100,000 * +9% = +$9,000.00	$100,000 * -5% = -$5,000
Index Account Option Value at end of Crediting Period	$100,000.00 + $9,000.00 = $109,000.00	$100,000.00 - $5,000.00 = $95,000.00

Transamerica Structured Index AdvantageSM Annuity	C-16

7. BUFFER AUTO RESET INDEX ACCOUNT OPTION IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and Rider Fees to Index Account Option values, assuming both positive and negative index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to the Buffer Auto Reset Index Account Option, with surrender charges and rider fees applied as illustrated below. All illustrated values are hypothetical.

The following values will be applied to this example:

Guaranteed Minimum Death Benefit Rider Fee Percentage = 0.50%

Buffer Reset Trigger = 5%

Buffer Reset Period = Quarterly

Cap Rate = 11%

Buffer Rate = 2.5%

Cap/Buffer Index Account Option Values
Day 1 - Initial Index Value	1000
Day 1 - Initial Index Base	$100,000.00
Day 1 - Initial GMDB Base	$100,000.00
At 3 months – Buffer Reference Level	Index Value = 1050 Because the Index Value increased by 5% or more versus the prior Buffer Reference Level, the Buffer Reference Level is reset to 1050.
At 3 months - Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Fee and withdrawal	$100,000.00 * (1 + 5%) = $105,000.00
At 3 months - GMDB Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Interim Value after GMDB Fee and prior to withdrawal	$105,000.00 - $125.00 = $104,875.00
At 3 months - Index Base after GMDB Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / $105,000.00)) = $99,880.95
At 3 months - GMDB Base after GMDB Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to Withdrawal	8% * $100,000.00 = $8,000.00
At 3 months - Withdrawal Amount	$5,000.00

Transamerica Structured Index AdvantageSM Annuity	C-17

At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $8,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Interim Value after withdrawal	$104,875.00 - $5,000.00 = $99,875.00
At 3 months - Index Base after withdrawal	$99,880.95 – ($99,880.95 * ($5,000.00 / $104,875.00)) = $95,119.05
At 3 months - GMDB Base after withdrawal	$100,000.00 – ($104,875.00 * $5,000.00 / $104,875.00) = $95,000.00
At 6 months – Buffer Reference Level	Index Value = 980 Because the Index Value did not increase by 5% or more versus the prior Buffer Reference Level, the Buffer Reference Level remains at 1050.
At 6 months - Index Credit Rate	-1%
At 6 months - Interim Value prior to Fee	$95,119.05 * (1 + -1%) = $94,167.86
At 6 months - GMDB Fee	$95,000.00 * 0.50% / 4 = $118.75
At 6 months - Interim Value after GMDB Fee	$94,167.86 - $118.75 = $94,049.11
At 6 months - Index Base after GMDB Fee	$95,119.05 – ($95,119.05 * ($118.75 / $94,167.86)) = $94,999.10
At 6 months - GMDB Base after GMDB Fee	$95,000.00
At 8 months - Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,999.10
At 8 months - Interim Value prior to withdrawal	$94,999.10 * (1 + -20%) = $75,999.28
At 8 months - GMDB Base prior to withdrawal	$95,000.00
At 8 months - Surrender Charge-Free Amount prior to withdrawal	$8,000.00 - $5,000.00 = $3,000.00

Transamerica Structured Index AdvantageSM Annuity	C-18

At 8 months - Withdrawal Amount at 8 months	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $3,000.00 = $10,000.00
At 8 months - Surrender Charge applied to withdrawal	$10,000.00 * 8% = $800.00
At 8 months - Interim Value after withdrawal	$75,999.28 - $13,000 - $800 = $62,199.28
At 8 months - Index Base after withdrawal	$94,999.10 – ($94,999.10 * ($13,800.00 / $75,999.28)) = $77,749.10
At 8 months - GMDB Base after withdrawal	$95,000.00 – ($95,000.00 * $13,800.00 / $75,999.28) = $77,749.84
At 9 months – Buffer Reference Level	Index Value = 1110 Because the Index Value increased by 5% or more versus the prior Buffer Reference Level, the Buffer Reference Level is reset to 1110.
At 9 months - Index Credit Rate	+10%
At 9 months - Interim Value prior to GMDB Fee	$77,749.10 * (1 + 10%) = $85,524.01
At 9 months - GMDB Fee	$77,749.84 * 0.50% / 4 = $97.19
At 9 months - Interim Value after GMDB Fee	$85,524.01 - $97.19 = $85,426.82
At 9 months - Index Base after GMDB Fee	$77,749.10 – ($77,749.10 * ($97.19 / $85,524.01)) = $77,660.75
At 9 months - GMDB Base after GMDB Fee	$77,749.84
At 12 months - Ending Index Value	950
At 12 months - Index Change	(950 / 1000) – 1 = -5%

Transamerica Structured Index AdvantageSM Annuity	C-19

At 12 months - Applicable Rate for Growth Opportunity Type and Downside Protection Type	Cap 11% Buffer 2.5%
At 12 months - Downside Protection Rate Applied	((1 + 11%) * (1 + -11.9%)) – 1 = -2.2% Where Buffer Reference Rate = ((1110 / 1000) – 1 = 11% And Downside Protection Rate = Lesser of zero or ((950 / 1110) – 1) + 2.5% = -11.9%
At 12 months - Interest Credited	$77,660.75 * -2.2% = -$1,708.54
At 12 months - Index Account Option Value prior to GMDB Fee	$77,660.75 - $1,708.54 = $75,952.21
At 12 months - GMDB Fee	$77,749.84 * 0.50% / 4 = $97.19
At 12 months - GMDB Base after GMDB Fee	$77,749.84
At 12 months - Index Account Option Value at end of Crediting Period	$75,952.21 – $97.19 = $75,855.02

Transamerica Structured Index AdvantageSM Annuity	C-20

8.	CREDIT ADVANTAGE CAP AND BUFFER IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and Rider Fees to Index Account Option values, assuming both positive and negative index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to the Cap Growth Opportunity Type and Buffer Downside Protection Type, with Surrender Charges and Rider Fees applied as illustrated below. We also assume Credit Advantage Fee annual percentage of 1%, and that a Guaranteed Minimum Death Benefit Rider was elected, with assumed Rider Fee Percentage of 0.50%. All illustrated values are hypothetical.

Cap/Buffer Index Account Option Values
Day 1 - Initial Index Value	1000
Day 1 - Initial Index Base	$100,000.00
Day 1 - Initial GMDB Base	$100,000.00
Day 1 – Credit Advantage Fee Amount	$100,000.00 *(1% * 1) * = $1,000.00
At 3 months – Accrued Credit Advantage Fee	($0.00 + (($1,000.00 - $0) * (91 / 365))) = $249.32
At 3 months - Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Fee and withdrawal	$100,000.00 * (1 + 5%) - $249.32 = $104,750.68
At 3 months - GMDB Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Interim Value after GMDB Fee and prior to withdrawal	$104,750.68 - $125.00 = $104,625.68
At 3 months - Index Base after GMDB Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / $104,625.68)) = $99,880.53
At 3 months - GMDB Base after GMDB Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to Withdrawal	8% * $100,000.00 = $8,000.00
At 3 months - Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $8,000.00, so no surrender charges would apply

Transamerica Structured Index AdvantageSM Annuity	D-1

At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months – Credit Advantage Fee Assessed for withdrawal	($1,000.00 * ($5,000 / $104,625.68)) = $47.79
At 3 months – Accrued Credit Advantage Fee after Fee Assessed for withdrawal	$249.32 - $47.79 = $201.53
At 3 months – Remaining Credit Advantage Fee after Fee Assessed for withdrawal	$1,000.00 - $47.79 = $952.21
At 3 months - Interim Value after withdrawal and Credit Advantage Fee	$104,625.68 - $5,000.00 – $47.79 = $99,577.89
At 3 months - Index Base after withdrawal and Credit Advantage Fee	$99,880.53 – ($99,880.53 * ($5,047.79 / $104,625.68)) = $95,061.68
At 3 months - GMDB Base after withdrawal and Credit Advantage Fee	$100,000.00 – ($104,625.68 * $5,000.00 / $104,625.68) = $95,000.00
At 6 months – Accrued Credit Advantage Fee	($201.53 + (($952.21 - $201.53) * (92 / 274))) = $453.58
At 6 months - Index Credit Rate	-1%
At 6 months - Interim Value prior to GMDB Fee	$95,061.68 * (1 + -1%) - $453.38 = $93,657.48
At 6 months - GMDB Fee	$95,000.00 * 0.50% / 4 = $118.75
At 6 months - Interim Value after GMDB Fee	$93,657.48 - $118.75 = $93,538.73
At 6 months - Index Base after GMDB Fee	$95,061.68 – ($95,061.68 * ($118.75 / $93,657.48)) = $94,941.15
At 6 months - GMDB Base after GMDB Fee	$95,000.00
At 8 months – Accrued Credit Advantage Fee	($201.53 + (($952.21 - $201.53) * (153 / 274))) = $620.71
At 8 months - Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,941.15

Transamerica Structured Index AdvantageSM Annuity	D-2

At 8 months - Interim Value prior to withdrawal	$94,941.15 * (1 + -20%) - $620.71 = $75,332.21
At 8 months - GMDB Base prior to withdrawal	$95,000.00
At 8 months - Surrender Charge-Free Amount prior to withdrawal	$8,000.00 - $5,000.00 = $3,000.00
At 8 months - Withdrawal Amount at 8 months	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $3,000.00 = $10,000.00
At 8 months - Surrender Charge applied to withdrawal	$10,000.00 * 8% = $800.00
At 8 months – Credit Advantage Fee Assessed for withdrawal	($952.21 * ($13,800 / $75,332.21)) = $174.43
At 8 months – Accrued Credit Advantage Fee after Fee Assessed for withdrawal	$620.71 - $174.43= $446.28
At 8 months – Remaining Credit Advantage Fee after Fee Assessed for withdrawal	$952.21 - $174.43 = $777.78
At 8 months - Interim Value after withdrawal	$75,332.21- $13,000 - $800 - $174.43 = $61,357.78
At 8 months - Index Base after withdrawal	$94,941.15 – ($94,941.14 * ($13,974.43 / $75,332.21)) = $77,329.18
At 8 months - GMDB Base after withdrawal	$95,000.00 – ($95,000.00 * $13,800.00 / $75,332.21) = $77,597.09
At 9 months – Accrued Credit Advantage Fee	($446.28 + (($777.78 - $446.28) * (30 / 122))) = $527.80
At 9 months - Index Credit Rate	+10%
At 9 months - Interim Value prior to GMDB Fee	$77,329.18 * (1 + 10%) - $527.80 = $84,534.30
At 9 months - GMDB Fee	$77,597.09 * 0.50% / 4 = $97.00
At 9 months - Interim Value after GMDB Fee	$84,534.30 - $97.00 = $84,437.30

Transamerica Structured Index AdvantageSM Annuity	D-3

At 9 months - Index Base after GMDB Fee	$77,329.18 – ($77,329.18 * ($97.00 / $84,534.30)) = $77,240.45
At 9 months - GMDB Base after GMDB Fee	$77,597.09
At 12 months - Ending Index Value	950
At 12 months - Index Change	(950 / 1000) – 1 = -5%
At 12 months - Applicable Rate for Growth Opportunity Type and Downside Protection Type	Cap 15% Buffer 10%
At 12 months - Downside Protection Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,240.45 * (1+ 0%) = $0.00
At 12 months - Index Account Option Value prior to Credit Advantage Fee	$77,240.45
At 12 months – Remaining Credit Advantage Fee to be assessed	$777.78
At 12 months - Index Account Option Value prior to GMDB Fee	$77,240.45 – $777.78 = $76,462.67
At 12 months - GMDB Fee	$77,597.09 * 0.50% / 4 = $97.00
At 12 months - GMDB Base after GMDB Fee	$77,597.09 - $97.00 = $77,500.09
At 12 months - Index Account Option Value at end of Crediting Period	$76,462.67 – $97.00 = $76,365.67

Transamerica Structured Index AdvantageSM Annuity	D-4

APPENDIX D

DEATH BENEFIT CALCULATION AND ADJUSTMENTS

Adjusted Withdrawals. If you take a withdrawal, then your Guaranteed Minimum Death Benefit is reduced by an amount called the adjusted withdrawal. The amount of the reduction depends on the relationship between your death proceeds and Policy Value. The adjusted withdrawal is equal to the gross withdrawal multiplied by the death proceeds immediately prior to the withdrawal divided by the Policy Value immediately prior to the withdrawal. The formula is AW = DP x (GW/PV) where:

AW is the adjusted withdrawal

DP is the death proceeds prior to the withdrawal = greater of PV or GMDB

GW is the gross withdrawal

PV is the Policy Value prior to the withdrawal

GMDB is the Guaranteed Minimum Death Benefit prior to the withdrawal

The following examples describe the effect of a withdrawal on the Guaranteed Minimum Death Benefit and Policy Value.

Example 1: Death Proceeds Greater than Policy Value

Assumptions:

GMDB = $75,000

PV = $50,000

DP = $75,000

GW = $15,494

AW = $75,000 x ($15,494 /$50,000) = $23,241

Summary:
Reduction in Guaranteed Minimum Death Benefit	=$	23,241
Reduction in Policy Value	=$	15,494
New Guaranteed Minimum Death Benefit amount	=$	51,759
New Policy Value (after withdrawal)	=$	34,506

The Guaranteed Minimum Death Benefit is reduced more than the Policy Value because the Guaranteed Minimum Death Benefit was greater than the Policy Value immediately prior to the withdrawal.

Example 2: Death Proceeds Equal to Policy Value

Assumptions:

GMDB = $50,000

PV = $75,000

DP = $75,000

GW = $15,494

AW = $75,000 x ($15,494 /$75,000) = $15,494

Summary:
Reduction in Guaranteed Minimum Death Benefit	=$	15,494
Reduction in Policy Value	=$	15,494
New Guaranteed Minimum Death Benefit amount	=$	34,506
New Policy Value (after withdrawal)	=$	59,506

The Guaranteed Minimum Death Benefit and Policy Value are reduced by the same amount because the Policy Value was greater than the Guaranteed Minimum Death Benefit immediately prior to the withdrawal.

These examples are for illustrative purposes only. The purpose of these illustrations is to demonstrate how this feature is calculated using hypothetical values. Your experience will vary based on circumstances at the time of withdrawal.

Transamerica Structured Index AdvantageSM Annuity	D-5

APPENDIX E

ADDITIONAL INDEX INFORMATION

S&P 500® INDEX

The S&P 500® Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Transamerica Life Insurance Company (TLIC). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by TLIC. Transamerica Structured AdvantageSM Annuity are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Transamerica Structured AdvantageSM Annuity or any member of the public regarding the advisability of investing in securities generally or in Transamerica Structured AdvantageSM Annuity particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to TLIC with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to TLIC or the Transamerica Structured AdvantageSM Annuity. S&P Dow Jones Indices have no obligation to take the needs of TLIC or the owners of Transamerica Structured AdvantageSM Annuity into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Transamerica Structured AdvantageSM Annuity or the timing of the issuance or sale of Transamerica Structured AdvantageSM Annuity or in the determination or calculation of the equation by which Transamerica Structured AdvantageSM Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Transamerica Structured AdvantageSM Annuity. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Transamerica Structured AdvantageSM Annuity currently being issued by TLIC, but which may be similar to and competitive with Transamerica Structured AdvantageSM Annuity. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY TLIC, OWNERS OF THE TRANSAMERICA STRUCTURED ADVANTAGESM ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND TLIC OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Transamerica Structured Index AdvantageSM Annuity	E-1

S&P 500 MARKET OPPORTUNITY ALLOCATOR 1.0% DECREMENT INDEX

The S&P 500 Market Opportunity Allocator 1.0% Decrement Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Transamerica Life Insurance Company (TLIC). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by TLIC. Transamerica Structured AdvantageSM Annuity are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Transamerica Structured AdvantageSM Annuity or any member of the public regarding the advisability of investing in securities generally or in Transamerica Structured AdvantageSM Annuity particularly or the ability of the S&P 500 Market Opportunity Allocator 1.0% Decrement Index to track general market performance. S&P Dow Jones Indices’ only relationship to TLIC with respect to the S&P 500 Market Opportunity Allocator 1.0% Decrement Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Market Opportunity Allocator 1.0% Decrement Index is determined, composed and calculated by S&P Dow Jones Indices without regard to TLIC or the Transamerica Structured AdvantageSM Annuity. S&P Dow Jones Indices have no obligation to take the needs of TLIC or the owners of Transamerica Structured AdvantageSM Annuity into consideration in determining, composing or calculating the S&P 500 Market Opportunity Allocator 1.0% Decrement Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Transamerica Structured AdvantageSM Annuity or the timing of the issuance or sale of Transamerica Structured AdvantageSM Annuity or in the determination or calculation of the equation by which Transamerica Structured AdvantageSM Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Transamerica Structured AdvantageSM Annuity. There is no assurance that investment products based on the S&P 500 Market Opportunity Allocator 1.0% Decrement Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Transamerica Structured AdvantageSM Annuity currently being issued by TLIC, but which may be similar to and competitive with Transamerica Structured AdvantageSM Annuity. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Market Opportunity Allocator 1.0% Decrement Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 MARKET OPPORTUNITY ALLOCATOR 1.0% DECREMENT INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY TLIC, OWNERS OF THE TRANSAMERICA STRUCTUREDADVANTAGESM ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 MARKET OPPORTUNITY ALLOCATOR 1.0% DECREMENT INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND TLIC OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

Transamerica Structured Index AdvantageSM Annuity	E-2

FIDELITY WORLD FACTOR LEADERS INDEXSM 0.5% AR

The Fidelity World Factor Leaders IndexSM 0.5% AR (the “Index”) is an equity index, offering exposure to US and Developed non-US companies with attractive valuations, high quality profiles, positive momentum signals and lower volatility than the broader world market. The Index is a trademark of Fidelity Product Services LLC (“FPS”) and has been licensed for use for certain purposes by Transamerica Life Insurance Company (TLIC) on behalf of Transamerica Structured Index AdvantageSM Annuity. The Index is the exclusive property of FPS and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of TLIC, the Transamerica Structured Index AdvantageSM Annuity, or the Transamerica Structured Index AdvantageSM Annuity contract owners. The Transamerica Structured Index AdvantageSM Annuity is not sold, sponsored, endorsed or promoted by FPS or any other party involved in, or related to, making or compiling the Index.

FPS does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither FPS nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the Transamerica Structured Index AdvantageSM Annuity contract owner, TLIC, or any member of the public regarding the advisability of purchasing annuities generally or the Transamerica Structured Index AdvantageSM Annuity particularly, the legality of the Transamerica Structured Index AdvantageSM Annuity under applicable federal securities, state insurance and tax laws, the ability of the Transamerica Structured Index AdvantageSM Annuity to track the performance of the Index, any other index or benchmark or general market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by TLIC, the Transamerica Structured Index AdvantageSM Annuity, Transamerica Structured Index AdvantageSM Annuity contract owners, or any other person or entity. FPS does not provide investment advice to TLIC with respect to the Transamerica Structured Index AdvantageSM Annuity, to the Transamerica Structured Index AdvantageSM Annuity, or to Transamerica Structured Index AdvantageSM Annuity contract owners. TLIC exercises sole discretion in determining whether and how the Transamerica Structured Index AdvantageSM Annuity will be linked to the value of the Index. FPS does not provide investment advice to the Transamerica Structured Index AdvantageSM Annuity, the Transamerica Structured Index AdvantageSM Annuity contract owners, or any other person or entity with respect to the Index and in no event shall any Transamerica Structured Index AdvantageSM Annuity contract owner be deemed to be a client of FPS.

Neither FPS nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to TLIC with respect to the Transamerica Structured Index AdvantageSM Annuity. In the event that the Index is no longer available to the Transamerica Structured Index AdvantageSM Annuity or Transamerica Structured Index AdvantageSM Annuity contract owners, TLIC may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

FPS disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. FPS shall have no responsibility or liability with respect to the annuity.

iSHARES® RUSSELL 2000 ETF

The iShares® Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

Transamerica Structured Index AdvantageSM Annuity	E-3

iSHARES® U.S. TECHNOLOGY ETF

The iShares® U.S. Technology ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® U.S. Technology ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® U.S. Technology ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

iSHARES® MSCI EMERGING MARKETS ETF

The iShares ® MSCI Emerging Markets ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI Emerging Markets ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® MSCI Emerging Markets ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

iSHARES® MSCI USA ESG SELECT ETF

The iShares ® MSCI USA ESG Select ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI USA ESG Select ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® MSCI USA ESG Select ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

Transamerica Structured Index AdvantageSM Annuity	E-4

APPENDIX F

TRANSAMERICA LIFE INSURANCE COMPANY AND FINANCIAL STATEMENTS

[To be added by pre-effective amendment]

Transamerica Structured Index AdvantageSM Annuity	F-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The registrant’s expenses in connection with the issuance and distribution of the contracts, other than any underwriting commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Filing Fee	[$	109.10	]
Printing and Engraving		[$	]
Legal Fees and Expenses		[$	]
Accounting Fees and Expenses		[$	]
Miscellaneous		[$	]
Total Expenses		[$	]

Item 14.	Indemnification of Directors and Officers

Each director and officer of the registrant is indemnified by the registrant against personal liability and related expenses (including attorneys’ fees) reasonably incurred by him in connection with any claim, action, suit or proceeding made or instituted by or on behalf of any person, firm or corporation, against him by reason of his being or having been a director or officer of the registrant, except as to which: 1) he shall have been adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, or 2) in the event no adjudication shall have been made in any action, suit or proceeding with respect to the presence or absence of such dereliction, he shall be adjudged by the board of directors or the majority voting stockholders of the registrant to have been derelict in the performance of his duties as such director or officer.

Without limiting or affecting the scope of the foregoing, each officer and director is fully indemnified and protected by the registrant in any action or omission to act taken in good faith. The foregoing right of indemnification is not exclusive of other rights to which each such person may be entitled by law, and is available whether or not the director or officer is a director or officer at the time of incurring such expense and liability.

The Iowa Code (Sections 490.850 et. seq.) provides for permissive indemnification in certain situations, mandatory indemnification in other situations, and prohibits indemnification in certain situations. The Code also specifies producers for determining when indemnification payments can be made.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable

Item 16.	Exhibits and Financial Statement Schedules.

(A)	Exhibits

	(1)	(i)	Form of Selling Agreement. Note 1
		(ii)	Amended and Restated Principal Underwriting Agreement by and between Transamerica Life Insurance Company and Transamerica Capital, Inc. Note 1
	(2)		Not Applicable
	(3)	(i)	Articles of Incorporation of Transamerica Life Insurance Company. Note 1
		(ii)	Bylaws of Transamerica Life Insurance Company. Note 1
	(4)	(i)	Individual Flexible Premium Deferred Index-Linked Annuity Contract. Note 2
		(ii)	Individual Flexible Premium Deferred Index-Linked Annuity Contract Data Page (6 year). Note 2
		(iii)	Individual Flexible Premium Deferred Index-Linked Annuity Contract Data Page (NSC). Note 2
		(iv)	Best Entry Index Account Rider. Note 2
		(v)	Buffer Auto Reset Index Account Rider. Note 2
		(vi)	Basic Index Account Rider. Note 2
		(vii)	Credit Advantage Index Rider. Note 2

(viii)	Guaranteed Minimum Death Benefit Rider. Note 2

(vix)	Application. Note 2

(5)	Opinion re Legality. Note 2
(6)	Not Applicable
(7)	Not Applicable
(8)	Not Applicable
(9)	Not Applicable
(10)	Material Contracts - Note 2
(11)	Not Applicable
(12)	Not Applicable
(13)	Not Applicable
(14)	Not Applicable
(15)	Not Applicable
(16)	Not Applicable
(17)	Not Applicable
(18)	Not Applicable
(19)	Not Applicable
(20)	Not Applicable
(21)	Subsidiaries of the Registrant. Note 2
(22)	Not Applicable
(23)	Consent of Independent Registered Public Accounting Firm. Note 2

(24)	Powers of Attorney. Note 3

(25)	Not Applicable
(26-101)	Not Applicable

Note 1. Incorporated herein by reference to Initial Filing of S-1 Registration Statement (File No. 333-252121) filed on January 15, 2021.

Note 2. To be filed by amendment.

Note 3. Filed herewith.

(B)	Financial Statement Schedules

All required financial statement schedules of Transamerica Life Insurance Company will be included in Part I of this registration statement. The financial statements and related schedules will be added by pre-effective amendment.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on March 12, 2021.

Transamerica Life Insurance Company
(Registrant)

*
Blake S. Bostwick
Director, Chairman of the Board, and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Blake S. Bostwick	Director Chairman of the Board and President	March 12, 2021

* Fred Gingerich	Controller and Vice President	March 12, 2021

* Mark W. Mullin	Director and Chairman of the Board	March 12, 2021

* David Schulz	Director, Chief Tax Officer and Senior Vice President	March 12, 2021

* C. Michiel van Katwijk	Director, Executive Vice President, Chief Financial Officer and Treasurer	March 12, 2021

/s/ Brian Stallworth Brian Stallworth	Assistant Secretary	March 12, 2021

*By: Brian Stallworth - Attorney-in-Fact pursuant to Powers of Attorney filed herewith.